   As filed with the Securities and Exchange Commission on November 27, 1995

                                                       REGISTRATION NO. 33-18278
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                         POST EFFECTIVE AMENDMENT NO. 7
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                        CIRCUS CIRCUS ENTERPRISES, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                 NEVADA                                88-0121916
        (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                         2880 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109
                                 (702) 734-0410
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE AND TELEPHONE NUMBER)

                               ----------------

          CIRCUS CIRCUS EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN

                               ----------------

                          MIKE SLOAN, GENERAL COUNSEL
                        CIRCUS CIRCUS ENTERPRISES, INC.
                         2880 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109
                                 (702) 734-0410
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                           HOWELL J. REEVES, ESQUIRE
                      WOLF, BLOCK, SCHORR AND SOLIS-COHEN
                        TWELFTH FLOOR, PACKARD BUILDING
                           15TH AND CHESTNUT STREETS
                     PHILADELPHIA, PENNSYLVANIA 19102-2678


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CIRCUS CIRCUS ENTERPRISES, INC.

                             CROSS-REFERENCE SHEET

              PURSUANT TO RULE 404 AND ITEM 501 OF REGULATION S-K

 FORM S-8 ITEM NO.                                  HEADING IN PROSPECTUS
 -----------------                                  ---------------------
  1. Plan Information
     (a) General Plan Information............ Cover Page; General Information;
                                               Definitions; The Plan;
                                               Applicable Requirements of
                                               ERISA; Reports of the Company;
                                               Incorporation of
                                               Certain Documents by Reference
     (b) Securities to be Offered............ Cover Page; The Plan
     (c) Employees Who May Participate in the
          Plan............................... The Plan--Eligibility
     (d) Purchase of Securities Pursuant to
          the Plan and Payments for           The Plan--Contributions and--
          Securities Offered................. Investment of Contributions
     (e) Resale Restrictions................. The Plan--Assignment; Liens
     (f) Tax Effects of Plan Participation... Federal Tax Aspects
     (g) Investment of Funds................. The Plan--Investment of
                                               Contributions
     (h) Withdrawal from the Plan; Assignment
          of Interest........................ The Plan--Withdrawals on Account
                                               of Hardship and--Benefits Under
                                               the Plan
     (i) Forfeitures and Penalties........... The Plan--Contributions,--
                                               Limitations on Contributions and
                                               --Investment of Contributions
     (j) Charges and Deductions and Liens
          Therefor........................... The Plan--Investment of
                                               Contributions
  2. Registrant Information and Employee Plan
      Annual Information..................... Reports of the Company;
                                               Incorporation of Certain
                                               Documents by Reference

PROSPECTUS

                           [LOGO OF CIRCUS CIRCUS]
                               ENTERPRISES, INC.


                                2,700,000 SHARES
                                       OF
                                  COMMON STOCK
                              ($.01 2/3PAR VALUE)

                               ----------------

                            CIRCUS CIRCUS EMPLOYEES'
                       PROFIT SHARING AND INVESTMENT PLAN

                               ----------------

  This Prospectus covers interests in the Circus Circus Employees' Profit Sharing and Investment Plan (the "Plan") as well as 2,700,000 shares of Common Stock, $.01 2/3 par value, of Circus Circus Enterprises, Inc. (the "Company") which may be acquired pursuant to the Plan as more fully set forth herein.

                               ----------------

  THESE  SECURITIES HAVE NOT BEEN  APPROVED OR DISAPPROVED BY THE  SECURITIES
     AND EXCHANGE COMMISSION NOR  HAS THE COMMISSION PASSED UPON THE ACCU-
        RACY OR ADEQUACY OF  THIS PROSPECTUS. ANY REPRESENTATION TO THE
           CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

       THE NEVADA  GAMING COMMISSION HAS  NOT PASSED UPON  THE ADE-
          QUACY OR ACCURACY OF  THIS PROSPECTUS. ANY REPRESENTA-
              TION TO THE CONTRARY IS UNLAWFUL.

                               ----------------

               The date of this Prospectus is November 27, 1995.

                            ADDITIONAL INFORMATION

  The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the financial schedules and exhibits filed or incorporated as a part thereof. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied (at prescribed rates) at the Public Reference Section offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, the Company's Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange and similar information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and at the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

  No person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer described herein, and any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell these securities in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time subsequent to its date.

                              GENERAL INFORMATION

  This Prospectus relates to interests in the Circus Circus Employees' Profit Sharing and Investment Plan of Circus Circus Enterprises, Inc., and its participating subsidiaries, and to shares of the Company's Common Stock, $.01 2/3 par value ("Common Stock"), which may be purchased by the Trustee or contributed by the Employer pursuant to the Plan. The information set forth in this Prospectus has been adjusted to reflect a 3-for-2 split of the Company's Common Stock effective July 9, 1993. The Company is a Nevada corporation having its principal executive offices located at 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (telephone number 702-734-0410). The principal provisions of the Plan are summarized in this Prospectus.

                                  DEFINITIONS

  The following terms, as used in this Prospectus, have the following meanings:

  "Account" means, as required by the context, the entire amount held from time to time for the benefit of any one Participant, or the portion thereof attributable to Savings Contributions, Matching Contributions, Automatic Contributions, Discretionary Contributions or Rollover Contributions, as well as ESOP Matching Contributions, ESOP Automatic Contributions, 401(k) Automatic Contributions and 401(k) Matching Contributions made under Plan provisions previously in effect.

  "Actual Deferral Percentage" means, with respect to a group of Participants for a Plan Year, the average of the ratios (calculated separately for each member of the group) of the amount of Savings Contributions as well as Matching Contributions, Automatic Contributions, 401(k) Matching Contributions and 401(k) Automatic Contributions on behalf of each Participant who is a member of such group (other than Family Members of certain Highly Compensated Employees) to the amount of the Compensation for each Participant who is a member of such group for the Plan Year.

  "Agreement of Trust" means the Fifth Amendment and Restatement of the Circus Circus Employees' Profit Sharing and Investment Trust entered into between the Company and the Trustee effective as of January 1, 1996, except as otherwise provided therein.

  "Automatic Contribution" means, as the context requires, the Automatic Contribution, or for Plan Years beginning on or after January 1, 1989 and ending prior to January 1, 1996, the ESOP Automatic Contribution, or for Plan Years beginning prior to January 1, 1989, the 401(k) Automatic Contribution.

  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

  "Company" means Circus Circus Enterprises, Inc., or its successors.

  "Compensation" means regular salaries and wages, overtime pay, bonuses and commissions paid or accrued by an Employer, tips declared by or distributed to an Employee while performing services for an Employer, Savings Contributions to this Plan, and elective contributions to any plan maintained by an Employer pursuant to Section 125 of the Code, but does not include third party disability payments, stock options, relocation expense payments, credits or benefits under the Plan (other than Savings Contributions), any amount contributed to any pension, employee welfare, life insurance or health insurance plan or arrangement, or any other tax-favored fringe benefits (other than elective contributions to a Section 125 plan). However, no Compensation in excess of $150,000 (adjusted under such regulations as may be issued by the Secretary of the Treasury) will be taken into account for any Employee. In applying such limit, the Compensation of a Highly Compensated Employee who is
(i) a 5% owner of an Employer, or (ii) one of the ten Highly Compensated Employees paid the greatest amount of Compensation during the Plan Year will be aggregated with the Compensation of any spouse or minor child of such Employee who is also receiving Compensation from the Employer.

  "Contract" means the Group Annuity Contract No. GA70867, effective as of November 1, 1985, between the Custodian and the Company, and the related letters dated November 15 and December 4, 1985, respectively, from the Custodian.

  "Custodian" means Principal Financial Group, Des Moines, Iowa, acting in its capacity under the Contract.

  "Discretionary Contribution" generally means a Discretionary Contribution under the Plan by an Employer on behalf of a Participant.

  "Diversification Election" means a Participant's election to diversify a portion of his ESOP Matching Contribution Account and ESOP Automatic Contribution Account pursuant to the Diversification provisions of the Plan.

  "Diversification Election Period" means the six Plan Year period beginning with the later of: (1) the Plan Year after the Plan Year in which the Participant attains age 55; or (2) the Plan Year after the Plan Year in which the Participant first completes ten (10) years of participation in the Plan (disregarding participation before January 1, 1989).

  "Earnings" means, with respect to a Valuation Period, the aggregate of the unrealized appreciation or depreciation accruing to the Trust Fund (or any Fund or separate portion of a Segregated Investment Fund) during such a period; and the income earned or the loss sustained by the Trust Fund (or any Fund or separate portion of a Segregated Investment Fund) during such period, whether from investments or from the sale or exchange of assets.

  "Eligibility Date" means January 1 and July 1 in any Plan Year.

  "Employee" means, except as otherwise provided in the Plan, any person employed by the Employer, but generally does not include union employees other than participating union employees at Circus Circus Reno, Circus Circus Las Vegas, Excalibur, Luxor and Hacienda.

  "Employer" means the Company, Circus Circus Casinos, Inc., Slots-A-Fun, Inc., Edgewater Hotel Corporation, Colorado Belle Corp., New Castle Corp., Racing Boats, Inc., Circus Circus Development Corp., Pinkless, Inc., and Ramparts, Inc., all Nevada corporations; Circus Circus Mississippi, Inc., a Mississippi corporation; Railroad Pass Investment Group, Jean Development Company and Jean Development West, all Nevada partnerships; and any other subsidiary or related corporation or other entity that adopts the Plan with the consent of the Company. Railroad Pass Investment Group, Jean Development Company and Jean Development West are, at times, collectively referred to herein as the "Gold Strike Entities".

  "Employer Securities" means securities of the Company that are readily tradable on an established securities market or meet other conditions of
Section 4975 of the Code.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

  "ESOP Automatic Contribution" means an Automatic Contribution pursuant to the Plan, attributable to any Plan Year beginning on or after January 1, 1989, and ending prior to January 1, 1996, by an Employer on behalf of a Participant, other than an officer, director, 10% owner of the Company, or any other Participant who is required to file reports under Section 16(a) of the Securities Exchange Act of 1934.

  "ESOP Contribution" means an ESOP Automatic Contribution and an ESOP Matching Contribution attributable to any Plan Year beginning on or after January 1, 1989 and ending prior to January 1, 1996.

  "ESOP Fund" means a Fund established under the Plan based upon all contributions other than (i) Savings Contributions, (ii) Matching
Contributions for years beginning prior to January 1, 1990 and beginning after January 1, 1996, and (iii) Automatic Contributions for years beginning prior to January 1, 1989 and beginning after January 1, 1996.

  "ESOP Matching Contribution" means a Matching Contribution pursuant to the Plan, attributable to any Plan Year beginning on or after January 1, 1990 and ending prior to January 1, 1996, by an Employer on behalf of a Participant, other than an officer, director, 10% owner of the Company, or any other Participant who is required to file reports under Section 16(a) of the Securities Exchange Act of 1934.

  "Family Member" of a Highly Compensated Employee generally means such Employee's spouse, lineal descendent or ascendent, or the spouse of his lineal descendant or ascendent. However, for certain circumstances as enumerated in the Plan, Family Member of a Highly Compensated Employee includes only the Employee's spouse and his lineal descendants who have not attained age 19 before the close of the Plan Year.

  "401(k) Automatic Contribution" means an Automatic Contribution under the Plan, attributable to any Plan Year beginning before January 1, 1989, on behalf of a Participant by an Employer.

  "401(k) Matching Contribution" means a Matching Contribution under the Plan, attributable to any Plan Year beginning before January 1, 1990, on behalf of a Participant by an Employer.

  "Fund" means a fund established under the Plan.

  "Gross Compensation" means, with respect to an Employee during a Plan Year, total taxable compensation of such Employee for such Plan Year as defined in the Plan, subject to certain limits defined in the Plan, plus the amount of such Employee's Savings Contribution for such Plan Year.

  "Highly Compensated Employee" means, subject to certain further limitations set forth in the Plan, any Employee during the Plan Year or the immediately preceding Plan Year:

    (1) who was a 5% owner of an Employer;

    (2) whose Section 415 Compensation was more than $100,000 (adjusted under such regulations as may be issued by the Secretary of the Treasury);

    (3) whose Section 415 Compensation was more than $66,000 (adjusted under such regulations as may be issued by the Secretary of the Treasury), and who was a member of the "top paid group." As used herein, "top paid group" means all Employees who are in the top 20% of the Employer's work force on the basis of Section 415 Compensation paid during the year; or

    (4) who was an officer of an Employer and received compensation in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year. However, no more than 50 Employees will be considered Highly Compensated Employees merely by reason of their status as officers of an Employer.

  "Hour of Service" means, as set forth in detail in the Plan, an hour for which an Employee performs services, an hour for which he is paid for reasons other than the performance of services (i.e., sick pay and vacation pay), or an hour of unpaid maternity or paternity leave within certain limits described in the Plan.

  "Matching Contribution" means, as the context requires, the Matching Contribution, or for Plan Years beginning on or after January 1, 1990 and ending prior to January 1, 1996, the ESOP Matching Contribution, or for Plan Years beginning prior to January 1, 1990, the 401(k) Matching Contribution.

  "Net Compensation" means, with respect to an Employee during a Plan Year, the amount of such Employee's Gross Compensation for such Plan Year less the amount of such Employee's Savings Contribution for such Plan Year.

  "Normal Retirement Date" means the date on which a Participant attains the age of 65 years, or the 5th anniversary of the date the Participant commenced participation in the Plan, whichever date occurs later.

  "One Year Break in Service" means a Plan Year (and, for purposes of eligibility and participation, the year beginning with the date the Employee's employment commenced), in which an Employee has 500 or fewer Hours of Service, and it is deemed to occur on the last day of any such year.

  "Participant" means:

    (1) any eligible Employee of an Employer who has become a Participant under the Plan, except that an Employee who has made a Rollover
  Contribution prior to his Eligibility Date is considered a Participant solely with respect to his Rollover Contribution Account; and

    (2) any former employee of an Employer who became a Participant under the Plan and who still has a balance in an Account under the Plan.

  "Plan" means the profit sharing and investment plan described in this Prospectus.

  "Plan Administrator" means the Company.

  "Plan Year" means each 12-month period ending on December 31.

  "Savings Contribution" means a contribution to the Plan by or on behalf of an Employee pursuant to paragraph (a) of Article VI of the Plan.

  "Section 415 Compensation" means all compensation received by or made available to the Participant from all Employers and all affiliates for personal services actually rendered, as well as tips which the Employer is required to report to the Employee and the Internal Revenue Service, but does not include Savings Contributions, elective contributions to any plan maintained by an employer pursuant to Section 125 of the Code, deferred compensation, stock options and other distributions that receive special tax benefit.

  "Segregated Investment Fund" means a Fund established under the Plan for designated investments, in which the assets of each Participant selecting the Fund are separately invested, and the Earnings attributable to such assets are separately accounted for.

  "Transfer of Functions Date" means the date on or about January 1, 1991 when there was transferred to the Trustee the responsibility for investments made with respect to the General Common Stock Fund and the Money Market Fund.

  "Trust" means, collectively, the trust or trusts established by the Agreement and Declarations of Trust and the account or accounts established by the Contract.

  "Trust Fund" means, collectively, the trust funds and accounts established under all Agreements of Trust and all Contracts from which the amounts of supplementary compensation provided for by the Plan are to be paid or are to be funded.

  "Trustee" means Bank of America, Nevada (formerly Valley Bank of Nevada), in its capacity as trustee under the Agreement of Trust.

  "Valuation Date" means, with respect to the Trust Fund, the last day of each calendar month, and such other dates as the Plan Administrator may select. Interim Valuation Dates no more frequently than weekly may be used for purposes of facilitating hardship withdrawals.

  "Valuation Period" means the period beginning with the first day after a Valuation Date and ending with the next Valuation Date.

  "Year of Credited Service" means, in general, a Plan Year beginning on or after the Employee's date of employment or most recent date of reemployment, whichever is later, during which the Employee completed 1,000 or more Hours of Service. However, an Employee who becomes a Participant after November 20, 1989 will not receive credit for any Plan Year before the Plan Year in which he became a Participant, except that any Employee who would have become a Participant in an earlier Plan Year if he had not been a member of a collective bargaining unit will have the same number of Years of Credited Service that he would have had if he had not been a member of such unit. Employees of Employers acquired by the Company during 1995 will get credit for all 1995 service with the acquired Employer (or its predecessor), but only if they were employed continuously by the acquired Employer (or its predecessor) from January 1, 1995 through the date of the acquisition.

  "Year of Service" means a Year of Vesting Service or a Year of Eligibility Service, as required by the context as follows:

    (A) "Year of Vesting Service" means a Plan Year beginning on or after January 1, 1985, during which an Employee completes 1,000 or more Hours of Service. Employees of Employers acquired by the

  Company during 1995 will get credit for all 1995 service with the acquired Employer (or its predecessor), but only if they were employed continuously by the acquired Employer (or its predecessor) from January 1, 1995 through the date of the acquisition.

    (B) "Year of Eligibility Service" means the consecutive 12-month period beginning with the date the Employee is first credited with an Hour of Service, provided he completes 1,000 Hours of Service during that 12-month period; otherwise, any Plan Year during which the Employee completes 1,000 or more Hours of Service. (The Year of Service is not completed until the end of the 12-month period or the Plan Year, as the case may be, even if 1,000 Hours of Service are completed earlier).

An Employee receives credit for his Hours of Service for the Employer or an "Affiliate" of the Employer (as defined in the Plan) whether or not he was an Employee at the time such Hours of Service were completed.

                                   THE PLAN

GENERAL

  The Plan covers the Employees of the Employer. The Plan was originally adopted in 1985. In 1989, employee stock ownership plan ("ESOP") features were added to the Plan, and it was renamed the Circus Circus Employees' Profit Sharing, Investment and Employee Stock Ownership Plan and thereafter, the Board of Directors of the Company adopted additional amendments to the Plan and the Trust. The Company has obtained from the Internal Revenue Service (the "IRS") a favorable determination letter dated May 23, 1995 that the Plan, as amended through November 22, 1993, meets the requirements of a qualified profit sharing plan under Section 401(a) of the Code, a qualified cash or deferred arrangement under Section 401(k) of the Code, and a qualified ESOP under Section 4975(e)(7) of the Code, and that the Trust, as amended through the Third Trust Amendment, is exempt from Federal income tax under Section 501(a) of the Code. However, the favorable determination letter was conditioned upon the adoption of an additional amendment on or before August 21, 1995. The required additional amendment was in fact adopted on July 12, 1995.

  On November 21, 1995, the Company adopted a Tenth Amendment and Restatement of the Plan and a Fifth Amendment and Restatement of the Trust (collectively the "1995 Amendments"). In conjunction with the 1995 Amendments, the Company intends to resubmit the Plan, as so amended, to the IRS to seek its determination that the Plan, in its amended form, continues to meet the requirements of a qualified profit sharing plan under Section 401(a) of the Code, a qualified cash or deferred arrangement under Section 401(k) of the Code, and a qualified ESOP under Section 4975(e)(7) of the Code, and that the Trust continues to be exempt from Federal income tax under Section 501(a) of the Code. It is possible that the IRS could request further amendments to the Plan or the Trust, and could condition any determination letter upon timely adoption of such amendments. Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, special counsel to the Company ("Trenam Kemker"), has provided the Company with their opinion that subject to certain limitations set forth therein, principally related to adoption of final regulations by the IRS and the U.S. Department of Labor, the adoption of the 1995 Amendments will not cause the Plan or Trust documents to fail to be in substantial compliance with Sections 401(a), 401(k) and 4975(e) of the Code, so long as any further amendments requested by the IRS are adopted within 90 days after the issuance of any determination letter that is conditioned upon timely adoption of such amendments, and that the adoption of the 1995 Amendments will not cause the Plan to fail to be in substantial compliance with the applicable portions of ERISA that did not amend the Code.

PURPOSE

  The Plan is designed to provide eligible Employees an opportunity to increase their retirement savings by offering the advantages of a qualified cash or deferred arrangement under Section 401(k) of the Code. See "Federal Tax Aspects." In general, an Employee who meets the Plan's eligibility requirements becomes a Participant. A Participant may authorize the Company to make a 401(k) Savings Contribution (as described under "Contributions," below) by reducing the Participant's salary by an amount not in excess of his base pay and not in excess of 15% of his Gross Compensation. Subject to limitations set forth in the Plan, the Company will partially match Savings Contributions, and will make Automatic Contributions. The Company further may choose to make Discretionary Contributions. A Participant may direct the investment of all of his Savings Contributions, together with Matching Contributions for years beginning prior to January 1, 1990 and beginning on or after January 1, 1996 and Automatic Contributions for years beginning prior to January 1, 1989 and beginning on or after January 1, 1996, into one or more of five investment options until January 1, 1996 when the number of available investment options will increase to seven. See "Investment of Contributions," below. All other contributions will be ESOP Contributions, which will generally remain invested, pursuant to an Agreement of Trust, in Employer Securities in the ESOP Fund.

ADMINISTRATION

  The Company, as Plan Administrator, is responsible for the control and management of the operation and administration of the Plan. As Plan Administrator, the Company is a "named fiduciary" as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan Administrator has the power and the duty to take all action and to make all decisions necessary or proper to administer the Plan. To the extent consistent with applicable law, the determination of the Plan Administrator as to any question involving the general administration and interpretation of the Plan is conclusive and binding on any person making a claim under the Plan. The Plan Administrator may make and enforce rules and regulations relating to the Plan. In administering the Plan, the Plan Administrator must act in a nondiscriminatory manner. Each year, the Plan Administrator prepares a report concerning the financial condition and operation of the Plan.

  The assets of the Plan constitute a Trust Fund. The Plan Administrator has no duty with respect to the investments to be made of the funds in the Trust Fund. The Trustee has such function with respect to each of the Plan's funds other than with respect to amounts which remain invested in GIAs constituting part of the Custodian's general account, as described under "Investments of Contributions--II. Fixed Income Fund," below.

  The Trustee has powers and responsibilities with respect to the administration of the Circus Circus Stock Fund, the ESOP Fund, the Fixed Income Fund (except to the extent amounts remain invested in GIAs constituting part of the Custodian's general account, as described under "Investment of Contributions--II. Fixed Income Fund," below), the General Common Stock Fund, the U.S. Government Securities Fund, the Capital Fund, the International Growth Fund and the Small Capitalization Index Fund, including (i) initial investment of the funds deposited in each such Fund, (ii) reinvestment, sale, exchange or other disposition of all or any portion of each such Fund's assets, (iii) exercise of the voting rights associated with any securities constituting a part of each such Fund's assets (except that any shares in the ESOP Fund that are allocated to a Participant's Account are voted by the Trustee in accordance with instructions from the Participant), (iv) disbursement from each such Fund in accordance with instructions from the Plan Administrator, and (v) the valuation of each such Fund.

  Except where the Plan expressly provides that the Trustee is subject to the direction of a named fiduciary or where authority to manage, acquire or dispose of assets of the Plan is delegated by a named fiduciary to one or more investment managers, the Circus Circus Stock Fund, the ESOP Fund, the Fixed Income Fund (except to the extent amounts remain invested in GIAs constituting part of the Custodian's general account as described under "Investment of Contributions--II. Fixed Income Fund," below), the General Common Stock Fund, the U.S. Government Securities Fund, the Capital Fund, the International Growth Fund and the Small Capitalization Index Fund are under the control and management of the Trustee. In connection with its control and management of the Circus Circus Stock Fund and the ESOP Fund, the Trustee selects brokers to effect particular securities transactions resulting in the most favorable net results for the Plan by taking into account such factors as price, commission, size of order and execution by the broker. Factors such as the broker's execution and capital commitment capabilities, initiation of trades and securities syndication are evaluated by the Trustee in selecting a broker. Brokerage transactions are not directed to brokers because of their research services. The Trustee periodically evaluates the reasonableness of brokerage commissions paid by the Circus Circus Stock Fund and the ESOP Fund by reviewing such factors as the competitive negotiated rate structure at the time the commission was charged and the effectiveness of the brokers' executions. The Trustee may pay a brokerage commission in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of the brokerage execution services performed by the selected broker.

  The Company is responsible for all expenses incurred in implementing the Plan and the Trust. Except as otherwise described in this Prospectus, the expenses of the administration of the Trust Fund, including compensation payable to the Trustee and the Custodian, the compensation of any investment manager, the expenses incurred by the Plan Administrator in discharging its duties, all income or other taxes of any kind levied or assessed upon or with respect to the Trust Fund and any interest that may be payable on money borrowed for the benefit of the Trust by the Trustee or the Custodian are to be paid or provided for by the Company and, if not paid by the Company, are to be paid out of the assets of the Trust Fund. However, no excise tax or other liability imposed upon the Trustee, the Custodian, the Plan Administrator or anyone else, for failure to comply with the provisions of any federal law will be subject to payment or reimbursement from the assets of the Trust. For information regarding certain fees to be paid out of the assets of the Funds, see "Description of Investment Options," below.

ELIGIBILITY

  Participation in the Plan is available to eligible Employees of the Company and any of the Company's subsidiaries that adopt the Plan with the Company's consent. The subsidiaries of the Company presently participating in the Plan are Circus Circus Casinos, Inc., Colorado Belle Corp., Edgewater Hotel Corporation, Slots-A-Fun, Inc., New Castle Corp., Ramparts, Inc., Circus Circus Development Corp., Pinkless, Inc., and Racing Boats, Inc., all Nevada corporations; Railroad Pass Investment Group, Jean Development Company and Jean Development West, all Nevada partnerships; and Circus Circus Mississippi, Inc., a Mississippi corporation. Such entities are herein referred to collectively with the Company and individually, as the context requires, as the "Employer."

  Employees of Pinkless, Inc. on September 1, 1995, who were continuously employed by Hacienda Hotel, Inc. from January 1, 1995 through September 1, 1995, and who remain employed by Pinkless, Inc. or another Employer on January 1, 1996, are eligible to become Participants in the Plan on January 1, 1996, provided they would have completed 1,000 Hours of Service during the Plan Year ending December 31, 1995 if Pinkless, Inc. had been an Employer continuously since January 1, 1995.

  Employees of Pinkless, Inc. who become so employed after January 1, 1995 are eligible to become Participants in the Plan, with Hours of Service credited for all purposes under the Plan being limited to those completed on or after September 1, 1995.

  Employees of one or more of the Gold Strike Entities on June 1, 1995, who were continuously employed by one or more of the Gold Strike Entities from January 1, 1995 through June 1, 1995, and who remain employed by an Employer on January 1, 1996, are eligible to become Participants in the Plan on January 1, 1996, provided they would have completed 1,000 Hours of Service during the Plan Year ending December 31, 1995 if the Gold Strike Entities had been Employers continuously since January 1, 1995.

  Employees of one or more of the Gold Strike Entities who become so employed after January 1, 1995 are eligible to become Participants in the Plan, with Hours of Service credited for all purposes under the Plan being limited to those completed on or after June 1, 1995.

  The eligibility requirements for participation in the Plan restrict participation to Employees who have completed one Year of Eligibility Service and have attained the age of 21 years.

  The number of employees anticipated to be eligible to participate in the Plan as of January 1, 1996 is approximately 11,500.

PARTICIPATION IN THE PLAN

  Under the terms of the Plan, an Employee initially becomes a Participant in the Plan on the first January 1 or July 1 on which such Employee meets all of the requirements for eligibility to participate in the Plan. In addition, the Plan Administrator may accept a Rollover Contribution from an Employee who is expected to become a Participant, and any Employee who has made a Rollover Contribution prior to entering the Plan is considered a Participant with respect to his Rollover Contribution Account. Each Participant in the Plan remains a Participant until his termination of employment.

  Participation in the Plan is not terminated by transfers between the Company and its participating subsidiaries, provided the Participant continues to be an eligible Employee after the transfer. If a Participant transfers to a subsidiary or business of the Company that is not an Employer, no further contributions to the Plan may be made on his behalf. However, amounts credited to his Account remain invested under the terms of the Plan.

  An Employee who ceases to be a Participant in the Plan, and who later is reemployed by an Employer, will become a Participant again on the date of his reemployment. An Employee who has completed one Year of

Service before becoming an Employee of an Employer (as a result of his employment with an "Affiliate," as defined in the Plan, or his exclusion as a result of a collective bargaining agreement) will enter the Plan as a Participant on the later to occur of (i) the first Eligibility Date concurring with or occurring after the Employee's 21st birthday and (ii) the date he becomes an Employee of the Employer.

CONTRIBUTIONS

  As described below, a Participant may make Savings Contributions to the Plan, and an Employer makes Matching Contributions and Automatic Contributions and may make Discretionary Contributions.

  Savings Contributions. Savings Contributions are those made to the Plan at the election of a Participant pursuant to Section 401(k) of the Code. The Participant selects the amount of his Savings Contributions which, under the terms of the Plan, may be in any amount not exceeding 15% of his Gross Compensation, up to a maximum of $9,500 (subject to annual adjustment) in any Plan Year. See "Limitations on Contributions," below. The Participant's Employer will make the appropriate reduction in the salary of the Participant. Savings Contributions are forwarded by the Plan Administrator to the Trustee to be invested in accordance with the Participant's investment election. The Savings Contributions specified by the Participant are made by the Employer and, provided the Actual Deferral Percentage is within the limits described under "Limitations on Contributions", below, will not be included in the Participant's compensation for Federal income tax purposes at the time the contribution is made. See "Federal Tax Aspects."

  Each Participant must indicate the amount of his Savings Contributions in a written salary reduction agreement between the Participant and the Employer, which must be executed and in effect before the first day of the first pay period to which it applies. Savings Contributions may be changed or suspended, as discussed below. A Savings Contribution is made through a payroll deduction and must be paid by the Employer to the Plan within a reasonable period after it is withheld from the Participant's pay, and in no event later than 12 months after the end of the Plan Year in which the withholding occurs.

  The amount of a Participant's Savings Contribution is credited to the Participant's Account and invested in accordance with his instructions. See "Investment of Contributions," below. Savings Contributions are fully (100%) vested and nonforfeitable.

  If a Participant selects a specified dollar contribution, that contribution will be subject to certain limits, so that it may have to be reduced under certain circumstances. However, it will not be increased unless the Participant formally changes his election. If a Participant elects to contribute a specified percentage of his compensation, any increase or decrease in such Participant's compensation at any time will automatically result in a corresponding adjustment to the Participant's Savings
Contribution.

  Matching Contributions. Matching Contributions for each eligible Participant are made by the Employer in cash. Subject to the Plan's limitation on Matching Contributions in any Plan Year, a Matching Contribution is made for each Plan Year, for each Participant who is an Employee on the last day of such Plan Year, in an amount equal to 25% of the Participant's Savings Contributions for the Plan Year. Under the Plan, the Matching Contribution made to a Participant's Account in a Plan Year will not exceed the amount determined from the following table based on the Participant's Years of Credited Service:

                                                        MAXIMUM AMOUNT OF ESOP
               YEARS OF                                 MATCHING CONTRIBUTIONS
           CREDITED SERVICE                                 PER PLAN YEAR
           ----------------                             ----------------------
                  1                                            $ 62.50
                  2                                              75.00
                  3                                              87.50
                  4                                             100.00
                  5                                             125.00
                  6                                             150.00
                  7                                             175.00
              8 or more                                         200.00

  The amount of the Matching Contribution made on behalf of a Participant is credited to the Participant's Matching Contributions Account and invested in accordance with his instructions. Matching Contributions, along with ESOP Matching Contributions made prior to January 1, 1996, become vested and nonforfeitable according to a vesting schedule as described under "Vesting," below.

  Automatic Contributions. Automatic Contributions are made by the Employer for each Plan Year on behalf of each eligible Participant who completes 1,000 Hours of Service during such Plan Year and who is an Employee on the last day of such Plan Year. Automatic Contributions are made in cash. The amount of the Automatic Contribution for a Participant in any Plan Year is determined from the following table based on the Participant's Years of Credited Service:

                                                           AMOUNT OF ESOP
               YEARS OF                                AUTOMATIC CONTRIBUTIONS
           CREDITED SERVICE                                 PER PLAN YEAR
           ----------------                            -----------------------
                  1                                            $250.00
                  2                                             300.00
                  3                                             350.00
                  4                                             400.00
                  5                                             500.00
                  6                                             600.00
                  7                                             700.00
              8 or more                                         800.00

  The amount of the Automatic Contribution made on behalf of a Participant is credited to the Participant's Automatic Contributions Account and invested in accordance with his instructions. Automatic Contributions, along with ESOP Automatic Contributions made prior to January 1, 1996, become vested and nonforfeitable according to a vesting Schedule as described under "Vesting," below.

  Amounts that are forfeited during a Plan Year ("Forfeitures"), to the extent they are not needed to restore the Forfeitures of returning Participants who have "bought back" their prior Forfeitures, will be reallocated as additional Automatic Contributions to Participants who otherwise qualify for Automatic Contributions for that Plan Year. A Participant's share of any such additional Automatic Contributions will be a fraction, the numerator of which is his regular Automatic Contribution for the Plan Year and the denominator of which is the aggregate of all regular Automatic Contributions for all Participants for the Plan Year.

  Discretionary Contributions. Discretionary Contributions may be made by the Employer at its discretion. The Discretionary Contributions made by the Employer will be in cash. A Participant's share of any Discretionary Contributions in a Plan Year will be determined as of the last day of such Plan Year by multiplying the total Discretionary Contribution for the Plan Year by a fraction, the numerator of which is the Participant's Compensation for such Plan Year and the denominator of which is aggregate Compensation for such Plan Year for all Participants receiving an allocation. The amount of the Discretionary Contribution credited to a Participant's Account is invested in accordance with his instructions. Discretionary Contributions will become vested and nonforfeitable according to a vesting schedule described under "Vesting," below.

  An Employee will be entitled to share in a Discretionary Contribution for a Plan Year only if he completes 1,000 Hours of Service during that Plan Year and only if he is employed by the Employer on the last day of the Plan Year.

  Top Heavy Rules. If the Plan becomes "top heavy" as defined in Section 416 of the Code, certain limitations may be placed on contributions made on behalf of "key employees" as defined in Section 416 and certain minimum contributions may be required on behalf of certain other Participants as set forth in the Plan.

ROLLOVER CONTRIBUTIONS

  Any Participant of the Plan (or an Employee who is expected to become a Participant), at any time, may submit a written application requesting the Plan Administrator to direct the Trustee to accept a Rollover Contribution. A Rollover Contribution accepted by the Plan Administrator will be placed in a Rollover Contribution Account established for the Participant and will become part of the Trust Fund. The amount placed in a Rollover Contribution Account will be invested in accordance with the contributing Participant's instructions. See "Investment of Contributions," below. Rollover Contributions are not subject to the limits outlined under "Limitations on Contributions," below.

LIMITATIONS ON CONTRIBUTIONS

  Section 401(k) of the Code limits the Savings Contributions of Participants who are Highly Compensated Employees. Under the Plan, the Actual Deferral Percentage ("ADP") for the group of Highly Compensated Employees for a Plan Year (the "HC ADP") may not exceed 125% of the ADP for the group of all other eligible employees (the "non-HC ADP"). Alternatively, the excess of the HC ADP for a Plan Year over the non-HC ADP may not exceed two percentage points (or such lesser amount as may be established by applicable regulations); and the HC ADP for a Plan Year may not exceed 200% of the non-HC ADP. Savings Contributions that are in violation of these limits must be returned to the Highly Compensated Employees on whose behalf the excess Savings Contributions were made, as provided in Section 401(k) of the Code.

  Under Section 401(k) of the Code, no Participant's Savings Contributions for any Plan Year can exceed $9,500 (subject to annual adjustment). Any Savings Contribution in excess of this limit must be returned to the Participant making such contribution, as provided in Section 401(k) of the Code.

  As described above, the Plan limits each Participant's Savings Contributions to 15% of his Gross Compensation. However, Section 415 of the Code also limits overall allocations on behalf of any Participant to 25% of the Participant's Net Compensation. (Section 415 also establishes other limitations, which are described below.) All contributions including both Savings Contributions and all employer contributions, are counted toward the overall limit, and the maximum Savings Contributions that can be made in a Plan Year without exceeding the 25% of Net Compensation overall limit will be difficult to calculate.

    Illustration: In general, a Savings Contribution equal to 15% of Gross Compensation will equal approximately 18% of Net Compensation, thus leaving a margin of only 7% of Net Compensation for Employer contributions. Thus, if Employer contributions for a Participant for any year are to exceed 7% of Net Compensation, then the Participant must contribute less than 18% of Net Compensation (or less than 15% of Gross Compensation) in order to stay within the overall limit of 25% of Net Compensation.

  Section 401(m) of the Code further limits Matching Contributions of Participants who are Highly Compensated Employees. Under the Plan, the Actual Contribution Percentage ("ACP") for the group of Highly Compensated Employees for a Plan Year (the "HC ACP") may not exceed 125% of the ACP for the group of all other eligible employees (the "Non-HC ACP"). Alternatively, the excess of the HC ACP for a Plan Year over the Non-HC ACP may not exceed two percentage points (or such lesser amount as may be established by applicable regulations); and the HC ACP for a Plan Year may not exceed 200% of the Non-- HC ACP. Matching Contributions that are in violation of these limits, but that are vested under the schedule set forth herein, will be distributed to the Highly Compensated Employees on whose behalf the excess Matching Contributions were made, and such amounts that are not vested will be forfeited, and held in the Plan to be allocated to the Accounts of other Participants in the manner set forth in the Plan.

  Under Section 415 of the Code, the total of all Savings, Matching, Automatic and Discretionary Contributions allocated to a Participant's Account for any year generally may not exceed the lesser of (a) $30,000 or (b) 25% of his Compensation for the year. The $30,000 limitation is subject to cost of living adjustments. If, for any year, these limitations are exceeded, the Plan currently provides as follows:

  1. The excess will be deemed first to consist of Discretionary
     Contributions (but only up to the amount of Discretionary Contributions to which the Participant would have been entitled in the absence of these limitations). Excess Discretionary Contributions will be allocated to the Accounts of Participants who have not yet reached their respective Section 415 limits.

  2. Any remaining excess will be deemed to consist next of Savings Contributions (but only up to the amount of Savings Contributions made by the Participant). Excess Savings Contributions will be refunded (with the earnings, if any, on the excess amounts) to the Participant following the end of the Plan Year.

  3. Any remaining excess will be deemed next to consist of Automatic Contributions (but only up to the Automatic Contributions to which the Participant would have been entitled in the absence of these limitations), and finally Matching Contributions. Excess Automatic and Matching Contributions will be allocated to the Automatic Contribution Accounts of Participants who have not yet reached their respective
     Section 415 limits.

CHANGE OF CONTRIBUTIONS

  A Participant may elect to increase or decrease the amount of the Savings Contribution made on his behalf by revising his salary reduction agreement with the approval of the Plan Administrator. Changes in the amount of a Participant's Savings Contribution may be made by the Participant, with the approval of the Plan Administrator, as of the first day of any calendar quarter, for pay periods beginning after the date a revised salary reduction agreement is executed and made effective. A new salary reduction agreement, reflecting a change in the amount of a Participant's Savings Contribution, must be signed before the first day of the first pay period to which the change applies. Salary reduction agreements with respect to cash bonuses must be executed and in effect prior to the date on which the bonus is declared. Any increase or decrease in the rate of contributions must be within the percentage limits set forth above. See "Contributions" and "Limitations on Contributions," above. However, a Participant may always suspend or reduce further Savings Contributions to the Plan at any time, provided the Plan Administrator receives the request for such suspension or reduction before the first day of the first pay period to which the suspension or reduction applies. A Participant who suspends further Savings Contributions may reinstate such contributions, but only as provided in the Plan.

ACCOUNTS

  The accounts and records of the Plan are maintained by the Plan
Administrator and disclose the status of the Account of each Participant. Each Participant will be advised from time to time, at least once each year, of the balance of his Account.

  Each Participant's Account under the Plan represents the Participant's interest in the Funds established under the Plan. Separate accounting records are kept for those parts of the Participant's Account that result from Savings, Matching, Automatic, 401(k) Matching, 401(k) Automatic, ESOP Matching, ESOP Automatic, Discretionary and Rollover Contributions.

INVESTMENT OF CONTRIBUTIONS

  Generally, each Participant must direct how the portion of his Savings Contributions Account, Matching Contribution Account, Automatic Contribution Account, Discretionary Contribution Account, 401(k) Matching Contribution Account, 401(k) Automatic Contribution Account and Rollover Contribution Account are to be allocated among the seven investment options available under the Plan. Furthermore, each Participant who has made a Diversification Election must direct the applicable portion of his ESOP Matching Contribution Account and ESOP Automatic Contribution Account to be invested among four investment options available under the Plan until January 1, 1996 when the number of such investment options will increase to six. No more than 25% of contributions may be invested in the Circus Circus Stock Fund (referred to in the Plan as "Fund A").

  If a Participant does not specifically designate the investment option or options for all or part of his Account, the Plan requires such portion to be invested in the Fixed Income Fund unless the Trustee determines that a different fund shall be the default fund. Also, if the Plan Administrator has been notified that the Participant (or the beneficiary of a deceased Participant) is incompetent, or if the beneficiary of a deceased Participant is a child, the Trustee will determine the fund in which the Participant's Account is invested unless a legal guardian has been appointed for such Participant or beneficiary.

  A Participant may change his investment election with respect to the investment of future contributions or transfer previously contributed amounts among the available investment options described below, so long as no more than 25% of future contributions are invested in the Circus Circus Stock Fund, and so long as the change does not increase the combined percentage of the Participant's Matching Contribution Account, Automatic Contribution Account, Discretionary Contribution Account, Rollover Account and 401(k) Employer Contribution Account, together with any portion of his ESOP Matching Contribution Account and ESOP Automatic Contribution Account which is subject to a diversification election that is invested in the Circus Circus Stock Fund to exceed 25% of his combined balances of such accounts. However, a Participant may not change investment options other than as of the beginning of a calendar quarter, and any change will not be effective until the first January 1, April 1, July 1 or October 1 following the Plan Administrator's receipt of the Participant's written notice of such change. The Plan Administrator will accept a Participant's written notice of a change in investment options on or prior to the 21st day of the month immediately preceding the date as of which the change is to be effective. If, as a result of a change of investment election by a Participant, there occurs any withdrawal of funds from the Fixed Income Fund (referred to in the Plan as "Fund B") prior to maturity other than for termination of employment, retirement, disability or death benefits, the Participant's Account may be subject to a surrender charge. See the description of the "Fixed Income Fund," below.

  Each Participant is solely responsible for the investment of the amounts in his Account other than those invested in the ESOP Fund, as described below. Neither the Trustee, the Custodian, any investment advisors to the Funds, the Plan Administrator, nor any officer or employee of the Company is empowered to advise a Participant as to the manner in which his Account should be invested. THE FACT THAT A PARTICULAR INVESTMENT OPTION IS AVAILABLE TO PARTICIPANTS FOR INVESTMENT UNDER THE PLAN IS NOT TO BE CONSTRUED AS A RECOMMENDATION FOR INVESTMENT IN SUCH INVESTMENT OPTION. A PARTICIPANT ASSUMES ALL RISKS IN CONNECTION WITH CHANGES IN VALUE OF THE FUND OR FUNDS IN WHICH HE INVESTS. EARNINGS, IF ANY, OF EACH FUND WILL BE REINVESTED IN THE SAME FUND, AND LOSSES, IF ANY, WILL BE ALLOCATED ONLY TO THE FUND INCURRING THE LOSS.

  The Plan is intended to constitute a plan described in Section 404(c) of ERISA and the regulations thereunder (which may be found at Section 2550.404c-1 of the Code of Federal Regulations). Information required by those regulations will be provided by the Plan Administrator, and the designated contact for such information is the Corporate Director--Human Resources. Fiduciaries will be relieved of liability for any losses that are the direct and necessary result of investment instructions given by the Participant (or beneficiary).

  The portion of a Participant's ESOP Matching Contributions Account and ESOP Automatic Contributions Account that is not invested pursuant to a Diversification Election will be invested, pursuant to an Agreement of Trust, in the ESOP Fund which will, except in certain circumstances provided in the Plan, invest primarily in Employer Securities. Contributions to the ESOP Fund may be made, at the Employer's election on a year-to-year basis, in Employer Securities, cash, or any combination thereof. Where possible, it is the Company's intention to credit Participants' accounts in the ESOP Fund with the amounts of ESOP Matching Contributions and ESOP Automatic Contributions (whether in cash, Employer Securities or combinations thereof) on or as of December 31 of the Plan Year as follows:

  1. Where the contribution is made in cash, the credit to the Participant's ESOP Fund Account will initially reflect the Participant's pro-rata entitlement to the cash contribution. The Trustee has sole investment discretion. However, the Trustee has indicated that it will generally attempt to purchase, at their market price, the number of Employer Securities which can be purchased with the cash contribution on such funding date or such alternative date as the Trustee may elect consistent with its duties to the Participants.

  2. Upon such purchase of Employer Securities, each Participant's ESOP Account will reflect the number of shares so acquired in substitution of the cash credit previously reflected therein.

DESCRIPTION OF INVESTMENT OPTIONS

  There currently are five investment options available to Participants under the Plan and, effective January 1, 1996, two additional investment options (referred to in the Plan as "Fund F" and "Fund G", respectively, will become available. Set forth below is information concerning each of the seven investment options.

                          I. CIRCUS CIRCUS STOCK FUND

  This Fund (referred to in the Plan as "Fund A") is invested by the Trustee primarily in the Common Stock of the Company, subject to the right of the Trustee to invest this Fund or any part thereof in other investments. The Trustee has discretion as to the timing and manner of purchasing shares. Such purchases may include open-market or privately negotiated transactions. Cash dividends, if any, will be reinvested in this Fund, and any stock dividends or shares issued pursuant to a stock split on the shares held by this Fund will be added to this Fund. The Company has from time to time declared a split of its Common Stock, the most recent such action being a three-for-two split effective at the close of business on July 9, 1993, but has not declared any cash dividends on its Common Stock since it became publicly owned in 1983 and there is no assurance such dividends will be paid in the future. The Company's current policy is to retain earnings for the operation and expansion of its business. Various loan agreements to which the Company is a party contain covenants limiting the amount of dividends the Company may pay on its Common Stock and there is no assurance the Company may not enter into other agreements which impose other restrictions on the payment of dividends.

  Participants investing in this Fund will not have any voting rights with respect to the shares held in this Fund. The voting rights with respect to such shares are vested in the Trustee. Participants who have made Diversification Elections may not direct investments into this Fund with respect to applicable portions of their ESOP Matching Contribution and ESOP Automatic Contribution Accounts.

  THE VALUE OF THIS FUND IS DETERMINED BY THE MARKET PRICE OF THE COMPANY'S COMMON STOCK. AS THE MARKET PRICE OF THE COMMON STOCK FLUCTUATES UP OR DOWN, SO DOES THE VALUE OF A PARTICIPANT'S SHARE OF THIS FUND. AND, COMMISSIONS PAID ON ACCOUNT OF TRANSACTIONS BY THIS FUND ARE NOT PAID BY THE COMPANY BUT ARE CHARGED AGAINST THE ASSETS OF THE FUND. ACCORDINGLY, THE VALUE OF A PARTICIPANT'S SHARE OF THIS FUND COULD BE LESS THAN HIS CONTRIBUTIONS TO THIS FUND. SINCE THIS FUND IS NOT DIVERSIFIED, IT HAS A HIGHER DEGREE OF RISK THAN THE OTHER FUNDS.

  The Company's Common Stock is listed on the New York Stock Exchange and on the Pacific Stock Exchange. The following table sets forth for the calendar quarters shown the low and high sale prices for the Common Stock on the New York Stock Exchange Composite Tape (adjusted retroactively to reflect a three-for-two split effective July 9, 1993, rounded to the nearest one-eighth). The last reported sale price of the Common Stock on November 17, 1995 on the New York Stock Exchange Composite Tape was $25 5/8 per share. A PARTICIPANT WHO IS CONTEMPLATING AN INVESTMENT IN THIS FUND IS ENCOURAGED TO OBTAIN CURRENT INFORMATION CONCERNING THE PRICE OF THE COMPANY'S COMMON STOCK.

       1992                                                         LOW    HIGH
       ----                                                        ------ ------
     First Quarter................................................ 23 3/8 31 1/8
     Second Quarter............................................... 25 1/2 31 1/2
     Third Quarter................................................ 26 7/8 36 1/8
     Fourth Quarter............................................... 32 5/8 38 1/2
       1993
       ----
     First Quarter................................................ 27 7/8 39 7/8
     Second Quarter............................................... 27 5/8 41 1/2
     Third Quarter................................................ 33 3/4 48 1/8
     Fourth Quarter............................................... 31 1/4 49 3/4
       1994
       ----
     First Quarter................................................ 30 1/8 40 3/4
     Second Quarter............................................... 20 1/2 32 3/8
     Third Quarter................................................ 21 1/2 28 5/8
     Fourth Quarter............................................... 19 3/4 25
       1995
       ----
     First Quarter................................................ 23 1/2 33 1/8
     Second Quarter............................................... 30     36
     Third Quarter................................................ 27     36 1/8
     Fourth Quarter (through November 17)......................... 24 3/4 28 1/4

  None of the Company's Common Stock purchased for the Circus Circus Stock Fund pursuant to the Plan will be purchased from the Company. Because all of the Company's Common Stock purchased for the Circus Circus Stock Fund pursuant to the Plan will be previously issued and outstanding, the Company will not receive any proceeds on account of any purchase of its Common Stock for the Circus Circus Stock Fund.

  In order to facilitate compliance with Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and the regulations promulgated thereunder, a Participant in the Plan who is subject to the reporting requirements of
Section 16(a) of the 1934 Act (i.e., an "officer" of the Company within the meaning of Rule 16a-1 under the 1934 Act, a director of the Company or the beneficial owner of 10% or more of the issued and outstanding shares of the Company's Common Stock within the meaning of Rule 16a-1(a)(1) under the 1934
Act) will not be permitted to invest in the Circus Circus Stock Fund.

                             II. FIXED INCOME FUND

  Amounts allocated to this Fund (referred to in the Plan as "Fund B"), and amounts originally invested in Guaranteed Interest Accounts ("GIAs") which are reinvested in this Fund as GIAs mature, are invested by the Trustee in the Merrill Lynch Retirement Preservation Trust, a collective trust fund whose primary objective is to achieve high current income consistent with preservation of capital and liquidity through a diversified portfolio of guaranteed investments, U.S. Government and U.S. Government Agency securities and money market instruments. Merrill Lynch Trust Company, the trustee of the Merrill Lynch Retirement Preservation Trust, utilizes the services of Merrill Lynch Asset Management as a nondiscretionary investment advisor, but Merrill Lynch Trust Company makes all investment decisions for the Merrill Lynch Retirement Preservation Trust. WHILE THE MERRILL LYNCH RETIREMENT PRESERVATION TRUST INVESTS IN GUARANTEED INVESTMENTS, NEITHER THE MERRILL LYNCH RETIREMENT PRESERVATION TRUST NOR ITS UNITS ARE GUARANTEED.

  Although there can be no assurances that the Merrill Lynch Retirement Preservation Trust's objectives will be achieved, the Merrill Lynch Retirement Preservation Trust seeks to achieve an effective yield that is typically higher than money market fund yields and the yields of sponsor-managed GIC portfolios of comparable duration. The portfolio is also structured to produce yields that are sensitive to market opportunities. The return on this Fund's investment in the Merrill Lynch Retirement Preservation Trust will be a blend of all the rates on each GIC, U.S. Government Agency Obligation and money market instrument in the Merrill Lynch Retirement Preservation Trust's portfolio, less its fees and expenses, during the period of the investment. Since the Merrill Lynch Retirement Preservation Trust will remain in the market to make new investments, the effective rate may change frequently.

  The Merrill Lynch Retirement Preservation Trust invests in GICs (i.e., contracts issued by insurance companies or banks which provide for a return of principal plus interest, either periodically or at maturity), or similar investments which pay a fixed or variable rate of return on an agreed schedule and are benefit responsive (collectively "Guaranteed Investments"). Benefit responsiveness may be provided by the issuer of the Guaranteed Investment or a third party. A maximum of 80% of the Merrill Lynch Retirement Preservation Trust will be invested in Guaranteed Investments and a minimum of 20% of the assets of the Merrill Lynch Retirement Preservation Trust will be invested in money market instruments.

  The Merrill Lynch Retirement Preservation Trust reviews the quality of each issuer's credit at least quarterly and each issuer must be determined to have a AA- or better rating from Standard & Poors Corporation or an Aa3 or better rating from Moody's Investors Service, or be determined to be of comparable quality in order to qualify for investment of Merrill Lynch Retirement Preservation Trust assets. As of October 30, 1995, approximately 26 insurance carriers and approximately 13 banks satisfied the credit criteria for investment of the Merrill Lynch Retirement Preservation Trust's assets.

  There are no voting rights associated with this Fund's investment in the Merrill Lynch Retirement Preservation Trust to which Participants who invest in this Fund or the Trustee are entitled.

  A DESCRIPTION OF THE CREDIT REQUIREMENTS FOR THE INVESTMENTS MADE BY THE MERRILL LYNCH RETIREMENT PRESERVATION TRUST, WHICH IS A SUMMARY OF INFORMATION PROVIDED TO THE COMPANY BY MERRILL LYNCH TRUST COMPANY, IS SET FORTH IN APPENDIX A TO THIS PROSPECTUS.

  The following information concerning the performance of the Merrill Lynch Retirement Preservation Trust has been provided to the Company on an unaudited basis by Merrill Lynch Trust Company.

                                           NET ANNUAL EFFECTIVE YIELD(1)(2)(3)
                                         ---------------------------------------
                                          1995    1994    1993    1992    1991
                                         ------- ------- ------- ------- -------
        January.........................   6.20%   5.54%   6.22%   6.88%   8.16%
        February........................   6.26%   5.99%   6.71%   6.90%   8.01%
        March...........................   6.20%   5.45%   6.18%   6.76%   7.92%
        April...........................   6.21%   5.81%   6.22%   7.05%   7.88%
        May.............................   6.20%   5.79%   6.10%   6.92%   7.71%
        June............................   6.23%   5.21%   6.24%   7.02%   7.66%
        July............................   6.16%   5.85%   5.94%   6.77%   7.66%
        August..........................   6.15%   5.89%   5.99%   6.61%   7.57%
        September.......................   6.19%   5.93%   5.98%   6.63%   7.50%
        October.........................     --    5.98%   5.88% 6.63%     7.39%
        November........................     --    6.09%   6.06% 6.66%     7.37%
        December........................     --    6.19%   5.90% 6.68%     7.30%

--------
(1) The net annual effective yield for the period from September 22, 1989 (commencement of operations) through September 30, 1995 was 7.02%.

(2) These yields are net of the .30% fee payable to Merrill Lynch Trust Company at the current level of investment by this Fund in the Merrill Lynch Retirement Preservation Trust ($13,052,103 at October 31, 1995). Such fee, which is not paid by the Company but is charged against the assets of this Fund, is based upon the amount of assets invested by this Fund in the Merrill Lynch Retirement Preservation Trust. Accordingly, such fee may increase or decrease in the future, as described below, depending on subsequent levels of investment by this Fund in the Merrill Lynch Retirement Preservation Trust.

(3) The net annual effective yield assumes that income earned from investments in the Merrill Lynch Retirement Preservation Trust during the applicable period is reinvested and is expressed as an annual percentage rate.

  The following table sets forth certain information provided to the Company by Merrill Lynch Trust Company concerning the fee payable to Merrill Lynch Trust Company, which is not paid by the Company but is charged against the assets of this Fund.

                                                                        ANNUAL
                                                                      PERCENTAGE
   ASSETS(1)                                                           RATE(2)
   ---------                                                          ----------
   $10,000-$100,000..................................................   1.00%
   $100,001-$500,000.................................................    .80%
   $500,001-$1,000,000...............................................    .60%
   $1,000,001-$3,000,000.............................................    .50%
   $3,000,001-$10,000,000............................................    .40%
   $10,000,001-$15,000,000...........................................    .30%
   $15,000,001-$50,000,000...........................................    .20%
   $50,000,001-$100,000,000..........................................    .15%
   $100,000,001-$500,000,000.........................................    .13%

--------
(1) Represents the assets of this Fund projected by the Merrill Lynch Trust Company to be invested in the Merrill Lynch Retirement Preservation Trust during the 12-month period for which the fee is payable. Once established for a 12-month period, the fee will not be adjusted for such period, even if the actual amount of assets is different than the amount projected.

(2) The rate payable on account of this Fund's participation in the Merrill Lynch Retirement Preservation Trust is determined initially as of the date such participation commences and on each subsequent anniversary of such date and, in each case, is applicable to the 12-month period commencing on the applicable determination date. The fee for the 12-month periods of this Fund's participation in the Merrill Lynch Retirement Preservation Trust ending December 31, 1995 and 1996 will be .30% and .30%, respectively.

  Amounts allocated to this Fund prior to the Transfer of Functions Date were invested in GIAs which constitute part of the Custodian's general account. The Custodian's general account is invested principally in privately placed bonds and mortgage loans with maturities that generally parallel the Custodian's guarantees under its GIAs. The Custodian's GIAs offer guaranteed principal and interest for different length guarantee periods ranging from two through seven years, but five year terms were generally selected. All contributions received during the first year (hereinafter referred to as the "Deposit Year") of each guarantee period became part of that year's GIA. Each contribution made during a Deposit Year received the then available guaranteed interest rate for the guarantee period selected by the Plan Administrator, as declared from time to time by the Custodian. At the end of the Deposit Year, the average guaranteed rate (weighted by the size and timing of each deposit) was determined. The average guaranteed rate was then credited and is compounded annually to the account balance for the remaining years of the guarantee period. At the end of each Deposit Year, that GIA was closed and no additional contributions were made to it. At the end of its guarantee period, a GIA matures. At maturity, GIAs are reinvested (without penalty or adjustment) by the Trustee in the Merrill Lynch Retirement Preservation Trust unless the funds are transferred to one or more of the other investment options then available under the Plan in accordance with the terms of the Plan.

  Any transfer out of a GIA prior to the end of its guarantee period (other than for benefit payments at retirement, death, disability, or termination of employment) will be subject to a charge if the guaranteed interest rate for an account with the same guarantee period on the surrender date is greater than the guaranteed interest rate being credited to the GIA from which the transfer is being made. The charge, a percentage of the amount being withdrawn, is the difference between the guaranteed interest rate for new deposits to an account with the same guarantee period and the guaranteed interest rate being credited to the GIA from which the transfer is being made, multiplied by the number of years and fractions (to the nearest day) remaining in the guarantee period of the GIA from which the transfer is being made. If the guaranteed interest rate for new deposits to an account with the same guarantee period is equal to or less than the average credited rate for the GIA from which the transfer is being made, the transfer will involve no charge. If a Participant has more than one GIA and does not specify the GIA from which the transfer is to be made, the transfer will be made proportionally from each of the Participant's GIAs.

                        III. GENERAL COMMON STOCK FUND

  This Fund (referred to in the Plan as "Fund C") is invested by the Trustee in the S&P 500 Index Portfolio (the "Portfolio"), one of the portfolios of SEI Index Funds ("SEI Index Funds"). SEI Index Funds is an open-end management investment company that has diversified portfolios. The Portfolio seeks to provide investment results that correspond to the aggregate price and dividend performance of the securities in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") which is comprised of 500 selected common stocks, most of which are listed on the New York Stock Exchange. However, there can be no assurance that the Portfolio will achieve its investment objective.

  The Portfolio's ability to duplicate the performance of the S&P 500 Index will depend to some extent on the size and timing and cashflows into and out of the Portfolio as well as the extent of the Portfolio's expenses. Over time, the correlation between the performance of the Portfolio and the S&P 500 Index is expected to be over 0.95. A correlation of 1.00 would indicate perfect correlation. The Portfolio will normally be invested in all of the stocks which comprise the S&P 500 Index, except when changes are made to the S&P 500 Index itself. The Portfolio's policy is to be fully invested in common stocks, and it is expected that cash reserve items would normally be less than 10% of net assets.

  The weightings of stocks in the S&P 500 Index are based on each stock's relative total market value, i.e., market price per share times the number of shares outstanding. Because of this weighting, approximately 50% of the S&P 500 Index is currently composed of the 50 largest companies in the S&P 500 Index, and the S&P 500 Index currently represents over 65% of the market value of all U.S. common stocks listed on the New York Stock Exchange.

  World Asset Management, the Portfolio's investment adviser (the "Portfolio Adviser") makes no attempt to "manage" the Portfolio in the traditional sense by using economic, financial or market analysis. The adverse financial situation of a company usually will not result in the elimination of a stock from the Portfolio. However,
SEI Index Funds reserves the right, without the obligation, to remove an investment from the Portfolio if, in the judgment of the Portfolio Adviser, the merit of the investment has been substantially impaired by extraordinary events or financial conditions. Furthermore, administrative adjustments may be made in the Portfolio from time to time because of mergers, changes in the composition of the S&P 500 Index and similar reasons. In certain circumstances, the Portfolio Adviser may exercise discretion in determining whether to exercise warrants or rights issued in respect to portfolio securities or whether to tender portfolio securities pursuant to a tender or exchange offer.

  THE PORTFOLIO IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR'S CORPORATION ("S&P"). S&P MAKES NO REPRESENTATION OR WARRANTY, IMPLIED OR EXPRESS, REGARDING THE ADVISABILITY OF INVESTING IN INDEX FUNDS OR THE PORTFOLIO OR THE ABILITY OF THE S&P 500 INDEX TO TRACK GENERAL STOCK MARKET PERFORMANCE.

  Information included in this Prospectus concerning the Portfolio is a summary of certain of the information contained in the current prospectus of SEI Index Funds, dated July 31, 1995, relating to the Portfolio and an unrelated Bond Index Portfolio of SEI Index Funds (the "Portfolio's 1995 Prospectus"). Such summary is qualified in its entirety by reference to the Portfolio's 1995 Prospectus. ANY PARTICIPANT WHO IS CONTEMPLATING AN INVESTMENT IN THIS FUND IS ADVISED TO OBTAIN A COPY OF SUCH PROSPECTUS, READ IT AND RETAIN THE COPY FOR FUTURE REFERENCE. A copy of the most recent prospectus of the SEI Index Funds for the Portfolio which has been provided to the Company will be provided to a Participant by the Company upon request, and a copy of such prospectus will be provided to a Participant as soon as practicable following such Participant's initial investment in this Fund unless, prior to such initial investment, a copy had been provided to the Participant.

  A DESCRIPTION OF THE PORTFOLIO'S INVESTMENT OBJECTIVES AND POLICIES AND ITS INVESTMENT LIMITATIONS IS SET FORTH IN APPENDIX B TO THIS PROSPECTUS.

  SEI Financial Management Corporation, the Portfolio's manager and a wholly-owned subsidiary of SEI Corporation (the "Manager"), provides overall management services, regulatory reporting, all necessary office space, equipment, personnel and facilities, and acts as transfer agent, dividend disbursing agent, and shareholder servicing agent for SEI Index Funds. The Manager is entitled to receive from the Portfolio a fee for these services which is calculated daily and paid monthly at an annual rate of .22% of the Portfolio's average daily net assets. The Manager may from time to time waive all or a portion of its fee in order to limit the operating expenses of the Portfolio. This waiver is voluntary and may be terminated by the Manager at any time in its sole discretion. For the fiscal year ended March 31, 1995, the Portfolio paid the Manager a fee of .12% of its average daily net assets after fee waivers.

  The Portfolio Adviser and SEI Index Funds are parties to an investment advisory agreement relating to the Portfolio (the "Advisory Agreement"). Under the terms of the Advisory Agreement, the Portfolio Adviser provides SEI Index Funds with certain record keeping and management services in connection with the Portfolio, including the monitoring of the indexing system and determining which securities to purchase and sell in order to keep the Portfolio in balance with the S&P 500 Index. For its services, the Portfolio Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .03% of the average daily net assets of the Portfolio. According to the Portfolio's 1995 Prospectus, no monthly payment to the Portfolio Adviser shall exceed the payment actually made to the Manager pursuant to the current Management Agreement between the Manager and SEI Index Funds. For the fiscal year ended March 31, 1995, the Portfolio paid to Woodbridge Capital Management and the Portfolio Adviser an advisory fee of .03% of the Portfolio's average daily net assets.

  SEI Financial Services Company (the "Portfolio Distributor"), a wholly-owned subsidiary of SEI Corporation, serves as the Portfolio's distributor pursuant to a distribution agreement (the "Distribution

Agreement") with SEI Index Funds. SEI Index Funds may also execute brokerage or other agency transactions through the Portfolio Distributor for which the Portfolio Distributor may receive usual and customary compensation. The Distribution Agreement provides for reimbursement for expenses incurred by the Portfolio Distributor in an amount not to exceed .30% of the average daily net assets of the Portfolio on an annualized basis, provided those expenses are permissible as to both type and amount under a budget approved and monitored by the SEI Index Funds' Trustees.

  The following table sets forth certain information taken from the Portfolio's 1995 Prospectus concerning the Portfolio's annual operating expenses expressed as a percentage of the Portfolio's average net assets.

       EXPENSES (1)                                                      AMOUNT
       ------------                                                      ------
   Management/Advisory Fees (After Fee Waiver) (2)......................  .15 %
   12b-1 Fees (After Fee Waiver) (3)....................................  .05 %
   Other Expenses.......................................................  .05 %
                                                                          ---
   Total Operating Expenses (After Fee Waiver) (4)......................  .25 %

--------
(1) These expenses are not paid by the Company but are charged against the assets of the Portfolio.

(2) The Manager has waived, on a voluntary basis, a portion of its fee, and the management/advisory fee shown reflects this voluntary waiver. The Manager reserves the right to terminate its waiver at any time in its sole discretion. Absent such fee waiver, management fees would be .22% of average net assets.

(3) The 12b-1 fee shown reflects the Portfolio's current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fee payable by the Portfolio is .30%.

(4) Absent fee waivers, total operating expenses would have been .35% of average net assets.

EXAMPLE:

                                                 1 YEAR 3 YEARS 5 YEARS 10 YEARS
                                                 ------ ------- ------- --------
An investor in the Portfolio would pay the fol-
 lowing expenses on a $1,000 investment assum-
 ing (1) 5% annual return and
 (2) redemption at the end of each time peri-
 od............................................  $3.00   $8.00  $14.00   $32.00

  THE EXAMPLE, WHICH IS TAKEN FROM THE PORTFOLIO'S 1995 PROSPECTUS, SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. THE PURPOSE OF THE EXPENSE TABLE AND EXAMPLE IS TO ASSIST THE INVESTOR IN UNDERSTANDING THE VARIOUS COSTS AND EXPENSES THAT MAY BE DIRECTLY OR INDIRECTLY BORNE BY INVESTORS IN THE PORTFOLIO. ADDITIONAL INFORMATION MAY BE FOUND UNDER THE HEADINGS "THE MANAGER AND SHAREHOLDER SERVICING AGENT", "THE ADVISOR" AND "DISTRIBUTION" IN THE PORTFOLIO'S 1995 PROSPECTUS.

  The following table sets forth financial highlights taken from the Portfolio's 1995 Prospectus. This table should be read in conjunction with the financial statements and notes thereto included in the Statement of Additional Information referred to on the cover page of the Portfolio's 1995 Prospectus.

                                          YEAR ENDED MARCH 31,
                              ------------------------------------------------
                                1995      1994      1993      1992      1991
                              --------  --------  --------  --------  --------
Net Asset Value, Beginning
 of Period..................  $  15.07  $  15.80  $  14.17  $  13.43  $  12.45
                              --------  --------  --------  --------  --------
Income from Investment Oper-
 ations:
  Net Investment Income(1)..      0.42      0.43      0.40      0.40      0.43
  Net Realized and
   Unrealized Gain (Loss) on
   Investments..............      1.79     (0.22)     1.69      1.01      1.24
                              --------  --------  --------  --------  --------
    Total from Investment
   Operations...............      2.21      0.21      2.09      1.41      1.67
                              --------  --------  --------  --------  --------
Less Distributions:
  Dividends from Net Invest-
   ment Income..............     (0.42)    (0.42)    (0.40)    (0.41)    (0.43)
  Distributions from Capital
   Gains....................     (0.46)    (0.52)    (0.06)    (0.26)    (0.26)
  Returns of Capital........        --        --        --        --        --
                              --------  --------  --------  --------  --------
    Total Distributions.....     (0.88)    (0.94)    (0.46)    (0.67)    (0.69)
                              --------  --------  --------  --------  --------
  Net Asset Value, End of
   Period...................  $  16.40  $  15.07  $  15.80  $  14.17  $  13.43
                              --------  --------  --------  --------  --------
  Total Return..............     15.26%     1.19%    14.97%    10.71%    14.18%
                              --------  --------  --------  --------  --------
Net Assets, End of Period
 (000)......................  $458,012  $424,647  $675,484  $470,847  $261,165
                              ========  ========  ========  ========  ========
RATIOS AND SUPPLEMENTAL DATA
Ratio of Expenses to Average
 Net Assets.................      0.25%     0.25%     0.25%     0.25%     0.25%
Ratio of Expenses to Average
 Net Assets Excluding Fee
 Waivers....................      0.35%     0.33%     0.35%     0.34%     0.32%
Ratio of Net Investment
 Income to Average
 Net Assets.................      2.69%     2.57%     2.75%     2.99%     3.56%
Ratio of Net Investment
 Income to Average
 Net Assets Excluding Fee
 Waivers....................      2.59%     2.49%     2.65%     2.90%     3.49%
Portfolio Turnover Rate.....      4.00%    23.00%     1.00%     1.00%    40.00%
                              ========  ========  ========  ========  ========

--------
(1) Had management fees not been waived and certain other expenses not been absorbed by the Manager for the Portfolio, the net investment income per share would have been $.41, $.41, $.39, $.38 and $.42 for the periods ended 3/31/95, 3/31/94, 3/31/93, 3/31/92 and 3/31/91, respectively.

  Participants investing in this Fund will not have any voting rights with respect to the interest in the Portfolio held in this Fund. The voting rights with respect to such interest are vested in the Trustee.

                      IV. U.S. GOVERNMENT SECURITIES FUND

  This Fund (referred to in the Plan as "Fund D") is invested by the Trustee in shares of Federated U.S. Government Securities Fund: 2-5 years (the "U.S. Fund"), an open-end management investment company (a mutual fund) investing in U.S. Government securities. The investment objective of the U.S. Fund is to provide current income. According to the U.S. Fund's prospectus dated March 31, 1995, as supplemented by a supplement dated April 24, 1995 (the "U.S. Fund 1995 Prospectus"), the U.S. Fund pursues this investment objective by investing in U.S. government securities with remaining maturities of five years or less. According to the U.S. Fund 1995 Prospectus, as a matter of operating policy, which may be changed without approval of the U.S. Fund's shareholders, the dollar-weighted average maturity of the U.S. Fund's portfolio will not be less than two years nor more than five years. While there is no assurance that the U.S. Fund will achieve its investment objective, it endeavors to do so by following the investment policies described in the U.S. Fund 1995

Prospectus. The U.S. Fund's investment objective and the policies and limitations described in Appendix C to this Prospectus are subject to approval of the U.S. Fund's shareholders, to the extent described in Appendix C. THE U.S. FUND SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF ANY BANK, ARE NOT ENDORSED OR GUARANTEED BY ANY BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENT AGENCY. U.S. Fund shares are currently sold and redeemed at net asset value without a sales charge imposed by the U.S. Fund.

  The following table sets forth selected per share data and ratios for the shares of the U.S. Fund which appears in the U.S. Fund 1995 Prospectus. This information (which is presented for a share outstanding throughout each period) should be read in conjunction with the financial statements of the U.S. Fund included in the U.S. Fund 1995 Prospectus.

                                         YEAR ENDED JANUARY 31,
                              -------------------------------------------------
                                1995       1994      1993      1992      1991
                              --------   --------  --------  --------  --------
NET ASSET VALUE, BEGINNING
 OF PERIOD..................  $  10.78   $  10.61  $  10.25  $   9.87  $   9.59
Income from investment oper-
 ations
 Net investment income......      0.54       0.46      0.57      0.71      0.75
 Net realized and unrealized
  gain (loss) on invest-
  ments.....................     (0.67)      0.17      0.36      0.38      0.28
                              --------   --------  --------  --------  --------
 Total from investment oper-
  ations....................     (0.13)      0.63      0.93      1.09      1.03
Less distributions
 Dividends to shareholders
  from net investment in-
  come......................     (0.54)     (0.46)    (0.57)    (0.71)    (0.75)
 Distributions for
  shareholders from net
  realized gain on
  investment transactions...     --         --        --        --        --
                              --------   --------  --------  --------  --------
Total distributions.........     (0.54)     (0.46)    (0.57)    (0.71)    (0.75)
                              --------   --------  --------  --------  --------
NET ASSET VALUE, END OF PE-
 RIOD.......................  $  10.11   $  10.78  $  10.61  $  10.25  $   9.87
                              ========   ========  ========  ========  ========
Total return(a).............     (1.18)%     6.07%     9.37%    11.44%    11.18%
Ratios to average net assets
 Expenses...................      0.54%      0.52%     0.50%     0.50%     0.51%
 Net investment income......      5.16%      4.30%     5.52%     7.08%     7.75%
 Expense
  waiver/reimbursement(b)...      0.02%        --        --        --        --
Supplemental data
 Net assets, end of period
  (000 omitted).............  $731,280   $951,528  $845,620  $779,686  $791,131
 Portfolio turnover rate....       163%       131%       85%      108%       60%

--------
(a) Based on net asset value which does not reflect the sales load or contingent deferred sales charge, if applicable.
(b) This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

  Information included in this Prospectus concerning the U.S. Fund is a summary of certain of the information contained in the U.S. Fund 1995 Prospectus. Such summary is qualified in its entirety by reference to the U.S. Fund 1995 Prospectus. ANY PARTICIPANT WHO IS CONTEMPLATING AN INVESTMENT IN THIS FUND IS ADVISED TO OBTAIN A COPY OF SUCH PROSPECTUS, READ IT AND RETAIN THE COPY FOR FUTURE REFERENCE. A copy of the most recent prospectus of the U.S. Fund which has been provided to the Company will be provided to a Participant by the Company upon request, and a copy of such prospectus will be provided to a Participant as soon as practicable following such Participant's initial investment in this Fund unless, prior to such initial investment, a copy had been provided to the Participant.

  A DESCRIPTION OF THE U.S. FUND'S INVESTMENT OBJECTIVE AND POLICIES IS SET FORTH IN APPENDIX C TO THIS PROSPECTUS.

  The following table sets forth certain information from the U.S. Fund 1995 Prospectus concerning shareholder transaction expenses and annual institutional shares operating expenses of the U.S. Fund. Such expenses are not paid by the Company but are charged against the assets of the U.S. Fund.

                                                                        CHARGE
   SHAREHOLDER TRANSACTION EXPENSES:                                    ------
    Maximum Sales Load Imposed on Purchases
     (as a percentage of offering price).........................        None
    Maximum Sales Load Imposed on Reinvested
     Dividends (as a percentage of offering price)...............        None
    Contingent Deferred Sales Charge (as a percentage of
     original purchase price or redemption
     proceeds, as applicable)....................................        None
    Redemption Fee (as a percentage of amount
     redeemed, if applicable)....................................        None
    Exchange Fee.................................................        None
   ANNUAL INSTITUTIONAL SHARES OPERATING EXPENSES (AS A PERCENT-
    AGE OF AVERAGE NET ASSETS):
    Management Fee (after waiver)(1).............................        0.38%
    12b-1 Fee....................................................        None
    Total Other Expenses.........................................        0.16%
     Shareholder Services Fee (after waiver)(2).................. 0.00%
   Total Institutional Share Operating Expenses(3)...............        0.54%
                                                                         ====

--------
(1) The management fee has been reduced to reflect the voluntary waiver of a portion of the management fee. The adviser can terminate this voluntary waiver at any time at its sole discretion. The maximum management fee is 0.40%.
(2) The maximum shareholder services fee is 0.25%.
(3) The Total Institutional Shares Operating Expenses would have been 0.56% absent the voluntary waiver of a portion of the management fee.

  THE PURPOSE OF THE FOREGOING TABLE, WHICH IS TAKEN FROM THE U.S. FUND 1995 PROSPECTUS, IS TO ASSIST AN INVESTOR IN UNDERSTANDING THE VARIOUS COSTS AND EXPENSES THAT A SHAREHOLDER OF THE U.S. FUND WILL BEAR, EITHER DIRECTLY OR INDIRECTLY. FOR MORE COMPLETE DESCRIPTIONS OF THE VARIOUS COSTS AND EXPENSES, SEE THE INFORMATION APPEARING UNDER THE HEADINGS "TRUST INFORMATION" AND "INVESTING IN INSTITUTIONAL SHARES" IN THE U.S. FUND 1995 PROSPECTUS.

EXAMPLE:

                                               1 YEAR 3 YEARS 5 YEARS 10 YEARS
                                               ------ ------- ------- --------
You would pay the following expenses on a
 $1,000 investment assuming (1) 5% annual re-
 turn and (2) redemption at the end of each
 time period..................................   $6     $17     $30     $68

  THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

  Investment decisions for the U.S. Fund are made by Federated Management, the U.S. Fund's investment adviser, subject to direction by the U.S. Fund's Board of Trustees. The adviser, a subsidiary of Federated Investors, continually conducts investment research and supervision for the U.S. Fund and is responsible for the purchase or sale of portfolio instruments, for which it receives an annual fee from the U.S. Fund. The adviser receives an annual investment advisory fee equal to .40 of 1% of the U.S. Fund's average daily net assets. The adviser has also undertaken to reimburse the U.S. Fund for operating expenses in excess of limitations established by certain states. For additional information concerning the U.S. Fund's investment adviser, reference is made to the U.S. Fund 1995 Prospectus.

  Federated Administrative Services, a subsidiary of Federated Investors, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the U.S. Fund. Federated Administrative Services provides these at an annual rate, which relates to the average aggregate daily net assets of all funds advised by subsidiaries of Federated Investors ("Federated Funds"), as specified below:

                                  AVERAGE AGGREGATE DAILY
            MAXIMUM             NET ASSETS OF THE FEDERATED
       ADMINISTRATIVE FEE                  FUNDS
       ------------------   -----------------------------------
          0.15  of 1%            on the first $250 million
          0.125 of 1%            on the next $250 million
          0.10  of 1%            on the next $250 million
          0.075 of 1%       on assets in excess of $750 million

  The administrative fee received during any fiscal year shall be at least $125,000 and $30,000 per each additional class of shares (the U.S. Fund currently has one additional class of shares). Federated Administrative Services may choose voluntarily to waive a portion of its fee.

  The U.S. Fund has adopted a Shareholder Services Plan (the "Services Plan") with respect to shares under which it may make payments up to 0.25 of 1% of the average daily net asset value of shares to obtain certain personal services for shareholders and the maintenance of shareholder accounts ("shareholder services"). The U.S. Fund has entered into a Shareholder Services Agreement with Federated Shareholder Services, a subsidiary of Federated Investors, under which Federated Shareholder Services will either perform shareholder services directly or will select financial institutions to perform shareholder services. Financial institutions will receive fees based upon shares owned by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid will be determined from time to time by the U.S. Fund and Federated Shareholder Services.

  Participants investing in this Fund will not have any voting rights with respect to the interest in the U.S. Fund held in this Fund. The voting rights with respect to such interest are vested in the Trustee.

                                V. CAPITAL FUND

  This Fund (referred to in the Plan as "Fund E") is invested by the Trustee in Class A shares of Merrill Lynch Capital Fund, Inc. (the "Capital Fund"). The Capital Fund seeks to achieve the highest total investment return consistent with prudent risk through a fully managed investment policy utilizing equity, debt (including money market) and convertible securities. This permits management of the Capital Fund to vary investment policy based on its evaluation of changes in economic and market trends. Total investment return is the aggregate of income and capital value changes. Consistent with this policy, the Capital Fund's portfolio may, at any given time, be invested substantially in equity securities, corporate bonds or money market securities. It is the expectation of the Capital Fund's management that, over longer periods, a major portion of the Capital Fund's portfolio will consist of equity securities of larger market capitalization, quality companies. Since January 1, 1974, the portion of the Capital Fund's portfolio invested in equity securities has ranged from approximately 43% to 98% with the balance being invested in corporate bonds and money market securities. On March 31, 1995, approximately 60% of the Capital Fund's portfolio was invested in equity securities. There can be no assurance that the Capital Fund's investment objective will be achieved.

  The following table sets forth selected per share data for the Class A shares of the Capital Fund taken from the current prospectus of the Capital Fund, dated July 27, 1995 (the "Capital Fund 1995 Prospectus"). This information should be read in conjunction with the financial statements of the Capital Fund included in the Statement of Additional Information referred to on the cover page of the Capital Fund 1995 Prospectus.

                                         FOR THE YEAR ENDED MARCH 31,
                          ----------------------------------------------------------
                             1995        1994        1993        1992        1991
                          ----------  ----------  ----------  ----------  ----------
INCREASE (DECREASE) IN
 NET ASSET VALUE:
PER SHARE OPERATING PER-
 FORMANCE:
Net asset value, begin-
 ning of year...........  $    27.46  $    27.89  $    26.90  $    25.38  $    23.65
                          ----------  ----------  ----------  ----------  ----------
  Investment income--
 net....................        1.01         .97         .87        1.02        1.17
  Realized and
    unrealized gain
    (loss) on
    investments and
    foreign currency
    transactions--net...        1.77         .50        1.99        2.12        2.24
                          ----------  ----------  ----------  ----------  ----------
Total from investment
 operations.............        2.78        1.47        2.86        3.14        3.41
                          ----------  ----------  ----------  ----------  ----------
Less dividends and dis-
 tributions:
  Investment income--
 net....................        (.94)       (.95)       (.87)      (1.02)      (1.14)
  Realized gains on in-
 vestments--net.........       (1.56)       (.95)      (1.00)       (.60)       (.54)
                          ----------  ----------  ----------  ----------  ----------
Total dividends and dis-
 tributions.............       (2.50)      (1.90)      (1.87)      (1.62)      (1.68)
                          ----------  ----------  ----------  ----------  ----------
Net asset value, end of
 year...................  $    27.74  $    27.46  $    27.89  $    26.90  $    25.38
                          ==========  ==========  ==========  ==========  ==========
TOTAL INVESTMENT RETURN
 (EXCLUSIVE OF EFFECTS
 OF SALES LOADS):
Based on net asset value
 per share..............       10.95%       5.39%      11.33%      12.96%      15.17%
                          ==========  ==========  ==========  ==========  ==========
RATIOS TO AVERAGE NET
 ASSETS:
Expenses................         .57%        .53%        .55%        .56%        .58%
                          ==========  ==========  ==========  ==========  ==========
Investment income--net..        3.81%       3.52%       3.56%       4.21%       5.13%
                          ==========  ==========  ==========  ==========  ==========
SUPPLEMENTAL DATA:
Net assets, end of year
 (in thousands).........  $2,507,767  $2,237,492  $2,056,023  $1,533,530  $1,083,741
                          ==========  ==========  ==========  ==========  ==========
Portfolio turnover......          89%         86%         55%         59%         86%
                          ==========  ==========  ==========  ==========  ==========

  Certain of the information included in this Prospectus concerning the Capital Fund is a summary of information contained in the Capital Fund 1995 Prospectus. Such summary is qualified in its entirety by reference to the Capital Fund 1995 Prospectus. ANY PARTICIPANT WHO IS CONTEMPLATING AN INVESTMENT IN THIS FUND IS ADVISED TO OBTAIN A COPY OF SUCH PROSPECTUS, READ IT AND RETAIN THE COPY FOR FUTURE REFERENCE. A copy of the most recent prospectus of the Capital Fund which has been provided to the Company will be provided to a Participant by the Company upon request, and a copy of such prospectus will be provided to a Participant as soon as practicable following such Participant's initial investment in this Fund unless, prior to such initial investment, a copy had been provided to the Participant.

  A DESCRIPTION OF THE CAPITAL FUND'S INVESTMENT OBJECTIVE AND POLICIES IS SET FORTH IN APPENDIX D TO THIS PROSPECTUS.

  The Capital Fund offers four classes of shares which may be purchased at a price equal to the next determined net asset value per share, plus, in the case of Class A shares (the Class invested in by this Fund), a sales charge imposed at the time of purchase (the "Class A shares"). Each Class A share and each share of the Capital Fund's other classes of shares represents an identical interest in the investment portfolio of the Capital Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from a deferred sales charge arrangement. The deferred sales charges and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on the Class D shares, are imposed directly against those classes and not against all assets of the Capital Fund and, accordingly, such charges do not affect the net asset value of the

Class A shares. ALL OF THIS FUND'S INVESTMENT IN THE CAPITAL FUND WILL BE EXCLUSIVELY IN CLASS A SHARES. The aforementioned sales charge generally applicable to the purchase of Class A shares has been waived for purchases by this Fund so that the purchase price paid for each Class A share acquired by this Fund is the Capital Fund's per share net asset value at the time of the purchase. However, the Class A shares purchased by this Fund are subject instead to a contingent deferred sales charge of 1.0% of amounts redeemed within the first year after purchase.

  Participants investing in this Fund will not have any voting right with respect to the interest in the Capital Fund held by this Fund. The voting rights with respect to such interest are vested in the Trustee.

  The Capital Fund pays certain expenses incurred in the operation of the Capital Fund including, among others, taxes, expenses for legal and auditing services, costs of printing proxies and stock certificates, charges of the custodian and transfer agent, expenses of redemption, brokerage costs, Securities and Exchange Commission fees, all expenses of shareholders' and Directors' meetings and certain of the expenses of printing prospectuses, statements of additional information and reports to shareholders. For the fiscal year ended March 31, 1994, the ratio of total expenses to average net assets for the Class A shares was 0.53%.

  Financial Data Services, Inc. ("FDS"), which is a wholly-owned subsidiary of Merrill Lynch & Co., Inc., acts as the Capital Fund's transfer agent pursuant to a transfer agency, dividend disbursing agency and shareholder servicing agency agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, FDS is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Pursuant to the Transfer Agency Agreement, the Capital Fund pays FDS a fee of $7.00 per Class A shareholder account and $9.00 per Class B shareholder account and FDS is entitled to reimbursement from the Capital Fund for out-of-pocket expenses incurred by it under the Transfer Agency Agreement. For the fiscal year ended March 31, 1994, the Capital Fund paid FDS $5,299,415 pursuant to the Transfer Agency Agreement. At April 30, 1994 the Capital Fund had 201,249 Class A shareholder accounts and 269,571 Class B shareholder accounts. At this level of accounts, the annual fee payable to FDS would aggregate approximately $3,834,882 plus out-of-pocket expenses.

  The following table sets forth certain information from the Capital Fund 1995 Prospectus concerning the annual operating expenses of the Capital Fund applicable to Class A shares. Such expenses are not paid by the Company but are charged against the assets of the Capital Fund.

                                                                       CHARGE
                                                                       ------
   ANNUAL FUND OPERATING EXPENSES (AS A PERCENTAGE OF AVERAGE
    NET ASSETS) FOR THE YEAR ENDED MARCH 31, 1995:
    Investment Advisory Fees....................................        0.40%
    12b-1 Fees..................................................        None
    Other Expenses
     Custodial Fees............................................. 0.01%
     Shareholder Servicing Costs................................ 0.13%
     Other...................................................... 0.03%
                                                                 ----
       Total Other Expenses.....................................        0.17%
                                                                        ----
   TOTAL FUND OPERATING EXPENSES................................        0.57%
                                                                        ====

EXAMPLE:

                                                 CUMULATIVE EXPENSES PAID FOR
                                                         THE PERIOD OF
                                                -------------------------------
                                                1 YEAR 3 YEARS 5 YEARS 10 YEARS
                                                ------ ------- ------- --------
This Fund would pay the following expenses on
 a $1,000 investment in the Capital Fund based
 on the aforementioned waiver of any front-end
 sales charge for Class A shares acquired by
 this Fund and assuming (1) an operating
 expense ratio of 0.57% for Class A shares,
 (2) a 5% annual return throughout the periods
 and (3) redemption at the end of the
 period.......................................  $5.50  $17.50  $30.50   $67.50
You would pay the following expenses on the
 same $1,000 investment assuming no redemption
 at the end of the period.....................  $5.50  $17.50  $30.50   $67.50

  THE FOREGOING FEE TABLE (WHICH IS BASED ON A FEE TABLE IN THE CAPITAL FUND 1995 PROSPECTUS, AS ADJUSTED TO ELIMINATE THE MAXIMUM $52.50 FRONT-END SALES CHARGE WAIVED WITH RESPECT TO THIS FUND'S PURCHASE OF CLASS A SHARES) IS INTENDED TO ASSIST INVESTORS IN UNDERSTANDING THE COSTS AND EXPENSES THAT A SHAREHOLDER IN THE CAPITAL FUND WILL BEAR DIRECTLY OR INDIRECTLY. THE EXAMPLE SET FORTH ABOVE ASSUMES REINVESTMENT OF ALL DIVIDENDS AND DISTRIBUTIONS AND UTILIZES A 5% ANNUAL RATE OF RETURN AS MANDATED BY SECURITIES AND EXCHANGE COMMISSION REGULATIONS. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR ANNUAL RATES OF RETURN, AND ACTUAL EXPENSES OR ANNUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE ASSUMED FOR PURPOSES OF THE EXAMPLE.

  Merrill Lynch Asset Management, L.P. (the "Investment Adviser"), owned and controlled by Merrill Lynch & Co., Inc., a financial services holding company, acts as the investment adviser for the Capital Fund and provides the Capital Fund with management and investment advisory services. Achieving the Capital Fund's investment objective depends on informed decisions to buy, sell or hold particular securities. Subject to the direction of the Capital Fund's Board of Directors, the Investment Adviser has created a comprehensive management system that sets objectives and establishes a framework for the selection of particular securities and the distribution of assets. The system appraises economic and other forces affecting securities markets and industries, and assesses short- and long-term prospects. The Investment Adviser regularly reviews the research and analysis of other brokerage firms with which the Capital Fund does business.

  The Capital Fund pays the Investment Adviser a monthly fee based on the average daily value of the Capital Fund's net assets at the annual rates of:
0.50% of that portion of average daily net assets not exceeding $250 million; 0.45% of that portion of average daily net assets exceeding $250 million but not exceeding $300 million; 0.425% of that portion of average daily net assets exceeding $300 million but not exceeding $400 million; and 0.40% of that portion of average daily net assets exceeding $400 million. For the fiscal year ended March 31, 1995, the Investment Adviser earned a fee of $23,221,209 and the effective fee rate was 0.40%.

  Merrill Lynch Financial Data Services, Inc. (formerly called Financial Data Services, Inc.) (the "Transfer Agent"), which is a wholly-owned subsidiary of Merrill Lynch & Co., Inc., acts as the Capital Fund's transfer agent pursuant to a transfer agency, dividend disbursing agency and shareholder servicing agency agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Pursuant to the Transfer Agency Agreement, the Capital Fund pays the Transfer Agent a fee of $11.00 per Class A or Class D shareholder account and $14.00 per Class B or Class C shareholder account and the Transfer Agent is entitled to reimbursement from the Capital Fund for out-of-pocket expenses incurred by the Transfer Agent under the Transfer Agency Agreement. For the fiscal year ended March 31, 1995, the Capital Fund paid the Transfer Agent $8,317,906 pursuant to the Transfer Agency Agreement. At June 3, 1995 the Capital Fund had 186,712 Class A shareholder accounts, 312,964 Class B shareholder accounts, 10,627 Class C shareholder accounts and 233,421 Class D shareholder accounts. At this level of accounts, the annual fee payable to the Transfer Agent would aggregate approximately $9,151,737 plus out-of-pocket expenses.

  The Investment Adviser is responsible for placing the Capital Fund's brokerage business and for negotiating prices, commissions and the charges for other services. The Investment Adviser is not restricted in its choice of brokers or dealers. According to the Capital Fund 1995 Prospectus, the Investment Adviser seeks the most favorable rates and services from any number of brokers and dealers, including Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                      VI. SMALL CAPITALIZATION INDEX FUND

  This Fund (referred to in the Plan as "Fund F") is invested by the Trustee in the Small Capitalization Stock Portfolio (the "Small Cap Fund"), one of the portfolios of Vanguard Index Trust ("Vanguard Index Trust"). Vanguard Index Trust is an open-end diversified investment company designed as an "index fund." The Small Cap Fund seeks to replicate the aggregate price and yield performance of the Russell 2000 Small Stock Index (the "Russell 2000 Index"), a broadly diversified small-capitalization stock index consisting of approximately 2,000 common stocks. However, there can be no assurance that the Small Cap Fund will achieve its investment objective.

  The Small Cap Fund invests in a statistically selected sample of the approximately 2,000 stock included in the Russell 2000 Index. Typically, the Small Cap Fund invests in approximately 1,000 stocks. Stocks are selected for inclusion in the Small Cap Fund based on their contribution to the Small Cap Fund's market capitalization, industry weightings and other fundamental characteristics such as price-earnings ratios, dividend yields, price-to-book ratios and financial leverage. The stocks held by the Small Cap Fund are weighted to make the Small Cap Fund's aggregate investment characteristics similar to those of the Russell 2000 Index as a whole. The Small Cap Fund attempts to remain fully invested in common stocks. Under normal circumstances the Small Cap Fund will invest at least 95% of its assets in the common stocks of the Russell 2000 Index and futures contracts and options. The Small Cap Fund may invest in certain short-term fixed income securities as cash reserves, although cash or cash equivalents are normally expected to represent less than 1% of the Small Cap Fund's assets. The Small Cap Fund may also invest up to 20% of its assets in stock futures contracts and options in order to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to minimize trading costs.

  The stocks of the Russell 2000 Index to be included in the Small Cap Fund will be selected utilizing a statistical sampling technique known as "optimization". This process selects stocks for the Small Cap Fund so that various industry weightings, market capitalizations and fundamental characteristics (e.g., price-to-book, price-to-earnings, debt-to-asset ratios, and dividend yields) closely approximate those of the Russell 2000 Index.

  Over time, the correlation between the performance of the Small Cap Fund and the Russell 2000 Index is expected to be at least 0.95. A correlation of 1.00 would indicate perfect correlation, which would be achieved when the net asset value of the Small Cap Fund, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in the Russell 2000 Index target benchmark.

  Although the Small Cap Fund generally seeks to invest for the long term, the Small Cap Fund retains the right to sell securities irrespective of how long they have been held. However, because of the "passive" investment management approach of the Vanguard Index Trust, the portfolio turnover rate for the Small Cap Fund is expected to be under 50%, a generally lower turnover rate than for most other investment companies. A portfolio turnover rate of 50% would occur if one-half of the Small Cap Fund's securities were sold within one year. Ordinarily, securities will be sold from the Small Cap Fund only to reflect certain administrative changes in an index (including mergers or changes in the composition of an index) or to accommodate cash flows into and out of the Small Cap Fund while maintaining the similarity of the Small Cap Fund to the Russell 2000 Index.

  THE SMALL CAP FUND IS NEITHER SPONSORED BY NOR AFFILIATED WITH THE FRANK RUSSELL COMPANY. FRANK RUSSELL'S ONLY RELATIONSHIP TO THE SMALL CAP FUND IS THE LICENSING OF THE USE OF THE RUSSELL 2000 SMALL STOCK INDEX. FRANK RUSSELL COMPANY IS THE OWNER OF THE TRADEMARKS AND COPYRIGHTS RELATING TO THE RUSSELL INDEXES.

  Information included in this Prospectus concerning the Small Cap Fund is a summary of certain of the information contained in the current prospectus of Vanguard Index Trust, dated April 28, 1995, revised September 15, 1995, relating to the Small Cap Fund and five unrelated index funds (the "Small Cap Fund 1995 Prospectus"). Such summary is qualified in its entirety by reference to the Small Cap Fund 1995 Prospectus. ANY PARTICIPANT WHO IS CONTEMPLATING AN INVESTMENT IN THIS FUND IS ADVISED TO OBTAIN A COPY OF SUCH PROSPECTUS, READ IT AND RETAIN THE COPY FOR FUTURE REFERENCE. A copy of the most recent prospectus of the Vanguard Index Trust for the Small Cap Fund which has been provided to the Company will be provided to a Participant by the Company upon request, and a copy of such prospectus will be provided to a Participant as soon as practicable following such Participant's initial investment in this Fund unless, prior to such initial investment, a copy had been provided to the Participant.

  A DESCRIPTION OF THE SMALL CAP FUND'S INVESTMENT OBJECTIVES AND POLICIES AND ITS INVESTMENT LIMITATIONS IS SET FORTH IN APPENDIX E TO THIS PROSPECTUS.

  The following table sets forth selected per share data and ratios for the shares of the Small Cap Fund. This information, which has been taken from the Small Cap Fund 1995 Prospectus, should be read in conjunction with the financial statements of the Small Cap Fund included in the 1994 Annual Report of the Vanguard Index Trust.

                                     OCT. 1,
                          FEB. 1 TO  1993 TO
                          DEC. 31,   JAN. 31,
                           1994(1)     1994     1993    1992    1991   1990(2)
-------------------------------------------------------------------------------
Net Asset Value, Begin-
 ning of Period.........   $16.24     $16.23   $12.63  $12.03  $ 8.55  $11.88
                           ------     ------   ------  ------  ------  ------
Investment Operations
  Net Investment Income
   (Loss)...............      .20        .05      .20     .19     .20     .17
  Net Realized and
   Unrealized Gain
   (Loss) on
   Investments..........     (.86)       .96     3.73     .88    3.60   (3.46)
                           ------     ------   ------  ------  ------  ------
    Total from
     Investment
     Operations.........     (.66)      1.01     3.93    1.07    3.80   (3.29)
-------------------------------------------------------------------------------
Distributions
  Dividends from Net
   Investment Income....     (.22)      (.18)    (.18)   (.18)   (.18)   (.04)
  Distributions from
   Realized Capital
   Gains................     (.37)      (.82)    (.15)   (.29)   (.14)    --
                           ------     ------   ------  ------  ------  ------
    Total
     Distributions......     (.59)     (1.00)    (.33)   (.47)   (.32)   (.04)
-------------------------------------------------------------------------------
Net Asset Value, End of
 Period.................   $14.99     $16.24   $16.23  $12.63  $12.03    8.55
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Total Return(3).........    (4.00)%     6.65%   31.60%   9.34%  45.91% (27.73)%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Ratios/Supplemental Data
Net Assets, End of Pe-
 riod (Millions)........   $  605     $  533   $  432  $  202  $  111  $   40
Ratio of Expenses to Av-
 erage Net Assets.......      .17%*      .18%*    .18%    .18%    .21%    .31%
Ratio of Net Investment
 Income (Loss) to Aver-
 age Net Assets.........     1.50%*     1.16%*   1.47%   1.65%   2.11%   1.91%
Small Cap Fund Turnover
 Rate...................       25%         5%      26%     26%     33%     40%

--------
(1) Results prior to January 31, 1994 are for the former Vanguard Small Capitalization Stock Fund.
(2)  Adjusted to reflect a 3-for-1 stock split as of February 3, 1990.
(3) Total return figures do not reflect the annual account maintenance fees of $10 or applicable portfolio transaction fees.
* Annualized.

  The Vanguard Index Trust is a member of The Vanguard Group of Investment Companies, a family of more than 30 investment companies with more than 80 distinct portfolios and total assets in excess of $130 billion. Through their jointly-owned subsidiary, The Vanguard Group, Inc. ("Vanguard"), the Vanguard Index Trust and the other funds in the group obtain at cost virtually all of their corporate management, administrative and distribution services. Vanguard also provides investment advisory services on an at-cost basis to certain Vanguard funds. According to the Small Cap Fund 1995 Prospectus, as a result of Vanguard's unique corporate structure, the Vanguard funds have costs substantially lower than those of most competing mutual funds. In 1994, according to expense data provided by Lipper Analytical Services, the average expense ratio (annual costs including advisory fees divided by total net assets) for the Vanguard funds (including the Small Cap Fund) amounted to approximately .30% compared to an average of 1.05% for the mutual fund industry.

  The Small Cap Fund receives all investment advisory services on an at-cost basis from Vanguard's Core Management Group (the "Small Cap Fund Investment Adviser"). The Small Cap Fund is not actively managed, but is instead administered by the Small Cap Fund Investment Adviser using computerized, quantitative techniques. The Small Cap Fund Investment Adviser is supervised by the officers of the Vanguard Index Trust.

  The following table from the Small Cap Fund 1995 Prospectus illustrates all expenses and fees a shareholder of the Small Cap Fund would incur. The expenses and fees are for the fiscal year ended December 31, 1994.

   SHAREHOLDER TRANSACTION EXPENSES
     Sales Load Imposed on Purchases.................................... None(1)
     Sales Load Imposed on Reinvested Dividends......................... None
     Redemption Fees.................................................... None
     Exchange Fees...................................................... None
   ANNUAL FUND OPERATING EXPENSES
     Management and Administrative Expenses(2).......................... 0.12%
     Investment Advisory Fees........................................... 0.01
     12b-1 Fees......................................................... None
     Other Expenses
       Distribution Costs............................................... 0.02
       Miscellaneous Expenses........................................... 0.02
                                                                         ----
     Total Other Expenses............................................... 0.04
                                                                         ----
     Total Operating Expenses........................................... 0.17%
                                                                         ====

--------
(1) Shareholders are charged a 1% portfolio transaction fee, payable directly to the Small Cap Fund, on each purchase of shares.
(2) In addition to these costs, the Vanguard Index Trust deducts a $10 annual account maintenance fee. This fee will be waived for shareholders with an account balance of $10,000 or more. For this purpose, the Plan's entire investment in the Small Cap Fund will constitute the investment of a single shareholder.

EXAMPLE:

  The following example illustrates the expenses that an investor in the Small Cap Fund would incur on a $1,000 investment over various time periods, assuming (1) a 5% annual rate of return and (2) redemption at the end of each period. The example includes the $10 account maintenance fee and the 1% portfolio transaction fee. As noted in the table on the previous page, the Vanguard Index Trust charges no redemption fees of any kind.

           1 YEAR              3 YEARS                       5 YEARS                       10 YEARS
           ------              -------                       -------                       --------
            $22                  $45                           $69                           $131

  Included in these estimates are account maintenance fees of $10, $30, $50 and $100 for the respective periods shown. Accordingly, assuming the Plan's investment in the Small Cap Fund is larger than $10,000, this Fund's total expenses will be substantially lower in percentage terms than this illustration implies.

  THIS EXAMPLE WHICH IS TAKEN FROM THE SMALL CAP FUND 1995 PROSPECTUS, SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR PERFORMANCE. ACTUAL EXPENSES MAY BE HIGHER OR LOWER THAN THOSE SHOWN.

  Participants investing in this Fund will not have any voting right with respect to the interest in the Small Cap Fund held by this Fund. The voting rights with respect to such interest are vested in the Trustee.

                        VII. INTERNATIONAL GROWTH FUND

  This Fund (referred to in the Plan as "Fund G") is invested by the Trustee in the Scudder International Fund (the "Scudder Fund"), one of a series of funds of Scudder International Fund, Inc. ("SIDI"). The Scudder Fund seeks long-term growth of capital primarily through a diversified portfolio of marketable foreign equity securities selected primarily to permit the Scudder Fund to participate in non-United States companies and economies with prospects for growth. The Scudder Fund invests in companies, wherever organized, which do business primarily outside the United States. The Scudder Fund intends to diversify investments among several countries and to have represented in its portfolio, in substantial proportions, business activities in not less than three different countries. The Scudder Fund does not intend to concentrate investments in any particular industry.

  Investors should recognize that investing in foreign securities involves certain special considerations, including those set forth below, which are not typically associated with investing in U.S. securities and which may favorably or unfavorably affect the Scudder Fund's performance. As foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic companies, there may be less publicly available information about a foreign company than about a domestic company. Many foreign securities markets, while growing in volume of trading activity, have substantially less volume than the U.S. market, and securities of some foreign issuers are less liquid and more volatile than securities of domestic issuers. Similarly, volume and liquidity in most foreign bond markets is less than in the U.S. and, at times, volatility of price can be greater than in the U.S. Fixed commissions on some foreign securities exchanges and bid to asked spreads in foreign bond markets are generally higher than commissions or bid to asked spreads on U.S. markets, although the Scudder Fund will endeavor to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of securities exchanges, brokers and listed companies than in the U.S. It may be more difficult for the Scudder Fund's agents to keep currently informed about corporate actions which may affect the prices of portfolio securities. Communications between the U.S. and foreign countries may be less reliable than within the U.S., thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. Payment for securities without delivery may be required in certain foreign markets. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect U.S. investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. The management of the Scudder Fund seeks to mitigate the risks associated with the foregoing considerations through continuous professional management.

  Because investments in foreign securities usually will involve currencies of foreign countries, and because the Scudder Fund may hold foreign currencies and forward contracts, futures contracts and options on foreign currencies and foreign currency futures contracts, the value of the assets of the Scudder Fund as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and the Scudder Fund may incur costs in connection with conversions between various currencies. Although the Scudder Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. It will do so from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Scudder Fund at one rate, while offering a lesser rate of exchange should the Scudder Fund desire to resell that currency to the dealer. The Scudder Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into options or forward or futures contracts to purchase or sell foreign currencies.

  For a discussion of additional risk factors associated with the Scudder Fund, see "The Fund's Investment Objectives and Policies--Risk Factors" in the Statement of Additional Information referred to on the cover page of the Scudder Fund 1995 Prospectus.

  Information included in this Prospectus concerning the Scudder Fund is a summary of certain of the information contained in the current prospectus dated August 1, 1995, relating to the Scudder Fund (the "Scudder Fund 1995 Prospectus"). Such summary is qualified in its entirety by reference to the Scudder Fund 1995 Prospectus. ANY PARTICIPANT WHO IS CONTEMPLATING AN INVESTMENT IN THIS FUND IS ADVISED TO OBTAIN A COPY OF SUCH PROSPECTUS, READ IT AND RETAIN THE COPY FOR FUTURE REFERENCE. A copy of the most recent prospectus of the Scudder Fund which has been provided to the Company will be provided to a Participant by the Company upon request, and a copy of such prospectus will be provided to a Participant as soon as practicable following such Participant's initial investment in this Fund unless, prior to such initial investment a copy had been provided to the Participant.

  A DESCRIPTION OF THE SCUDDER FUND'S INVESTMENT OBJECTIVES AND POLICIES AND ITS INVESTMENT LIMITATIONS IS SET FORTH IN APPENDIX F TO THIS PROSPECTUS.

  The following table sets forth certain information taken from the Scudder Fund 1995 Prospectus concerning the Scudder Fund's shareholder transaction expenses and its annual operating expenses expressed as a percentage of its average daily net assets for the fiscal year ended March 31, 1995.

   SHAREHOLDER TRANSACTION EXPENSES: Expenses charged directly to individual accounts in the Scudder Fund for various transactions.
     Sales commissions to purchase shares (sales load).................  NONE
     Commissions to reinvest dividends.................................  NONE
     Redemption fees...................................................  NONE
     Fees to exchange shares...........................................  NONE
   ANNUAL FUND OPERATING EXPENSES: Expenses paid by the Scudder Fund before it distributes its net investment income, expressed as a percentage of its average daily net assets for the fiscal year ended March 31, 1995.
     Investment management fee......................................... 0.83%
     12b-1 fees........................................................  NONE
     Other expenses.................................................... 0.36%
                                                                        -----
     Total Scudder Fund operating expenses............................. 1.19%
                                                                        =====

EXAMPLE

                                             1 YEAR 3 YEARS 5 YEARS 10 YEARS
                                             ------ ------- ------- --------
Based on the level of total Scudder Fund
 operating expenses listed above, the total
 expenses relating to a $1,000 investment,
 assuming a 5% annual return and redemption
 at the end of each period, are listed
 below. Investors do not pay these expenses
 directly; they are paid by the Scudder
 Fund before it distributes its net
 investment income to shareholders.........   $12     $38     $65     $144

  ACCORDING TO THE SCUDDER FUND 1995 PROSPECTUS, THE FOREGOING EXAMPLE ASSUMES REINVESTMENT OF ALL DIVIDENDS AND DISTRIBUTIONS AND THAT THE PERCENTAGE AMOUNTS LISTED UNDER "ANNUAL FUND OPERATING EXPENSES" REMAIN THE SAME EACH YEAR. THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RETURN. ACTUAL SCUDDER FUND EXPENSES AND RETURN VARY FROM YEAR TO YEAR AND MAY BE HIGHER OR LOWER THAN THOSE SHOWN.

  The following table includes selected data for a share of the Scudder Fund outstanding throughout each period (based on monthly average shares outstanding during the period) and other performance information derived from the audited financial statements of the Scudder Fund. If you would like more detailed information concerning the Scudder Fund's performance, a complete listing of its portfolio and audited financial statements are available in the Scudder Fund's Annual Report dated March 31, 1995.

                                              YEARS ENDED MARCH 31,
                                        --------------------------------------
                                         1995    1994    1993    1992    1991
                                        ------  ------  ------  ------  ------
Net asset value, beginning of period... $42.96  $35.69  $34.36  $34.69  $37.00
                                        ------  ------  ------  ------  ------
Income from investment operations:
  Net investment income................    .21     .31     .38     .44     .80
  Net realized and unrealized gain
   (loss) on investment transactions...  (1.03)   7.74    2.64    (.37)   (.39)
                                        ------  ------  ------  ------  ------
Total from investment operations.......   (.82)   8.05    3.02     .07     .41
                                        ------  ------  ------  ------  ------
Less distributions:
  From net investment income...........     --    (.63)   (.83)     --    (.74)
  In excess of net investment income...     --    (.06)     --      --      --
  From net realized gains on investment
   transactions........................  (2.42)   (.09)   (.86)   (.40)  (1.98)
                                        ------  ------  ------  ------  ------
Total distributions....................  (2.42)   (.78)  (1.69)   (.40)  (2.72)
                                        ------  ------  ------  ------  ------
Net asset value, end of period......... $39.72  $42.96  $35.69  $34.36  $34.69
                                        ======  ======  ======  ======  ======
TOTAL RETURN (%).......................  (2.02)  22.69    9.12     .18    1.46
RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period ($
 millions).............................  2,192   2,198   1,180     933     929
Ratio of operating expenses to average
 net assets (%)........................   1.19    1.21    1.26    1.30    1.24
Ratio of net investment income to
 average net assets (%)................    .48     .75    1.13    1.25    2.22
Portfolio turnover rate (%)............   46.3    39.9    29.2    50.4    70.1

  According to the Scudder Fund 1995 Prospectus, the Scudder Fund is designed for long-term investors who can accept international investment risk. The dollar value of the Scudder Fund's portfolio securities fluctuates with changes in market and economic conditions abroad and with changes in relative currency values. Changes in the Scudder Fund's share price may not be related to changes in the U.S. stock and bond markets. As with any long-term investment, the value of shares of the Scudder Fund when sold may be higher or lower than when purchased. For additional information concerning risks of international investment, see "Risk Factors" in the Scudder Fund 1995 Prospectus.

  Set forth below is additional information from the Scudder Fund 1995 Prospectus concerning the performance of the Scudder Fund. Performance figures are historical and all total return calculations assume reinvestment of capital gains and income distributions. THE INVESTMENT RETURN AND PRINCIPAL VALUE OF THE SCUDDER FUND'S SHARES REPRESENT PAST PERFORMANCE AND WILL VARY DUE TO MARKET CONDITIONS, AND THE SHARES MAY BE WORTH MORE OR LESS AT REDEMPTION THAN AT ORIGINAL PURCHASE.

ANNUAL CAPITAL CHANGES--PAST TEN YEARS*

     YEARS ENDED      NET ASSET                    CAPITAL GAINS
      MARCH 31,      VALUE/SHARE     DIVIDENDS     DISTRIBUTIONS     CAPITAL CHANGE
     -----------     -----------     ---------     -------------     --------------
        1985           $23.03
        1986            36.93          $0.41           $0.13             +61.28%
        1987            44.05           0.49            5.93             +38.44
        1988            33.43           0.82            9.39             - 2.45
        1989            34.79           0.13            3.06             +13.91
        1990            37.00           0.43            3.15             +15.81
        1991            34.69           0.74            1.98             - 0.67
        1992            34.36             --            0.40             - 0.95
        1993            35.69           0.83            0.86             + 6.53
        1994            42.96           0.69            0.09             +21.59
        1995            39.72             --            2.42             - 2.02

GROWTH OF A $10,000 INVESTMENT

                                                          TOTAL RETURN
      YEARS ENDED         VALUE OF INITIAL        ----------------------------------
     MARCH 31, 1995      $10,000 INVESTMENT       AVERAGE ANNUAL       CUMULATIVE
     --------------      ------------------       --------------       ----------
        One Year              $ 9,798                - 2.02%            -  2.02%
       Five Years             $13,333                + 5.92%            + 33.33%
       Ten Years              $40,879                +15.12%            +308.79%

--------
* For definition of "capital change" please see "Distribution and performance information" in the Scudder Fund 1995 Prospectus.

  The Scudder Fund retains the investment management firm of Scudder, Stevens & Clark, Inc., a Delaware corporation (the "Scudder Fund Adviser"), to manage the Scudder Fund's daily investment and business affairs subject to the policies established by the SIDI's Board of Directors. Such Board has overall responsibility for the management of the Scudder Fund under Maryland law. For the fiscal year ended March 31, 1995, the Scudder Fund Adviser received an investment management fee of 0.83% of the Scudder Fund's average daily net assets. The Scudder Fund Adviser receives from the Scudder Fund an investment management fee for its services equal, on an annual basis, to 0.90% of the first $500 million of average daily net assets; 0.85% of the next $500 million of such assets; 0.80% of the next $1 billion of such assets and 0.75% of such assets in excess of $2 billion.

  Prior to September 8, 1994 the Scudder Fund Adviser received from the Scudder Fund an investment management fee equal, on an annual basis, to 1.00% of the first $200 million of average daily net assets; 0.90% of the next $200 million of such assets; 0.85% of the next $400 million of such assets and 0.80% of such assets in excess of $800 million.

  The fee is payable monthly, provided that the Scudder Fund will make such interim payments as may be requested by the Scudder Fund Adviser not to exceed 75% of the amount of the fee then accrued on the books of the Scudder Fund and unpaid. According to the Scudder Fund 1995 Prospectus, the fee is higher than that charged by many funds which invest primarily in U.S. securities but not necessarily higher than the fees charged to funds with investment objectives similar to that of the Scudder Fund. All the Scudder Fund's expenses are paid out of its gross investment income. Shareholders pay no direct charges or fees for investment services.

  Participants investing in this Fund will not have any voting rights with respect to the interest in the Scudder Fund held by this Fund. The voting rights with respect to such interest are vested in the Trustee.

                               ----------------

AVAILABILITY OF ADDITIONAL INFORMATION CONCERNING INVESTMENT OPTIONS

  A Participant or a Participant's beneficiary will be provided, upon request, the following information, which will be based on the latest information available to the Plan:

    (i) A description of the annual operating expenses of each designated investment alternative (e.g., investment management fees, administrative fees, transaction costs) which reduce the rate of return to Participants and beneficiaries, and the aggregate amount of such expenses expressed as a percentage of average net assets of the designated investment alternative;

    (ii) Copies of any prospectuses, financial statements and reports, and of any other materials relating to the investment alternatives available under the Plan, to the extent such information is provided to the Plan;

    (iii) A list of the assets comprising the portfolio of each designated investment alternative which constitute Plan assets within the meaning of 29 CFR 2510.3-101, the value of each such asset (or the proportion of the investment alternative which it comprises), and, with respect to each such asset which is a fixed rate investment contract issued by a bank, savings and loan association or insurance company, the name of the issuer of the contract, the term of the contract and the rate of return on the contract;

    (iv) Information concerning the value of shares or units in designated investment alternatives available to Participants and beneficiaries under the Plan, as well as the past and current investment performance of such alternatives, determined, net of expenses, on a reasonable and consistent basis; and

    (v) Information concerning the value of shares or units in designated investment alternatives held in the account of the Participant or beneficiary.

The information described above may be obtained by a Participant or a beneficiary upon his or her request, which should be directed to Kathryn Turner, Corporate Director--Human Resources, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410).

VALUATION OF THE FUNDS

  As of the last day of each calendar month and such other dates as the Plan Administrator may designate from time to time (the "Valuation Date"), the Custodian and the Trustee will determine the "net worth" of the respective investment Funds in their custody. Interim Valuation Dates no more frequently than weekly may be used for purposes of facilitating hardship withdrawals. The "net worth" of an investment Fund as of any Valuation Date is equal to the "adjusted net worth" of the assets of such investment Fund as of such Valuation Date, as determined by the Custodian or Trustee, as the case may be, and reported to the Plan Administrator, including withdrawals, distributions and transfers chargeable to such investment Fund which have been incurred but not yet paid as of such Valuation Date. The Account of each Participant is adjusted upward or downward as of each Valuation Date in proportion to the amounts credited to the respective Accounts of all of the Participants that are invested in each of such Funds so that the sum of the amounts credited to the Accounts of all of the Participants that are invested in each such Fund will be equal to the "adjusted net worth" of that Fund and so that the sum of the Accounts of all of the Participants will be equal to the "adjusted net worth" of the investment Funds.

VESTING

  A participant will be 100% vested in all amounts allocated to his Savings Contribution Account or his Rollover Contribution Account at all times.

  If a Participant first worked as an Eligible Employee before July 3, 1989, he will be 100% vested in all amounts allocated to his other Accounts at all times, provided he entered the Plan by December 31, 1992. If he first worked as an eligible Employee on or after July 3, 1989, or if he enters the Plan after December 31, 1992, the vested portion of his Matching Contribution Account, Automatic Contribution Account, ESOP Matching

Contributions, ESOP Automatic Contributions and any Discretionary
Contributions, as well as the earnings thereon, will be determined under the following schedule based upon the Participant's total number of Years of Vesting Service as of the date his eligible service terminates:

            NUMBER OF
     YEARS OF VESTING SERVICE                                           VESTED
     ------------------------                                          INTEREST
                                                                       --------
     Less than 3......................................................     0%
     3................................................................    25%
     4................................................................    50%
     5................................................................    75%
     6 or more........................................................   100%

  However, a Participant will be 100% vested in all of his accounts upon reaching his Normal Retirement Date.

  The vested portion of a Participant's Account will be available for payment after the end of the calendar quarter in which his employment terminates. See "Benefits Under the Plan," below. Any non-vested portion will be forfeited at the time the vested benefits are paid, or, if earlier, at the time the Participant has incurred five consecutive One Year Breaks in Service.

  Forfeitures during any Plan Year, to the extent not needed to restore the Forfeitures of returning Participants who have "bought back" their prior Forfeitures, will be reallocated to other Participants as additional Automatic Contributions. See "Contributions," above.

  If a Participant who has incurred a Forfeiture returns to work after incurring five consecutive One Year Breaks in Service, the Forfeiture cannot be reclaimed for any reason.

  If a Participant returns before incurring five consecutive One Year Breaks in Service, then:

    --If the Participant did not receive his vested benefits, his entire
       Account will remain intact, and he will not incur a Forfeiture.

    --If the vested benefits were paid to the Participant, he will have incurred a Forfeiture, but he has the right to "buy back" his Forfeiture by paying back to the Trustee the full amount of the prior distribution, generally within five years after the date he returns to employment.

WITHDRAWALS ON ACCOUNT OF HARDSHIP

  An Employee who has been a Participant in the Plan for at least 18 months may request a distribution from his Account of his Savings Contributions, plus earnings credited directly to those contributions prior to January 1, 1989, for reasons of a "hardship," as defined in the Plan, as determined in the Plan Administrator's discretion exercised in a uniform and nondiscriminatory manner. In exercising its discretion, the Plan Administrator will request a detailed financial statement from the Participant explaining his need for the funds and available access to funds from other sources.

  "Hardship" may include expenses for (a) the purchase of a Participant's primary residence (excluding mortgage payments), (b) payment of tuition for the next 12 months of post-secondary education of the Participant, his spouse, children, or other dependents, (c) payments needed to prevent the Participant's eviction from or foreclosure on the mortgage on his principal residence, and (d) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Section 152 of the Code) or that are necessary in order to permit the Participant or dependent to obtain medical care.

  A distribution based on financial hardship may not exceed the amount required to meet the immediate financial needs created by the hardship and not reasonably available from the Participant's other resources, nor may such a distribution be in an amount less than $1,000.

  The Plan Administrator has the discretion to determine whether the requirements for a hardship withdrawal have been met. The Plan Administrator must deny any request for a financial hardship withdrawal that does not meet those requirements. The Plan requires that the Plan Administrator strictly construe the application of facts to the "hardship" definition.

  The amount of funds withdrawn by a Participant will be charged against the Participant's Account.

WITHDRAWALS AFTER AGE 59 1/2

  A Participant who is fully vested in his Account balance and has attained the age of 59 1/2 may request a withdrawal, which will be paid to the qualifying Participant in a single lump sum payment.

DIVERSIFICATION ELECTION

  During the Diversification Election Period a qualifying Participant may (subject to the minimum amounts specified in the Plan) make a Diversification Election by directing the Trustee in writing as to the investment of a portion of his ESOP Matching Contribution Account and ESOP Automatic Contribution Account through the sale of Employer Securities attributable to the amount to be diversified.

  Such a Participant may elect, within 90 days after the close of the first Plan Year in the Diversification Election Period, to diversify an amount not exceeding 25% of the balance of his ESOP Matching and ESOP Automatic Accounts, determined as of the last day of such Plan Year. Within 90 days after the close of the second, third, fourth and fifth Plan Years in the Diversification Election Period, such a Participant may elect to diversify the ESOP Matching and ESOP Automatic Contribution Accounts, determined as of the last day of such Plan Year, and the amount with respect to which diversification was previously elected. In the last Plan Year of the Diversification Election Period, the Participant may elect to diversify the difference between 50% of the balance of his ESOP Matching and ESOP Automatic Contribution Accounts, determined as of the last day of such Plan Year, and the amount with respect to which diversification was previously elected.

  The Trustee may offer Employer Securities being sold pursuant to a Diversification Election to the Company or its affiliates or in the organized trading market. The terms of any such offer to the Company or its affiliates will require that such entities purchase the Employer Securities at fair market value, as determined at the time of acquisition of the Employer Securities, without the payment of any sales commissions. The proceeds of diversification sales are required to be invested in the Funds referred to in the Plan as Funds B, C, D, E, F and/or G in the proportions elected by the Participant.

BENEFITS UNDER THE PLAN

  Retirement Benefit. A Participant will be entitled to full retirement benefits under the Plan upon such Participant's attaining the age of 65 years or, if later, the date on which he completes five full years of participation in the Plan. Until a Participant reaches the age of 70 1/2 or actually retires from the employ of the Employer, generally no retirement benefits will be payable to him, and he will continue to be treated in all respects as a Participant. Upon retirement of a Participant or his reaching age 70 1/2, such Participant is entitled to a retirement benefit in an amount equal to 100% of the balance in his Account as of the Valuation Date concurring with or next following the date of his retirement.

  Generally, a Participant will be required to begin receiving payment of his vested retirement benefit, whether or not he has retired, no later than the first April 1 following the end of the calendar year in which he attains age

70 1/2. Thereafter, additional distributions will be made to him from his Account in amounts determined under Section 401(a)(9) of the Code, not later than December 31 of each year, until his entire vested Account balance has been distributed to him.

  Severance of Employment Benefit. A Participant whose employment with the Employer is terminated for reasons other than retirement or death will be entitled to a severance of employment benefit in an amount equal to the vested portion of his Account as of the Valuation Date concurring with or next following the date on which such termination of employment occurs.

  Death Benefit. If a Participant dies, his beneficiary will be entitled to a death benefit in an amount equal to 100% of the balance in his Account as of the Valuation Date immediately preceding or concurring with the date of his death. Each Participant may designate a beneficiary to receive his death benefit, and may change or revoke any such designation. Each designation or revocation must be in writing and filed with the Plan Administrator on forms prescribed by the Plan Administrator.

  If a Participant dies without designating a beneficiary or beneficiaries, or if any such designation is legally ineffective, or if such beneficiary or beneficiaries do not survive the Participant, then the Participant's death benefit will be paid to his estate. However, if no personal representative is appointed for the Participant's estate, then his next of kin under the laws of descent and distribution in the state where he resided at the time of his death will be deemed to be his beneficiary or beneficiaries.

  Notwithstanding the foregoing, if the Participant is married as of the date of his death, the Participant's surviving spouse will be his sole beneficiary, and will receive the full amount of his death benefit unless the spouse consents to, or has consented to, the Participant's designation of another beneficiary. Any such consent to the designation of another beneficiary must be in writing, must acknowledge the effect of the consent, must be witnessed by a Plan representative or by a notary public, and will be effective only with respect to that spouse.

  To the extent permitted by Internal Revenue Service Rules, any death benefit payable to a minor child will generally be held until the child has reached the age of majority unless a legal guardian is appointed for the child.

  Deferred Benefit. A Participant or beneficiary who is eligible to receive a benefit under the Plan, but who does not receive the benefit on the Valuation Date as of which it is determined, will continue to have his Account held and invested under the Plan, where it will continue to share in the earnings and losses of the trust fund and separately invested Funds in which it is invested.

  Payment of Benefits. The benefit to which a Participant is entitled will be paid to him (or, in the case of a death benefit, will be paid to his beneficiary or beneficiaries) in a lump sum, as soon as practicable after the Valuation Date that coincides with or immediately follows the Participant's retirement, disability, severance of employment or death, as the case may be. No distribution may be made of the benefit of any Participant prior to his Normal Retirement Date unless the value of his benefit does not exceed $3,500, or unless the Participant consents to the distribution. In any event, retirement or disability benefits must begin no later than the April 1 of the year immediately following the calendar year in which the Participant reaches age 70 1/2.

  Any benefits attributable to a Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account (except as invested pursuant to a Diversification Election) will be paid to the Participant (or, if applicable, his beneficiary or beneficiaries), to the extent possible, in whole units of Employer Securities. Fractional interests will be paid in cash based on the market price of the Employer Securities at the distribution date.

  Any other benefits payable under the Plan may be paid to the Participant (or, if applicable, his beneficiary or beneficiaries) in cash or in kind.

  Under certain circumstances, set forth in detail in the Plan, if Employer Securities distributed to a Participant or beneficiary are not then listed on a national securities exchange or quoted by a national securities association, the Participant or beneficiary will have an option to put any of the units of such Employer Securities to the Company.

VOTING AND OTHER RIGHTS

  As the owner of record of the Employer Securities held under the terms of the Plan, the Trustee exercises any and all voting and other rights with respect to such securities. However, a Participant may direct the Trustee regarding the exercise of such rights for the Employer Securities (including fractional shares) allocated to his ESOP Matching Contribution Account and ESOP Automatic Contribution Account.

  If possible, the Trustee will notify each Participant at least 30 days before the date upon which any voting or other rights are to be exercised, and will provide each Participant with copies of all information distributed to the security holders of record by the Employer regarding the exercise of such rights. However, if the notice received by the Trustee, as stockholder of record, makes it impossible for the Trustee to give the Participants 30 days notice, the Trustee will notify the Participants regarding the exercise of such rights as soon as practicable after it receives the information.

  Under the terms of the Plan, if the Trustee receives no direction regarding exercise of voting or other rights with respect to Employer Securities allocated to a Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account, the Trustee will exercise such rights in the manner it deems appropriate.

  Notwithstanding the provisions of the Plan relating to the voting of allocated shares, it is also possible that ERISA requirements might be interpreted, in limited situations, to require the Trustee to make an independent decision regarding the voting of allocated shares even when instructions are received from Participants.

  Any voting and other rights with respect to Employer Securities (including fractional shares) held by the Trustee that are allocated to any ESOP loan suspense account or to the Circus Circus Stock Fund are exercised by the Trustee at its sole discretion.

  Any voting rights with respect to securities representing investments of the Plan in investment options other than the Circus Circus Stock Fund are vested in the Trustee.

DIVIDENDS

  Cash dividends paid for any Plan Year with respect to Employer Securities (including fractional shares) allocated to the Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account will be paid, if the Company so directs, to the Participants to whom they are allocated.

  Any such cash dividends which are not distributed to Participants will be retained by the Trustee and allocated in the same manner as other income of the ESOP Fund.

  Stock Dividends paid with respect to Employer Securities (including fractional shares) allocated to each Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account will be retained by the Trustee and allocated in the same manner as other income of the ESOP Fund.

ASSIGNMENT; LIENS

  A Participant or his beneficiary may not alienate, sell, transfer, assign, pledge, encumber or charge his interest in the Plan. No interest in the Plan may be attached or subjected to other legal process except to the extent provided in the Plan or as may be required by law. Pursuant to the Retirement Equity Act of 1984 amending Section 401(a)(13) of the Code, a "qualified domestic relations order" will not be treated as an illegal assignment or attachment. Detailed procedures regarding the administration of such orders are set forth in the Plan's Summary Plan Description, which is available on request from the Corporate Director--Human Resources. Also, an Internal Revenue Service levy on an Account is not considered an illegal assignment or attachment.

AMENDMENT AND TERMINATION

  The Company anticipates that the Plan will continue indefinitely as a qualified plan under the Code, but reserves the right to terminate the Plan at any time by action of the Board of Directors of the Company or to amend the Plan by action of the Company's Board of Directors. However, such an amendment or termination cannot transfer assets of the Plan for purposes other than for the exclusive benefit of Participants and their beneficiaries, and cannot cause or permit any assets of the Plan, its Trusts or Contracts to revert to or become the property of the Company except in the case of a contribution made to the Plan under a mistake of fact or in the case of a contribution disallowed as a deduction under the Code with respect to the Company.

REFERENCE TO THE PLAN

  The above summary of the Plan and the Agreement of Trust does not purport to be complete and is subject in all respects to the provisions of the Plan and the Agreement of Trust, copies of which are available from the Company on request and which have been filed with the Securities and Exchange Commission as exhibits to the Company's Registration Statement (SEC File No. 33-18278).

                              FEDERAL TAX ASPECTS

  The Company has obtained from the Internal Revenue Service a favorable determination letter that the Plan, including the cash or deferred arrangements under Section 401(k) of the Code and the ESOP features under
Section 4975(e)(7) of the Code, constitutes a qualified profit sharing plan under Section 401(a) of the Code and a qualified ESOP under Section 4975(e)(7) of the Code, and that the Trust is exempt from Federal income tax under
Section 501(a) of the Code. In conjunction with the 1995 Amendments, the Company intends to submit the Plan to the Internal Revenue Service to seek its determination that the Plan, in its amended form, continues to meet the requirements of a qualified profit sharing plan under Section 401(a) of the Code, a qualified cash or deferred arrangement under Section 401(k) of the Code, and a qualified ESOP under Section 4975(e)(7) of the Code, and that the Trust continues to be exempt from Federal income tax under Section 501(a) of the Code, Trenam Kemker, special counsel to the Company, has provided the Company with their opinion that, subject to certain limitations set forth therein, principally related to the adoption of final regulations by the Internal Revenue Service and the U.S. Department of Labor, the adoption of the 1995 Amendments will not cause the Plan or Trust documents to fail to be in substantial compliance with Sections 401(a), 401(k) and 4975(e)(7) of the Code, and the adoption of the 1995 Amendments will not cause the Plan to fail to be in substantial compliance with the applicable portions of ERISA that did not amend the Code. The IRS could request further amendments to the Plan, and could condition any determination letter upon timely adoption of such amendments. The opinion of Trenam Kemker is conditioned upon the adoption by the Company of any IRS requested amendments within 90 days after the issuance of a determination letter that is conditioned upon timely adoption of such amendments. So long as the Code requirements continue to be met, the amounts contributed by the Company on behalf of a Participant will be deductible by the Company for Federal income tax purposes and amounts contributed by the Company as Savings Contributions on behalf of a Participant who has executed a salary reduction agreement will be excluded from the Participant's gross income. Contributions made on a Participant's behalf and the income and appreciation on Employer contributions will not be subject to income tax while held in the Trust Fund and will not be includable in the Participant's taxable income until distributed to him.

  If an amount in a Participant's Account is withdrawn, the amount withdrawn will be taxable to him as ordinary income (except for certain lump sum distributions made after a member has attained age 59 1/2). Any withdrawal prior to age 59 1/2 will also be subject to a 10% excise tax unless an exemption from such excise tax is applicable. If a Participant rolls the distribution over into an IRA or another eligible qualified plan, the excise tax will not be imposed on the portion of the distribution that is rolled over. The excise tax also will not be imposed if the Participant is over age 59 1/2 when the distribution is received, or if he is over age 55 and has retired. Any distribution made after the death of the Participant is exempt from the 10% excise tax regardless of the age of the Participant. Also, any distribution to a spouse, former spouse, child or other dependent of the Participant pursuant to a qualified domestic relations order will be exempt from the excise tax.

  Upon distribution of a Participant's entire Account in a lump sum by reason of his death or other termination of employment, or after his attainment of age 59 1/2, the distribution will constitute taxable (ordinary) income to the Participant which may qualify for special five-year forward income averaging if the Participant has been a Participant in the Plan for five or more taxable years. The availability of the election to be taxed under the five-year forward income averaging provision is subject to a number of limitations including the limitations that the election be made only once, and that it be made only after attaining age 59 1/2. Certain Participants who attained the age of 50 before January 1, 1986, whether or not they have reached age 59 1/2 at the time of distribution, may elect to be taxed under either ten-year forward income averaging, as in effect immediately before to the adoption of the Tax Reform Act of 1986, or five-year forward averaging.

  If a Participant, or an alternate payee under a qualified domestic relations order who is a spouse or former spouse of a Participant, receives a qualifying rollover distribution from the Plan, he may transfer, on or before the 60th day after the day on which he receives such distribution, all or part of the distribution to: (i) another exempt employees' trust which is part of a "qualified" plan for Federal income tax purposes, (ii) an "annuity" plan described in Section 403(a) of the Code, or (iii) an "individual retirement account," or an "individual retirement annuity" as such terms are described in the Code, and thereby avoid current taxation of the portion of the distribution so transferred. Moreover, if the spouse of a Participant receives a qualifying rollover distribution by reason of the Participant's death, the spouse may transfer, within the period described in the preceding sentence, all or a portion of such distribution to an "individual retirement plan" and thereby avoid current taxation on the portion of the distribution so transferred. Any lump sum distribution from the Plan to a Participant, to the surviving spouse of a Participant, or to an alternate payee under a qualified domestic relations order who is a spouse or former spouse of a Participant, will be a qualifying rollover distribution. A hardship withdrawal will also constitute a qualifying rollover distribution, although any intent of the Participant to roll the money over to an IRA may be inconsistent with the requirements for receipt of the distribution. A minimum distribution that is required to be paid at age 70 1/2 is not a qualifying rollover distribution, and may not be rolled over to an IRA.

  If a Participant, or an alternate payee under a qualified domestic relations order who is a spouse or former spouse of a Participant, is to receive a qualifying rollover distribution, he may direct the Trustee to transfer the amount to be distributed directly to: (i) another exempt employees' trust which is part of a "qualified" plan for Federal income tax purposes, (ii) an "annuity" plan described in Section 403(a) of the Code, or (iii) an "individual retirement account" or an "individual retirement annuity," as such terms are described in the Code. If he does not elect such a transfer, the Trustee must withhold 20% of the amount of the distribution to be applied toward his Federal income tax obligation. In that case, the Participant or alternate payee may still roll the entire amount of his distribution over to another plan or an IRA, but the withholding cannot be waived and he will have to use other funds to complete the rollover.

  Similarly, if the surviving spouse of a deceased Participant, is to receive a qualifying rollover distribution, he may direct the Trustee to transfer the amount to be distributed directly to an "individual retirement account" or an "individual retirement annuity," as such terms are described in the Code. In the absence of a direct transfer election, the same 20% withholding requirement will apply.

  The Plan Administrator will notify all eligible Participants, surviving spouses and alternate payees who are spouses or former spouses of Participants of their rights to elect a direct transfer and the procedures for doing so.

  If a distribution during a calendar year to a Participant exceeds $150,000, it may be subject to a 15% excise tax on the portion of the distribution that is in excess of that amount. In determining whether the $150,000 threshold has been reached, all distributions from all "qualified" plans, certain similar types of plans, and IRAs are aggregated. The $150,000 amount is subject to cost of living adjustments, and also may be a different amount for certain individuals who filed a "grandfather election" with their 1988 federal income tax returns. The excise tax may be avoided for the year of distribution by rolling the distribution over into another "qualified" plan, "annuity" plan or IRA on or before the 60th day after receipt of the distribution.

  The 15% excise tax on any lump sum distribution from the Plan that is made on account of termination of employment or termination of the Plan, or that is made after attainment of age 59 1/2, is imposed only on the portion of the distribution that, when aggregated with all other plan and IRA distributions received by the Participant or spouse in a calendar year, exceeds $750,000. However, this $750,000 threshold is only available if five-year or ten-year forward income averaging, as explained above, is elected, and if no portion of the distribution is rolled over into an IRA.

  With respect to Federal estate tax, distributions under the Plan made as a result of the death of a Participant or former Participant will generally be included in determining the taxable amount of the Participant's estate. However, amounts payable to the deceased Participant's spouse may be eligible for the Federal estate tax marital deduction. For Federal income tax purposes, amounts distributed to the beneficiary or estate of a Participant will be treated in substantially the same way as if distributed to a Participant after termination of employment.

  If a Participant dies with an accumulation that exceeds a threshold determined under Section 4980A of the Code, the Participant's estate may be subject to a 15% excise tax on the amount of the "excess accumulation." This excise tax cannot be avoided by a rollover to an IRA, although in certain circumstances the Participant's surviving spouse may have the right, if the spouse is the beneficiary of substantially all of the Participant's "qualified" plan, "annuity" plan and IRA death benefits, to make an election to convert the Participant's accumulation to the spouse's distribution for purposes of this excise tax. In the event that the spouse makes such an election and then receives a lump sum distribution, the spouse may avoid the excise tax for the year of distribution by rolling the distribution over into an IRA on or before the 60th day after receipt of the distribution. Spousal rollovers to other "qualified" or "annuity" plans are not permitted.

  The foregoing description of tax effects is intended to be general in nature, and is based on interpretations of present Federal statutory and regulatory authority which may be subject to change. Each Participant or beneficiary should discuss specific questions with his own tax adviser or attorney. In addition, there may be tax considerations under foreign, state and local laws applicable to Participants.

  Any material changes in the tax effects of participation in the Plan will be described in a Supplement to this Prospectus.

                       APPLICABLE REQUIREMENTS OF ERISA

  The Plan is a "defined contribution plan" as described in Section 3(34) of ERISA. As such, the Plan is subject to the applicable provisions set forth in
Part 1 (Reporting and Disclosure), Part 2 (Participation and Vesting), Part 4 (Fiduciary Responsibility) and Part 5 (Administration and Enforcement) of Subtitle B of Title I of ERISA which relate to employee pension benefit plans which are defined contribution plans.

  The Plan is not subject to Part 3 (Funding) of Subtitle B of Title I of ERISA nor is it subject to any of the provisions of Title IV of ERISA. Those portions of ERISA pertain to "money purchase plans" and "defined benefit plans."

            AMENDMENTS AND OTHER CHANGES AFFECTING THIS PROSPECTUS

  After the date hereof, the Plan may from time to time be amended and certain other changes in respect of the Plan, such as changes in applicable law, may also occur. Any such amendments or changes that are material for purposes of this Prospectus will be reflected in a Supplement to this Prospectus.

                            REPORTS OF THE COMPANY

  The Company's Quarterly and Annual Reports to Stockholders, proxy soliciting material and other communications distributed to the Company's stockholders generally will be provided to all Participants of the Plan whether or not such Participants are stockholders of the Company. If a Participant does not for some reason receive a copy of any of such reports, material or other communications, he may obtain copies of the same which the Company will provide promptly without charge upon written or oral request made to the Company's Corporate Director--Human Resources in the manner described under "Incorporation of Certain Documents by Reference."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission are incorporated in this Prospectus by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995;

    (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1995 and July 31, 1995, respectively;

    (c) The Company's Current Report on Form 8-K dated June 1, 1995, and the amendment thereto on Form 8-K/A dated August 11, 1995;

    (d) The description of the Common Stock contained in the Company's Form 8-A Registration Statement declared effective by the Commission on October 25, 1983, and any amendments or reports filed for the purpose of updating such description;

    (e) The description of the Company's Common Stock Purchase Rights contained in the Company's Form 8-A Registration Statement declared effective by the Commission on August 12, 1994, and any amendments or reports filed for the purpose of updating such description;

    (f) The Plan's Annual Report on Form 11-K for the year ended December 31, 1994; and

    (g) All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

  Copies of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents which this Prospectus incorporates), and copies of any other documents to which a Participant is entitled as described in this Prospectus, are available to any Participant receiving a copy of this Prospectus upon written or oral request. Such request should be directed to Kathryn Turner, Corporate Director--Human Resources, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410). See "Additional Information."

                                LEGAL OPINIONS

  The validity of the participation interests in the Plan has been passed upon by the firm of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered, Las Vegas, Nevada. Certain legal matters relating to compliance of the Plan with the requirements of ERISA have been passed upon by the firm of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A., Tampa, Florida.

                                    EXPERTS

  The consolidated financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995, the Plan's financial statements included in Amendment No. 1 on Form 11-K/A to its Annual Report on Form 11-K for the fiscal year ended December 31, 1994, and the combined financial statements of Gold Strike Resorts for the years ended December 31, 1994 and 1993 incorporated by reference in Amendment No. 1 on Form 8-K/A to the Company's Current Report on Form 8-K dated June 1, 1995 incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

  Future consolidated financial statements of the Company and financial statements of the Plan and the reports thereon of Arthur Andersen LLP also will be incorporated by reference herein in reliance upon the authority of that firm as experts in giving those reports to the extent that firm has audited those consolidated financial statements and consented to the use of their reports thereon.

  The financial statements of Elgin Riverboat Resort-Riverboat Casino for the years ended December 31, 1994 and 1993 incorporated by reference in Amendment No. 1 on Form 8-K/A to the Company's Current Report on Form 8-K dated June 1, 1995 incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Coopers & Lybrand LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

                                                                     APPENDIX A

  INFORMATION CONCERNING CREDIT REQUIREMENTS APPLICABLE TO INVESTMENTS OF THE
                  MERRILL LYNCH RETIREMENT PRESERVATION TRUST

  THE FOLLOWING DESCRIPTION OF CREDIT REQUIREMENTS IS A SUMMARY OF INFORMATION PROVIDED TO THE COMPANY BY MERRILL LYNCH TRUST COMPANY.

GUARANTEED INVESTMENTS

  The Merrill Lynch Retirement Preservation Trust invests in GICs (i.e., contracts issued by insurance companies which provide for a return of principal plus interest, either periodically or at maturity), BICs (i.e., contracts issued by domestic and foreign banks which provide for a return of principal plus interest, either periodically or at maturity) or similar investments which pay a fixed or variable rate of return on an agreed schedule and are benefit responsive (collectively "Guaranteed Investments"). Benefit responsiveness may be provided by the issuer of the Guaranteed Investment or a third party. A maximum of 80% of the Trust will be invested in Guaranteed Investments.

  The types of Guaranteed Investments and the applicable investment standards for the Merrill Lynch Retirement Preservation Trust are as follows:

    GICs. Guaranteed Investment Contracts (also referred to as "Guaranteed Interest Contracts," "Guaranteed Insurance Contracts" and "Funding Agreements") may be participating or non-participating. They may have fixed rates or variable rates which are indexed to some other instrument. They may have fixed maturity dates (single or installment) or variable maturity dates. They may be supported by United States Government Securities or other high quality assets. Some variable rate contracts may have no specific nominal maturity date; such contracts must contain a provision which allows either party to terminate the contract on a reset date upon reasonable notice. The minimum credit requirement for an issuer of a GIC is either an Aa3 claims paying rating from Moody's Investors Service or an AA-claims paying rating from Standard and Poors. Additionally a minimum of $1 billion in admitted assets will be required of an insurance company at the time of purchase. Currently, approximately 34 insurers meet the above criteria.

    BICs. Bank Investment Contracts (also referred to as "Deposit Agreements") may be participating or non-participating. They may have fixed rates or variable rates which are indexed to some other instrument. They may have fixed maturity dates (single or installment) or variable maturity dates. They may be supported by United States Government Securities or other high quality assets. Some variable rate contracts may have no specific nominal maturity date; such contracts must contain a provision which allows either party to terminate the contract on a reset date upon reasonable notice. The minimum credit requirement for a bank which issues BICs purchased by the Merrill Lynch Retirement Preservation Trust is an Aa3 long term deposit rating from Moody's Investors Service for purchases exceeding one year. A short term deposit rating of P-2 or higher is required for purchases which do not exceed one year. Additionally, a minimum of $1 billion in assets will be required of a bank at the time of purchase. Currently, approximately 16 banks meet the above criteria.

MONEY MARKET INSTRUMENTS

  A minimum of 20% of the assets of the Merrill Lynch Retirement Preservation Trust must be invested in the below-described money market instruments. All money market instruments must meet both the Standard and Poors A-1 and the Moody's P-1 short-term investment ratings. The types of investments and the applicable investment standards are as follows:

    United States Government Securities. Marketable securities issued or guaranteed as to principal and interest by the United States Government and supported by the full faith and credit of the United States with no more than two years remaining to maturity at the date of settlement. The aggregate value of these securities may constitute up to 100% of the money market portion of the Merrill Lynch Retirement Preservation Trust's portfolio.

    United States Government Agency Securities. Debt securities issued by United States Government sponsored enterprises, Federal agencies and certain international institutions which are not direct obligations of the United States but involve United States Government sponsorship or guarantees by United States Government agencies or enterprises. The United States Government is not obligated to provide financial support to these instrumentalities. These agencies include, but are not limited to, Federal Home Loan Bank, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, Federal Farm Credit Bank, and the International Bank for Reconstruction and Development. The aggregate value of these securities may constitute up to 100% of the money market portion of the Merrill Lynch Retirement Preservation Trust's portfolio. Up to 25% of the aggregate value of such portfolio may be invested in the obligations of any single agency or instrumentality.

    Bank Money Instruments. Obligations of commercial banks, savings banks or savings and loan associations such as certificates of deposit, including variable rate certificates of deposit, time deposits, deposit notes and bankers acceptances. The savings banks and savings and loan associations must be organized and operating in the United States. The obligations of commercial banks may be issued by United States banks, foreign branches or subsidiaries of United States banks ("Eurodollar" obligations), United States branches or subsidiaries of foreign banks ("Yankee" obligations) or Eurodollar obligations of foreign banks. The aggregate value of these securities may constitute up to 75% of the money market portfolio of the Merrill Lynch Retirement Preservation Trust with no more than one year remaining to maturity at the date of settlement. The Merrill Lynch Retirement Preservation Trust may purchase up to 10% of the value of its total money market assets (taken at market value) with each issuer.

    Short-Term Corporate Debt Instruments. Commercial paper (including variable amount master demand notes) which refers to short-term, unsecured promissory notes issued by a corporation to finance short-term credit needs and non-convertible corporate debt securities (e.g., bonds and debentures) with no more than one year remaining to maturity at the date of settlement. The aggregate value of these securities may constitute up to 80% of the Merrill Lynch Retirement Preservation Trust's money market portfolio. The Merrill Lynch Retirement Preservation Trust may purchase up to 5% of the value of its total money market assets (taken at market value) with an issuer.

    Repurchase Agreements or Purchase and Sale Contracts. Under such agreements or contracts, the bank or primary dealer agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period. Repurchase agreements and purchase and sale contracts may be entered into only with a member bank of the Federal Reserve System or a primary dealer in United States Government securities. The Merrill Lynch Retirement Preservation Trust may purchase up to 10% of the money market portion of its portfolio with any one entity.

    Reverse Repurchase Agreements. The sale of securities held by the Merrill Lynch Retirement Preservation Trust, with an agreement to repurchase the securities at an agreed upon price, date and interest payment. During the time a reverse purchase agreement is outstanding, the Merrill Lynch Retirement Preservation Trust will maintain a segregated custodial account containing United States Government or other appropriate high-grade debt securities having a value equal to the repurchase price. The Merrill Lynch Retirement Preservation Trust may purchase up to 10% of the money market portion of its portfolio with any one entity.

                                                                     APPENDIX B

                 INVESTMENT OBJECTIVE AND POLICIES OF THE S&P
                    500 INDEX PORTFOLIO OF SEI INDEX FUNDS

  THE FOLLOWING DESCRIPTION OF THE INVESTMENT OBJECTIVE AND POLICIES AND INVESTMENT LIMITATIONS OF THE PORTFOLIO IS BASED ON INFORMATION SET FORTH IN THE PORTFOLIO'S 1995 PROSPECTUS AND IN THE STATEMENT OF ADDITIONAL INFORMATION REFERRED TO ON THE COVER PAGE OF THE PORTFOLIO'S 1995 PROSPECTUS (THE "PORTFOLIO'S STATEMENT"), AND SUCH DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH PROSPECTUS AND STATEMENT.

  Investment Objectives and Policies. The Portfolio seeks to provide investment results that correspond to the aggregate price and dividend performance of the securities in the Standard & Poor's 500 Composite Stock Price Index (the "Index") which is comprised of 500 selected common stocks, most of which are listed on the New York Stock Exchange. There can be no assurance that the Portfolio will achieve its investment objective.

  The Portfolio's ability to duplicate the performance of the Index will depend to some extent on the size and timing of cash flows into and out of the Portfolio as well as the extent of the Portfolio's expenses. Adjustments made to accommodate cash flows will track the Index to the maximum extent possible and may result in brokerage expenses for the Portfolio. Over time, the correlation between the performance of the Portfolio and the Index is expected to be over 0.95. A correlation of 1.00 would indicate perfect correlation, which would be achieved when the net asset value of the Portfolio, including the value of its dividend and capital gains distributions, increased or decreased in exact proportion to changes in the Index. An investment in shares of the Portfolio involves risks similar to those of investing in a portfolio consisting of the common stocks of some or all of the companies included in the Index.

  The Portfolio will normally be invested in all of the stocks which comprise the Index, except when changes are made to the Index itself. The Portfolio's policy is to be fully invested in common stocks, and it is expected that cash reserve items would normally be less than 10% of net assets.

  The Portfolio may lend up to 20% of its assets to qualified institutions for the purpose of realizing additional income; however the Portfolio has no present intention to lend its securities. The Portfolio may invest in illiquid securities, however, not more than 10% of the Portfolio's total assets will be invested in such instruments. The Portfolio may enter into forward commitments, or purchase securities on a when-issued or delayed delivery basis.

  The weightings of stocks in the Index are based on each stock's relative total market value (i.e., market price per share times the number of shares outstanding). Because of this weighting, approximately 50% of the Index is currently composed of the 50 largest companies in the Index, and the Index currently represents over 65% of the market value of all U.S. common stocks listed on the New York Stock Exchange.

  The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's Corporation ("S&P"). S&P makes no representation or warranty, implied or express, to the purchasers of the Portfolio or any member of the public regarding the advisability of investing in index funds or the Portfolio or the ability of the Index to track general stock market performance.

  S&P does not guarantee the accuracy and/or the completeness of the Index or any data included therein. S&P makes no warranty, express or implied, as to the results to be obtained by the Portfolio, owners of the Portfolio, or any data included therein. S&P makes no express or implied warranties and expressly disclaims all such warranties of merchantability or fitness for a particular purpose for use with respect to the Index or any data included therein. S&P's only relationship to the Portfolio is the licensing of the S&P marks and the Index, which is determined, composed and calculated by S&P without regard to the Portfolio.

  The Portfolio may invest cash reserves in securities issued by the United States Government, its agencies or instrumentalities, bankers' acceptances, commercial paper rated at least A-1 by S&P and/or Prime-1 by Moody's Investors Service, Inc., certificates of deposit, and repurchase agreements involving such obligations. Such investments will not be used for defensive purposes.

  The Portfolio may enter into stock index futures contracts, provided that the value of these contracts does not exceed 20% of the Portfolio's total assets. The Portfolio may purchase futures contracts solely to maintain adequate liquidity to meet its redemption demands while maximizing the level of the Portfolio's assets which are tracking the performance of the Index. In addition, the Portfolio may only purchase those stock index futures contracts--such as futures contracts on the Index--that are likely to closely duplicate the performance of the Index. The Portfolio also can sell such futures contracts in order to close out a previously established position. The Portfolio will not enter into any stock index futures contract for the purpose of speculation, and will only enter into contracts traded on national securities exchanges with standardized maturity dates. The Portfolio will not purchase or sell futures contracts if immediately thereafter the sum of the amount of margin deposits on its existing futures positions would exceed 5% of its total assets.

  The Portfolio may invest in the stock of foreign issuers which is traded in the United States. The Portfolio ordinarily will purchase securities of foreign issuers in U.S. markets. However, the Portfolio may purchase securities of foreign issuers directly in foreign markets if the Portfolio Adviser determines that it is in the best interest of the Portfolio to do so.

  Investment Limitations. The following investment limitations are fundamental policies of the Portfolio and cannot be changed with respect to the Portfolio without the consent of the holders of a majority of the Portfolio's outstanding shares.

  The Portfolio may not:

    1. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, as a result, more than 5% of the total assets of the Portfolio would be invested in the securities of such issuer. This restriction applies to 75% of the Portfolio's total assets.

    2. Purchase any securities which would cause more than 25% of the total assets of the Portfolio to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the United States Government or its agencies and instrumentalities.

    3. Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of the total assets of the Portfolio. This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate heavy redemption requests if they should occur and is not for investment purposes. All borrowings in the Portfolio will be repaid before making additional investments for the Portfolio and any interest paid on such borrowings will reduce the Portfolio's income.

    4. Make loans, except that the Portfolio may enter into repurchase agreements, provided that repurchase agreements and time deposits maturing in more than seven days, and other illiquid securities, including securities which are not readily marketable or are restricted, are not to exceed, in the aggregate, 10% of the Portfolio's total assets, may engage in securities lending as described in the Portfolio's 1995 Prospectus, and may purchase or hold debt instruments in accordance with its investment objectives and policies.

    5. Pledge, mortgage or hypothecate the assets of the Portfolio except to secure temporary borrowings, as described in the Portfolio's 1995 Prospectus, in aggregate amounts not to exceed 10% of the net assets of the Portfolio taken at current value at the time of the incurrence of such loan, and in connection with stock index futures trading as provided in the Portfolio's 1995 Prospectus and the Portfolio's Statement.

    6. Invest in companies for the purpose of exercising control.

    7. Purchase or sell real estate, real estate limited partnership interests, commodities or commodities contracts. However, subject to its permitted investments, the Portfolio may purchase obligations issued by companies which invest in real estate, commodities or commodities contracts.

    8. Make short sales of securities, maintain a short position or purchase securities on margin, except that SEI Index Funds may obtain short-term credits as necessary for the clearance of security transactions.

    9. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a portfolio security.

    10. Purchase securities of other investment companies except as permitted by the Investment Company Act of 1940 and the rules and regulations thereunder and may only purchase securities of money market funds.

    11. Issue senior securities (as defined in the Investment Company Act of 1940) except in connection with permitted borrowings as described in the Portfolio's 1995 Prospectus and the Portfolio's Statement or as permitted by rule, regulation or order of the Securities and Exchange Commission.

    12. Purchase or retain securities of an issuer if, to the knowledge of SEI Index Funds, an officer, trustee, partner or director of SEI Index Funds or any investment adviser of SEI Index Funds owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.

    13. Purchase securities of any company which has (with predecessors) a record of less than three years continuing operations if, as a result, more than 5% of the total assets of the Portfolio (taken at current value) would be invested in such securities.

    14. Purchase warrants, puts, calls, straddles, spreads or combinations thereof.

    15. Invest in interests in oil, gas or other mineral exploration or development programs.

    16. Purchase restricted securities (securities which must be registered under the Securities Act of 1933 before they may be offered or sold to the public) or other illiquid securities except as described in the Portfolio's 1995 Prospectus and the Portfolio's Statement.

  The foregoing percentages will apply at the time of the purchase of a security and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of a purchase of such security.

                                                                     APPENDIX C

   INVESTMENT OBJECTIVE AND INVESTMENT POLICIES OF FEDERATED U.S. GOVERNMENT
                          SECURITIES FUND: 2-5 YEARS

  THE FOLLOWING DESCRIPTION OF THE INVESTMENT OBJECTIVE AND INVESTMENT POLICIES AND LIMITATIONS OF THE U.S. FUND IS BASED ON INFORMATION SET FORTH IN THE U.S. FUND 1995 PROSPECTUS AND THE COMBINED STATEMENT OF ADDITIONAL INFORMATION REFERRED TO ON THE COVER PAGE OF THE U.S. FUND 1995 PROSPECTUS (THE "U.S. FUND STATEMENT"), AND SUCH DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH PROSPECTUS AND STATEMENT.

INVESTMENT OBJECTIVE

  The investment objective of the Federated U.S. Government Securities Fund:
2-5 Years (the "U.S. Fund") is current income. The U.S. Fund pursues this investment objective by investing in U.S. government securities with remaining maturities of five years or less. While there is no assurance that the U.S. Fund will achieve its investment objective, it endeavors to do so by following the investment policies described in the U.S. Fund 1995 Prospectus. The investment objective and the policies and limitations described below cannot be changed without approval of the U.S. Fund's shareholders.

INVESTMENT POLICIES

  Acceptable Investments. The U.S. government securities in which the U.S. Fund invests are either issued or guaranteed by the U.S. government, its agencies, or instrumentalities. The prices of fixed income securities fluctuate inversely to the direction of interest rates. The securities in which the U.S. Fund may invest are limited to:

  . direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes, and bonds; and

  . notes, bonds, and discount notes of U.S. government agencies or instrumentalities, such as the: Farm Credit System, including the National Bank for Cooperatives, Farm Credit Banks, and Banks for Cooperatives; Farmers Home Administration; Federal Home Loan Banks; Federal Home Loan Mortgage Corporation; Federal National Mortgage Association; Government National Mortgage Association; and Student Loan Marketing Association.

  Some obligations issued or guaranteed by agencies or instrumentalities of the U.S. government, such as Government National Mortgage Association participation certificates, are backed by the full faith and credit of the U.S. Treasury. No assurances can be given that the U.S. government will provide financial support to other agencies or instrumentalities, since it is not obligated to do so. These instrumentalities are supported by:

  . the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury;

  . discretionary authority of the U.S. government to purchase certain obligations of an agency or instrumentality; or

  . the credit of the agency or instrumentality.

  Repurchase Agreements. Repurchase agreements are arrangements in which banks, broker/dealers, and other recognized financial institutions sell U.S. government securities or other securities to the U.S. Fund and agree at the time of sale to repurchase them at a mutually agreed upon time and price. To the extent that the original seller does not repurchase the securities from the U.S. Fund, the U.S. Fund could receive less than the repurchase price on any sale of such securities.

  As a matter of investment practice, which can be changed without shareholder approval, the U.S. Fund will not invest more than 10% of its total assets in securities which are illiquid, including repurchase agreements providing for settlement in more than seven days after notice.

  When-Issued and Delayed Delivery Transactions. The U.S. Fund may purchase U.S. government securities on a when-issued or delayed delivery basis. These transactions are arrangements in which the U.S.

Fund purchases securities with payment and delivery scheduled for a future time. The seller's failure to complete these transactions may cause the U.S. Fund to miss a price or yield considered to be advantageous. Settlement dates may be a month or more after entering into these transactions, and the market values of the securities purchase may vary from the purchase prices. Accordingly, the U.S. Fund may pay more or less than the market value of the securities on the settlement date.

  The U.S. Fund may dispose of a commitment prior to settlement if the U.S. Fund's adviser deems it appropriate to do so. In addition, the U.S. Fund may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The U.S. Fund may realize short-term profits or losses upon the sale of such commitments.

  These transactions are made to secure what is considered to be an advantageous price or yield for the U.S. Fund. No fees or other expenses, other than normal transaction costs, are incurred. However, liquid assets of the U.S. Fund sufficient to make payment for the securities to be purchased are segregated on the U.S. Fund's records at the trade date. As a matter of operating policy, the U.S. Fund does not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the total value of its assets. These assets are marked to market daily and are maintained until the transaction is settled.

  Portfolio Turnover. The U.S. Fund conducts portfolio transactions to accomplish its investment objective as interest rates change, to invest new money obtained from selling its shares, and to meet redemption requests. The U.S. Fund may dispose of portfolio securities at any time if it appears that selling the securities will help the U.S. Fund achieve its investment objective. According to the U.S. Fund Statement, the U.S. Fund will not attempt to set or meet a portfolio turnover rate since any turnover would be incidental to transactions undertaken in an attempt to achieve the U.S. Fund's investment objective. During the fiscal years ended January 31, 1995 and 1994, the U.S. Fund's portfolio turnover rates were 163% and 131%, respectively.

INVESTMENT LIMITATIONS

  The U.S. Fund will not borrow money or pledge securities except, under certain circumstances, the U.S. Fund may borrow up to one-third of the value of its total assets and pledge up to 10% of the value of those assets to secure such borrowings.

  The U.S. Fund Statement includes the following investment limitations which, according to the U.S. Fund Statement, will not be changed without approval of the U.S. Fund's shareholders.

  Selling Short and Buying on Margin. The U.S. Fund will not sell any securities short or purchase any securities on margin but may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

  Borrowing Money. The U.S. Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes and then only in amounts not in excess of 5% of the value of its total assets or in an amount up to one-third of the value of its total assets, including the amount borrowed, in order to meet redemption requests without immediately selling portfolio securities. This borrowing provision is not for investment leverage but solely to facilitate management of the portfolio by enabling the U.S. Fund to meet redemption requests when the liquidation of portfolio securities would be inconvenient or disadvantageous. However, such use will not assure that portfolio securities will not be liquidated at a disadvantageous time. Interest paid on borrowed funds will not be available for investment. While borrowings are outstanding, no portfolio securities may be purchased by the U.S. Fund.

  Pledging Assets. The U.S. Fund will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may mortgage, pledge, or hypothecate assets having a market value not exceeding 10% of the value of total assets at the time of the borrowing.

  Lending Cash or Securities. The U.S. Fund will not lend any of its assets, except that it may purchase or hold U.S. government securities, including repurchase agreements, permitted by its investment objective and policies.

  Issuing Senior Securities. The U.S. Fund will not issue senior securities, except as permitted by its investment objective and policies.

  Except with respect to borrowed money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction.

  According to the U.S. Fund Statement, the U.S. Fund did not borrow money or pledge securities in excess of 5% of the value of its total assets during the last fiscal year and has no present intent to do so in the coming fiscal year.

  As a matter of operating policy, the U.S. Fund will not, according to the U.S. Fund Statement, purchase any securities while borrowings in excess of 5% of its total assets are outstanding.

                                                                     APPENDIX D

   INVESTMENT OBJECTIVE AND POLICIES OF THE MERRILL LYNCH CAPITAL FUND, INC.

  THE FOLLOWING DESCRIPTION OF THE INVESTMENT OBJECTIVE AND POLICIES OF THE CAPITAL FUND IS BASED ON INFORMATION SET FORTH IN THE CAPITAL FUND 1995 PROSPECTUS AND IN THE STATEMENT OF ADDITIONAL INFORMATION REFERRED TO ON THE COVER PAGE OF THE CAPITAL FUND 1995 PROSPECTUS (THE "CAPITAL FUND STATEMENT"), AND SUCH DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH PROSPECTUS AND STATEMENT.

  The Capital Fund's investment objective is to achieve the highest total investment return consistent with prudent risk. To do this, management of the Capital Fund shifts the emphasis among equity, debt (including money market) and convertible securities. This flexible, total investment return approach is called a "fully managed" investment policy. It distinguishes the Capital Fund from other investment companies which often seek either capital growth or current income. Of course, there is no assurance that the Capital Fund will attain this objective.

  The Capital Fund's investment philosophy is based on the belief that, as in the past, the structure of the United States economy and other economies and their securities markets will undergo continuous change. Thus, the fully managed approach puts maximum emphasis on flexibility.

  The two principal features of the Capital Fund's management approach are flexibility and concentration in "quality" companies.

  Flexibility. The Capital Fund's fully managed investment approach makes use of equity, debt (including money market) and convertible securities. Freedom to move among these different types of securities as prevailing trends change is the keystone of the Capital Fund's investment policy.

  Concentration in "Quality" Companies. The earnings of quality companies generally tend to grow consistently. Their internal strengths--good financial resources, a strong balance sheet, a satisfactory rate of return on capital, a good industry position and superior management skills--give the Capital Fund confidence that these companies consistently will achieve at high levels. The Capital Fund considers quality companies to be those which conform most closely to these characteristics. Most of the Capital Fund's equity portfolio is in the common stocks of these quality companies.

  Sometimes, to reduce risk and to achieve the highest total investment return, the Capital Fund may invest in other securities.

  . non-convertible, long-term debt securities, including "deep discount" corporate debt securities, mortgage-backed securities issued or guaranteed by governmental entities or private issuers, and debt securities issued or guaranteed by governments, their agencies and instrumentalities. Such debt securities generally will be "investment grade". However, the Fund has established no rating criteria for the debt securities in which it may invest, and the Fund may invest in securities which are rated below "investment grade".

  . convertible securities--fixed income issues which give the owner the option of a later exchange for common stock.

  . cash or money-market securities to produce interest income during periods of defensive investment.

  Merrill Lynch Asset Management, L.P. (the "Investment Adviser"), expects that over longer periods a larger portion of the Capital Fund's portfolio will consist of equity securities. However, the flexible fully managed investment approach enables the Capital Fund to switch its emphasis to debt and convertible securities if, in the opinion of the Investment Adviser, prevailing market or economic conditions warrant. The Investment Adviser will determine the emphasis among equity and debt securities, including convertible securities, based on its evaluation as to the types of securities presently providing the opportunity for the highest total investment return consistent with prudent risk. On March 31, 1995, approximately 60% of the Capital Fund's portfolio was invested in equity securities.

  The Capital Fund may invest in the securities of smaller or emerging growth companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

  The Capital Fund may purchase securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"), but can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. However, the Capital Fund will not invest more than 15% of its total assets in illiquid investments, which includes securities for which there is no readily available market, securities subject to contractual restrictions on resale, certain investments in asset-backed and receivable-backed securities and restricted securities, unless the Capital Fund's Board of Directors continuously determines, based on the trading markets for the specific restricted security, that it is liquid. The Board of Directors may adopt guidelines and delegate to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Capital Fund's Board of Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations.

  The Capital Fund's Board of Directors carefully monitors the Capital Fund's investments in these securities purchased pursuant to Rule 144A, focusing on such factors, among others, as valuation, liquidity and availability of information. These investments in securities purchased pursuant to Rule 144A could have the effect of increasing the level of illiquidity in the Capital Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities.

  The Capital Fund may invest up to 25% of its total assets in securities of foreign issuers. Investments in securities of foreign issuers involve certain risks, including fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. In addition, foreign companies are not subject to accounting, auditing and financial reporting standards and requirements comparable to those of United States companies. The foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of the Capital Fund are uninvested and no return is earned thereon. The inability of the Capital Fund to make intended security purchases due to settlement problems could cause the Capital Fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result either in losses to the Capital Fund due to subsequent declines in value of such portfolio security or, if the Capital Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. To the extent such investments are subject to withholding or other taxes or to regulations relating to repatriation of assets, the Capital Fund's distributable income will be reduced. The prices of securities in different countries may be subject to different economic, financial, political and social factors.

  Portfolio Turnover. The rate of portfolio turnover is not a limiting factor and, given the Capital Fund's investment policies, it is anticipated that there may be periods when high portfolio turnover will exist. The use of covered call options at times when the underlying securities are appreciating in value may result in higher portfolio turnover. The Capital Fund pays brokerage commissions in connection with writing call options and effecting closing purchase transactions, as well as in connection with purchases and sales of portfolio securities. Although the Capital Fund anticipates that its annual portfolio turnover rates should not exceed 100%, the turnover rate may vary greatly from year to year or during periods within a year. A high rate of portfolio turnover results in correspondingly greater brokerage commission expenses. The portfolio turnover rate is calculated by dividing the lesser of the Capital Fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of all securities with maturities at the time of acquisition of one year or less) by the monthly average value of the securities in the portfolio during the year. The portfolio turnover rate for each of the years ended March 31, 1993, 1994 and 1995 were 55%, 86% and 89%, respectively.

  Investment Restrictions. The Capital Fund has adopted a number of fundamental and non-fundamental investment policies and restrictions. The fundamental policies and restrictions set forth below may not be changed without the approval of the holders of a majority of the Capital Fund's outstanding voting shares, which for this purpose means the lesser of (a) 67% of the shares represented at a meeting where more than 50% of the outstanding shares are represented or (b) more than 50% of the outstanding shares. Unless otherwise provided, all references to the assets of the Capital Fund below are in terms of current market value. The Capital Fund may not:

    1. Make any investment inconsistent with the Capital Fund's classification as a diversified company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

    2. Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

    3. Make investments for the purpose of exercising control or management.

    4. Purchase or sell real estate, except that, to the extent permitted by applicable law, the Capital Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

    5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Capital Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Capital Fund 1995 Prospectus and the Capital Fund Statement, as they may be amended from time to time.

    6. Issue senior securities to the extent such issuance would violate applicable law.

    7. Borrow money, except that (i) the Capital Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Capital Fund may borrow up to an additional 5% of its total assets for temporary purposes,
  (iii) the Capital Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Capital Fund may purchase securities on margin to the extent permitted by applicable law. The Capital Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Capital Fund's investment policies as set forth in the Capital Fund 1995 Prospectus and the Capital Fund Statement, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

    8. Underwrite securities of other issuers except insofar as the Capital Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

    9. Purchase or sell commodities or contracts on commodities, except to the extent that the Capital Fund may do so in accordance with applicable law and the Capital Fund 1995 Prospectus and the Capital Fund Statement, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

  Under the non-fundamental investment restrictions, the Capital Fund may not:

      a. Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law.

    b. Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Capital Fund currently does not intend to engage in short sales, except short sales "against the box".

    c. Invest in securities which cannot be readily resold because of legal or contractual restrictions or which cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Capital Fund's Board of Directors has otherwise determined to be liquid pursuant to applicable law. Notwithstanding the 15% limitation herein, to the extent the laws of any state in which the Capital Fund's shares are registered or qualified for sale require a lower limitation, the Capital Fund will observe such limitation. As of the date hereof, therefore, the Capital Fund will not invest more than 10% of its total assets in securities which are subject to this investment restriction
  (c). Securities purchased in accordance with Rule 144A under the Securities Act (each, a "Rule 144A security") and determined to be liquid by the Capital Fund's Board of Directors are not subject to the limitations set forth in this investment restriction (c). Notwithstanding the fact that the Capital Fund's Board of Directors may determine that a Rule 144A security is liquid and not subject to limitations set forth in this investment restriction (c), the State of Ohio does not recognize Rule 144A securities as securities that are free of restrictions as to resale. To the extent required by Ohio law, the Capital Fund will not invest more than 50% of its total assets in securities of issuers that are restricted as to disposition, including Rule 144A securities, or in securities of issuers described in (e) below.

    d. Invest in warrants if, at the time of acquisition, its investments in warrants, valued at the lower of cost or market value, would exceed 5% of the Capital Fund's net assets; included within such limitation, but not to exceed 2% of the Capital Fund's net assets, are warrants which are not listed on the New York Stock Exchange or American Stock Exchange or a major foreign exchange. For purposes of this restriction, warrants acquired by the Capital Fund in units or attached to securities may be deemed to be without value.

    e. Invest in securities of companies having a record, together with predecessors, of less than three years of continuous operation, if more than 5% of the Capital Fund's total assets would be invested in such securities. This restriction shall not apply to mortgage-backed securities, asset-backed securities or obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

    f. Purchase or retain the securities of any issuer, if those individual officers and directors of the Capital Fund, the officers and general partner of Merrill Lynch Asset Management, L.P., the investment adviser for the Capital Fund (the "Investment Adviser"), the directors of such general partner or the officers and directors of any subsidiary thereof each owning beneficially more than one-half of one percent of the securities of such issuer own in the aggregate more than 5% of the securities of such issuer.

    g. Invest in real estate limited partnership interests or interests in oil, gas or other mineral leases, or exploration or development programs, except that the Capital Fund may invest in securities issued by companies that engage in oil, gas or other mineral exploration or development activities.

    h. Write, purchase or sell puts, calls, straddles, spreads or combinations thereof, except to the extent permitted in the Capital Fund 1995 Prospectus and the Capital Fund Statement, as they may be amended from time to time.

    i. Notwithstanding fundamental investment restriction (7) above, borrow amounts in excess of 5% of its total assets, taken at acquisition or market value, whichever is lower and then only from banks as a temporary measure for extraordinary or emergency purposes.

                               ----------------

  Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with the Capital Fund, the Capital Fund is prohibited from engaging in certain transactions involving Merrill Lynch except pursuant to a permissive order or otherwise in compliance with the provisions of the Investment Company Act, and the rules and regulations thereunder. Included among such restricted transactions are purchases from or sales to Merrill Lynch of securities in transactions in which Merrill Lynch acts as principal and purchases of securities from underwriting syndicates of which Merrill Lynch is a member. See "Portfolio Transactions and Brokerage" in the Capital Fund Statement.

  Lending of Portfolio Securities. Subject to investment restriction (5) above, the Capital Fund from time to time lends securities from its portfolio to approved borrowers and receives therefor collateral in cash or securities issued or guaranteed by the United States Government which are maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The purpose of such loans is to permit the borrower to use such securities for delivery to purchasers when such borrower has sold short. If cash collateral is received by the Capital Fund, it is invested in short-term money market securities, and a portion of the yield received in respect of such investment is retained by the Capital Fund; and if securities are delivered to the Capital Fund as collateral, the Capital Fund and the borrower negotiate a rate for the loan premium to be received by the Capital Fund for lending its portfolio securities. In either event, the total yield on the Capital Fund's portfolio is increased by loans of its portfolio securities. The Capital Fund will have the right to regain record ownership of loaned securities to exercise beneficial rights such as voting rights, subscription rights and rights to dividends, interest or other distributions. Such loans are terminable at any time. The Capital Fund may pay reasonable finder's, administrative and custodial fees in connection with such loans.

  Writing of Covered Call Options. The Capital Fund may from time to time write, i.e. sell, covered call options on its portfolio securities and enter into closing purchase transactions with respect to certain of such options. A call option is considered covered where the writer of the option owns the underlying securities. By writing a covered call option, the Capital Fund, in return for the premium income realized from the sale of the option, may give up the opportunity to profit from a price increase in the underlying security above the option exercise price. In addition, the Capital Fund will not be able to sell the underlying security until the option expires, is exercised or the Capital Fund effects a closing purchase transaction as described below. A closing purchase transaction cancels out the Capital Fund's position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. If the option expires unexercised, the Capital Fund realizes a gain in the amount of the premium received for the option which may be offset by a decline in the market price of the underlying security during the option period. The Capital Fund may not write covered options on underlying securities exceeding 15% of the value of its total assets.

  All options referred to herein and in the Capital Fund 1995 Prospectus are options issued by The Options Clearing Corporation (the "Clearing Corporation") which are currently traded on the Chicago Board Options Exchange, the American Stock Exchange, the Philadelphia Stock Exchange, the Pacific Stock Exchange or the New York Stock Exchange. A call option gives the purchaser of an option the right to buy, and obligates the writer (seller) to sell, the underlying security at the exercise price during the option period. The option period normally ranges from three to nine months from the date the option is written. For writing an option, the Capital Fund receives a premium, which is the price of such an option on the exchange on which it is traded. The exercise price of the option may be below, equal to or above the current market value of the underlying security at the time the option is written.

  The writer may terminate its obligation prior to the expiration date of the option by executing a closing purchase transaction which is effected by purchasing on an exchange an option of the same series (i.e., same underlying security, exercise price and expiration date) as the option previously written. Such a purchase does not result in ownership of an option. A closing purchase transaction ordinarily will be effected to realize a profit on an outstanding call option, to prevent an underlying security from being called, to permit the sale of the underlying security or to permit the writing of a new call option containing different terms on such underlying security. The cost of such a liquidation purchase plus transaction costs may be greater than the premium received on the original option, in which case the Capital Fund will have incurred a loss in the transaction. An option may be closed out only on an exchange which provides a secondary market for an option of the same series and there is no assurance that a secondary market will exist for any particular option. A covered option writer unable to effect a closing purchase transaction will not be able to sell the underlying security until the option expires or the underlying security is delivered upon exercise, with the result that the writer will be subject to the risk of market decline in the underlying security during such period. The Capital Fund will write an option on a particular security only if management believes that a secondary market will exist on an exchange for options of the same series which will permit the Capital Fund to make a closing purchase transaction in order to close out its position.

  Due to the relatively short time that exchanges have been dealing with options, options involve risks of possible unforeseen events which can be disruptive to the option markets or could result in the institution of certain procedures including restriction of certain types of orders.

                                                                     APPENDIX E

  INVESTMENT OBJECTIVES AND POLICIES AND INVESTMENT LIMITATIONS OF THE SMALL
                           CAPITALIZATION INDEX FUND

  THE FOLLOWING DESCRIPTION OF THE INVESTMENT OBJECTIVES AND POLICIES AND INVESTMENT LIMITATIONS OF THE SMALL CAP FUND IS BASED ON INFORMATION SET FORTH IN THE SMALL CAP FUND 1995 PROSPECTUS AND IN THE STATEMENT OF ADDITIONAL INFORMATION REFERRED TO ON THE COVER PAGE OF THE SMALL CAP FUND 1995 PROSPECTUS, AND SUCH DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH PROSPECTUS AND STATEMENT.

INVESTMENT OBJECTIVES AND POLICIES

  Repurchase Agreements. The Small Cap Fund may invest in repurchase agreements with commercial banks, brokers or dealers either for defensive purposes due to market conditions or to generate income from its excess cash balances. A repurchase agreement is an agreement under which the Small Cap Fund acquires a money market instrument (generally a security issued by the U.S. Government or an agency thereof, a banker's acceptance or a certificate of deposit) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed upon price and date (normally, the next business day). A repurchase agreement may be considered a loan collateralized by securities. The resale price reflects an agreed upon interest rate effective for the period the instrument is held by the Small Cap Fund and is unrelated to the interest rate on the underlying instrument. In these transactions, the securities acquired by the Small Cap Fund (including accrued interest earned thereon) must have a total value in excess of the value of the repurchase agreement and are held by the Vanguard Index Trust's custodian banks until repurchased. In addition, the Board of Trustees of the Vanguard Index Trust will monitor the Vanguard Index Trust's repurchase agreement transactions generally and will establish guidelines and standards for review of the creditworthiness of any bank, broker or dealer party to a repurchase agreement with the Vanguard Index Trust. No more than an aggregate of 15% of the Small Cap Fund's assets at the time of investment will be invested in repurchase agreements having maturities longer than seven days and securities subject to legal or contractual restrictions on resale, or for which there are no readily available market quotations.

  The use of repurchase agreements involves certain risks. For example, if the other party to the agreement defaults on its obligation to repurchase the underlying security at a time when the value of the security has declined, the Small Cap Fund may incur a loss upon disposition of the security. If the other party to the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a court may determine that the underlying security is collateral for a loan by the Small Cap Fund not within the control of the Small Cap Fund and therefore the Small Cap Fund may not be able to substantiate its interest in the underlying security and may be deemed an unsecured creditor of the other party to the agreement. While the Vanguard Index Trust's management acknowledges these risks, it is expected that they can be controlled through careful monitoring procedures.

  Lending of Securities. The Small Cap Fund may lend its securities to qualified institutional investors who need to borrow securities in order to complete certain transactions, such as covering short sales, avoiding failures to deliver securities or completing arbitrage operations. By lending its portfolio securities, the Small Cap Fund attempts to increase its net investment income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loaned that might occur during the term of the loan would be for the account of the Small Cap Fund. The Small Cap Fund may lend its portfolio securities to qualified brokers, dealers, banks or other financial institutions, so long as the terms, the structure and the aggregate amount of such loans are not inconsistent with the Investment Company Act of 1940, or the Rules and Regulations or interpretations of the Securities and Exchange Commission (the "Commission") thereunder, which currently require that (a) the borrower pledge and maintain with the Vanguard Index Trust collateral consisting of cash, a letter of credit issued by a domestic U.S. bank, or securities issued or guaranteed by the United States Government having at all times not less than 100% of the value of the securities loaned, (b) the borrower add to such collateral whenever the price of the securities loaned rises (i.e. the borrower "marks to the market" on a daily basis), (c) the loan be made subject to termination by the Vanguard Index Trust at any time and (d) the Small Cap Fund receive reasonable interest on the loan (which may include the Small Cap Fund's investing any cash collateral in interest bearing short-term investments), any distribution on the loaned securities and any increase in their market value. Loan arrangements made by the Vanguard Index Trust will comply with all other applicable regulatory requirements, including the rules of the New York Stock Exchange, which rules presently require the borrower, after notice, to redeliver the securities within the normal settlement time of five business days. All relevant facts and circumstances, including the creditworthiness of the broker, dealer or institution, will be considered in making decisions with respect to the lending of securities, subject to review by the Board of Trustees of the Vanguard Index Trust.

  At the present time, the Staff of the Commission does not object if an investment company pays reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the investment company's trustees. In addition, voting rights may pass with the loaned securities, but if a material event will occur affecting an investment on loan, the loan must be called and the securities voted.

  Futures Contracts. The Small Cap Fund may enter into futures contracts, options, warrants, options on futures contracts, convertible securities and swap agreements for the purpose of simulating full investment and reducing transactions costs. The Vanguard Index Trust does not use futures or options for speculative purposes. The Small Cap Fund will only use futures and options to simulate full investment in the underlying index while retaining a cash balance for fund management purposes. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. Futures contracts which are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. Futures exchanges and trading are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC"), a U.S. Government Agency.

  Although futures contracts by their terms call for actual delivery or acceptance of the underlying securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. Closing out an open futures position is done by taking an opposite position ("buying" a contract which has previously been "sold," or "selling" a contract previously purchased) in an identical contract to terminate the position. Brokerage commissions are incurred when a futures contract is bought or sold.

  Futures traders are required to make a good faith margin deposit in cash or government securities with a broker or custodian to initiate and maintain open positions in futures contracts. A margin deposit is intended to assure completion of the contract (delivery or acceptance of the underlying security) if it is not terminated prior to the specified delivery date. Minimal initial margin requirements are established by the futures exchange and may be changed. Brokers may establish deposit requirements which are higher than the exchange minimums. Futures contracts are customarily purchased and sold on deposits which may range upward from less than 5% of the value of the contract being traded.

  After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, change in the contract value may reduce the required margin, resulting in a repayment of excess margin to the contract holder. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Small Cap Fund expects to earn interest income on its margin deposits.

  Traders in futures contracts may be broadly classified as either "hedgers" or "speculators". Hedgers use the futures markets primarily to offset unfavorable changes in the value of securities otherwise held for investment purposes or expected to be acquired by them. Speculators are less inclined to own the securities underlying the futures contracts which they trade, and use futures contracts with the expectation of realizing profits from fluctuations in the prices of underlying securities. The Small Cap Fund intends to use futures contracts only for bonafide hedging purposes.

  Regulations of the CFTC applicable to the Vanguard Index Trust require that all of its futures transactions constitute bonafide hedging transactions. The Small Cap Fund will only sell futures contracts to protect against a decease in the price of securities it intends to sell or purchase contracts to protect against an increase in the price of securities it intends to purchase. As evidence of this hedging interest, the Small Cap Fund expects that approximately 75% of its futures contract purchases will be "completed," that is, equivalent amounts of related securities will have been purchased or are being purchased by the Small Cap Fund upon sale of open futures contracts.

  Although techniques other than the sale and purchase of futures contracts could be used to control the Small Cap Fund's exposure to market fluctuations, the use of futures contracts may be a more effective means of hedging this exposure. While the Small Cap Fund will incur commission expenses in both opening and closing out futures positions, these costs are lower than transaction costs incurred in the purchase and sale of the underlying securities.

  Restrictions on the Use of Futures Contracts. The Small Cap Fund will not enter into futures contract transactions to the extent that, immediately thereafter, the sum of its initial margin deposits on open contracts exceeds 5% of the market value of the Small Cap Fund's total assets. In addition, the Small Cap Fund will not enter into futures contracts to the extent that its outstanding obligations to purchase securities under these contracts would exceed 20% of the Small Cap Fund's total assets.

  Risk Factors in Futures Transactions. Positions in futures contracts may be closed out only on an Exchange which provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, the Small Cap Fund would continue to be required to make daily cash payments to maintain its required margin. In such situations, if the Small Cap Fund has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, the Small Cap Fund may be required to make delivery of the instruments underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on the ability to effectively hedge it.

  The Small Cap Fund will minimize the risk that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market.

  The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract. The Vanguard Index Trust also bears the risk that the Small Cap Fund Investment Adviser will incorrectly predict future stock market trends. However, because the futures strategies of the Vanguard Index Trust are engaged in only for hedging purposes, the Vanguard Index Trust's officers do not believe that the Small Cap Fund is subject to the risks of loss frequently associated with futures transactions. The Small Cap Fund would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold it after the decline.

  Utilization of futures transactions by the Vanguard Index Trust does involve the risk of imperfect or no correlation where the securities underlying futures contracts have different maturities than the portfolio securities being hedged.

  It is also possible that the Small Cap Fund could both lose money on futures contracts and also experience a decline in value of its portfolio securities. There is also the risk of loss by the Small Cap Fund of margin deposits in the event of bankruptcy of a broker with whom the Small Cap Fund has an open position in a futures contract or related option.

  Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of future positions and subjecting some futures traders to substantial losses.

INVESTMENT LIMITATIONS

  The following restrictions and fundamental policies cannot be changed without approval of the holders of a majority of the outstanding shares of the Small Cap Fund (as defined in the Investment Company Act of 1940). The Small Cap Fund may not under any circumstances:

    1. change its investment objective, which is to provide investment results that correspond to the performance of the Russell 2000 Index;

    2. change its investment policy, which is to duplicate the investment performance of the Russell 2000 Index;

    3. invest in commodities or purchase real estate, although it may purchase securities of companies which deal in real estate or interests therein, and that the Small Cap Fund may invest in stock index futures contracts, stock options and options on stock index futures contracts to that extent that not more than 5% of the Small Cap Fund's assets are required as margin deposit for futures contracts and not more than 20% of the Small Cap Fund's assets are invested in futures and options at any time;

    4. lend money to any person except (i) by purchasing a portion of an issue of short-term debt securities or similar obligations (including repurchase agreements) which are publicly distributed or customarily purchased by institutional investors, and (ii) as provided under "Lending of Securities";

    5. purchase securities on margin or sell securities short, except as set forth in paragraph 3 above;

    6. with respect to 75% of its assets, purchase more than 10% of the outstanding voting securities of any issuer;

    7. with respect to 75% of its assets, purchase securities of any issuer (except obligations of the United States Government and its instrumentalities), if, as a result, more than 5% of the value of the Small Cap Fund's total assets would be invested in the securities of such issuer;

    8. borrow money, except from banks (or through reverse repurchase agreements) for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests which might otherwise require the untimely disposition of securities, in an amount not exceeding 15% of the value of its net assets (including the amount borrowed and the value of any outstanding reverse repurchase agreements) at the time the borrowing is made. Whenever a borrowing exceeds 5% of the Small Cap Fund's net assets, the Small Cap Fund will not make any additional investments;

    9. pledge, mortgage, or hypothecate any of its assets to an extent greater than 5% of the value of its total assets;

    10. engage in the business of underwriting securities issued by other persons except to the extent that the Small Cap Fund may technically be deemed an underwriter under the Securities Act of 1933, as amended, in disposing of portfolio securities;

    11. purchase or otherwise acquire any security if, as a result, more than 15% of its net assets would be invested in securities that are illiquid (included in this limitation is the Vanguard Index Trust's investment in The Vanguard Group, Inc.);

    12. invest for the purpose of controlling management of any company;

    13. invest in securities of other investment companies, except as may be acquired as a part of a merger, consolidation or acquisition of assets approved by the Small Cap Fund's shareholders, or otherwise to the extent permitted by Section 12 of the Investment Company Act of 1940. The Small Cap Fund will invest only in investment companies which have investment objectives and investment policies consistent with those of the Small Cap Fund;

    14. invest more than 25% of its assets in any one industry; or

    15. invest in put, call, straddle or spread options or in interests in oil, gas or other mineral exploration or development programs, except as set forth in limitation number "3", above.

  The above-mentioned investment limitations are considered at the time investment securities are purchased. Notwithstanding these limitations, the Vanguard Index Trust may own all or any portion of the securities of, or make loans to, or contribute to the costs or other financial requirements of any company which will be wholly owned by the Vanguard Index Trust and one or more other investment companies and is primarily engaged in the business of providing, at-cost, management, administrative, distribution or related services to the Vanguard Index Trust and other investment companies. The Small Cap Fund may not invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years' of continuous operation. Additionally, the Small Cap Fund will not purchase or retain securities of an issuer if those Officers and Trustees of the Vanguard Index Trust owning more than 1/2 of 1% of such securities together own more than 5% of such securities. These are non-fundamental policies which may be changed by the vote of a majority of the Trustees of the Vanguard Index Trust.

                                                                     APPENDIX F

     INVESTMENT OBJECTIVE AND POLICIES AND INVESTMENT RESTRICTIONS OF THE
                           INTERNATIONAL GROWTH FUND

  THE FOLLOWING DESCRIPTION OF THE INVESTMENT OBJECTIVE AND POLICIES AND INVESTMENT RESTRICTIONS OF THE SCUDDER FUND IS BASED ON INFORMATION SET FORTH IN THE SCUDDER FUND 1995 PROSPECTUS AND IN THE STATEMENT OF ADDITIONAL INFORMATION REFERRED TO ON THE COVER PAGE OF THE SCUDDER FUND 1995 PROSPECTUS (THE "SCUDDER FUND STATEMENT"), AND SUCH DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH PROSPECTUS AND STATEMENT.

GENERAL INVESTMENT OBJECTIVE AND POLICIES

  The Scudder Fund's investment objective is to seek long-term growth of capital primarily through a diversified portfolio of marketable foreign equity securities selected primarily to permit the Scudder Fund to participate in non-U.S. companies and economies with prospects for growth.

  To the extent consistent with the Scudder Fund's objective of long-term growth of capital, as described in the preceding paragraph, it is the policy of the Scudder Fund to provide shareholders with participation in the economies of a number of countries other than the U.S. The Scudder Fund may purchase securities of companies, wherever organized, which, in the judgment of the Scudder Fund's investment adviser, Scudder, Stevens & Clark, Inc. (the "Scudder Fund Adviser"), have their principal activities and interests outside of the U.S.

  The Scudder Fund intends to diversify investments among several countries and to have represented in the portfolio, in substantial proportions, business activities in not less than three different countries. The Scudder Fund may invest in securities of companies incorporated in the U.S. and having their principal activities and interests outside of the U.S.

  Except as otherwise noted, the Scudder Fund's investment objective and policies may be changed without a shareholder vote. Achievement of the Scudder Fund's investment objective cannot be assured.

  The major portion of the Scudder Fund's assets consists of equity securities of established companies listed on recognized exchanges; the Scudder Fund Adviser expects this condition to continue, although the Scudder Fund may invest in other securities. Up to 20% of the total assets of the Scudder Fund may be invested in debt securities of foreign governments, supranational organizations and private issuers, including bonds denominated in the European Currency Unit (ECU). In determining the location of the principal activities and interests of a company, the Scudder Fund Adviser takes into account such factors as the location of the company's assets, personnel, sales and earnings. In selecting securities for the Scudder Fund's portfolio, the Scudder Fund Adviser seeks to identify companies whose securities prices do not adequately reflect their established positions in their fields. In analyzing companies for investment, the Scudder Fund Adviser ordinarily looks for one or more of the following characteristics: above-average earnings growth per share, high return on invested capital, healthy balance sheets and overall financial strength, strong competitive advantages, strength of management and general operating characteristics which will enable the companies to compete successfully in the marketplace. Investment decisions are made without regard to arbitrary criteria as to minimum asset size, debt-equity ratios or dividend history of portfolio companies.

  The Scudder Fund may invest in any type of security including, but not limited to shares, preferred or common; bonds and other evidences of indebtedness; and other securities of issuers wherever organized, and not excluding evidences of indebtedness of governments and their political subdivisions. The Scudder Fund, in view of its investment objective, intends under normal conditions to maintain a portfolio consisting primarily of a diversified list of equity securities.

  Under exceptional economic or market conditions abroad, the Scudder Fund may, for temporary defensive purposes, until normal conditions return, invest all or a major portion of its assets in Canadian or U.S.

Government obligations or currencies, or securities of companies incorporated in and having their principal activities in such countries.

  Foreign securities such as those purchased by the Scudder Fund may be subject to foreign government taxes which could reduce the yield on such securities, although a shareholder of the Scudder Fund may, subject to certain limitations, be entitled to claim a credit or deduction for U.S. federal income tax purposes for his or her proportionate share of such foreign taxes paid by the Scudder Fund.

  From time to time, the Scudder Fund may be a purchaser of restricted debt or equity securities (i.e., securities which may require registration under the Securities Act of 1933, or an exemption therefrom, in order to be sold in the ordinary course of business) in a private placement. The Scudder Fund has undertaken not to purchase or acquire any such securities if, solely as a result of such purchase or acquisition, more than 5% of the value of the Scudder Fund's total assets would be invested in restricted securities (securities subject to legal restrictions on resales to institutions, or contractual restrictions on resale) and more than 10% of its net assets would be invested in securities that are not readily marketable.

INVESTMENT RESTRICTIONS

  The policies set forth below are fundamental policies of the Scudder Fund and may not be changed without the approval of a majority of the Scudder Fund's outstanding shares. As used herein, a "majority of the outstanding voting securities of the Scudder Fund" means the lesser of (1) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Scudder Fund are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Scudder Fund. The Scudder Fund may not:

  (1) with respect to 75% of its total assets, taken at market value, purchase more than 10% of the voting securities of any one issuer, or invest more than 5% of the value of its total assets in the securities of any one issuer, except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and except securities of other investment companies;

  (2) borrow money, except as a temporary measure for extraordinary or emergency purposes or except in connection with reverse repurchase agreements; provided that the Scudder Fund maintains asset coverage of 300% for all borrowings;

  (3) act as an underwriter of securities issued by others, except to the extent that it may be deemed an underwriter in connection with the disposition of portfolio securities of the Scudder Fund;

  (4) make loans to other persons, except (a) loans of portfolio securities, and (b) to the extent the entry into repurchase agreements and the purchase of debt securities in accordance with its investment objectives and investment policies may be deemed to be loans;

  (5) purchase or sell real estate (except that the Scudder Fund may invest in (i) securities of companies which deal in real estate or mortgages, and (ii) securities secured by real estate or interests therein, and that the Scudder Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Scudder Fund's ownership of securities); and

  (6) purchase or sell physical commodities or contracts relating to physical commodities.

  The Scudder Fund will not as a matter of nonfundamental policy:

  (a) purchase or retain securities of any open-end investment company, or securities of closed-end investment companies except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchases, or except when such purchase, though not made in the open market, is part of a plan of merger, consolidation, reorganization or acquisition of assets; in any event the Scudder Fund may not purchase more than 3% of the outstanding voting securities of another investment company, may not invest more than 5% of its assets in another investment company, and may not invest more than 10% of its assets in other investment companies;

  (b) pledge, mortgage or hypothecate its assets in excess, together with permitted borrowings, of 1/3 of its total assets;

  (c) purchase or retain securities of an issuer any of whose officers, directors, trustees or security holders is an officer, director or trustee of the Scudder Fund or a member, officer, director or trustee of the investment adviser of the Scudder Fund if one or more of such individuals owns beneficially more than one-half of one percent ( 1/2%) of the outstanding shares or securities or both (taken at market value) of such issuer and such individuals owning more than one-half of one percent ( 1/2%) of such shares or securities together own beneficially more than 5% of such shares or securities or both;

  (d) purchase securities on margin or make short sales, unless, by virtue of its ownership of other securities, it has the right to obtain securities equivalent in kind and amount to the securities sold and, if the right is conditional, the sale is made upon the same conditions, except in connection with arbitrage transactions and except that the Scudder Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities;

  (e) invest more than 10% of its net assets in securities which are not readily marketable, the disposition of which is restricted under Federal securities laws, or in repurchase agreements not terminable within 7 days, and the Scudder Fund will not invest more than 5% of its total assets in restricted securities;

  (f) purchase securities of any issuer with a record of less than three years continuous operations, including predecessors, and in equity securities which are not readily marketable except U.S. Government securities, and obligations issued or guaranteed by any foreign government or its agencies or instrumentalities, if such purchase would cause the investments of the Scudder Fund in all such issuers to exceed 5% of the total assets of the Scudder Fund taken at market value;

  (g) buy options on securities or financial instruments, unless the aggregate premiums paid on all such options held by the Scudder Fund at any time do not exceed 20% of its net assets; or sell put options on securities if, as a result, the aggregate value of the obligations underlying such put options would exceed 50% of the Scudder Fund's net assets;

  (h) enter into futures contracts or purchase options thereon unless immediately after the purchase, the value of the aggregate initial margin with respect to all futures contracts entered into on behalf of the Scudder Fund and the premiums paid for options on futures contracts does not exceed 5% of the fair market value of the Scudder Fund's total assets; provided, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in computing the 5% limit;

  (i) invest in oil, gas or other mineral leases, or exploration or development programs (although it may invest in issuers which own or invest in such interests);

  (j) borrow money in excess of 5% of its total assets (taken at market value) except for temporary or emergency purposes or borrow other than from banks;

  (k) purchase warrants if as a result warrants taken at the lower of cost or market value would represent more than 5% of the value of the Scudder Fund's total net assets or more than 2% of its net assets in warrants that are not listed on the New York or American Stock Exchanges or on an exchange with comparable listing requirements (for this purpose, warrants attached to securities will be deemed to have no value);

  (l) invest more than 20% of its total assets in debt securities (including convertible securities) or more than 5% of its total assets in securities rated BB/Ba or below by Moody's or S&P or the equivalent;

  (m) make securities loans if the value of such securities loaned exceeds 30% of the value of the Scudder Fund's total assets at the time the loan is made; all loans of portfolio securities will be fully collateralized and marked to market daily. The Scudder Fund has no current intention of making loans of portfolio securities that would amount to greater than 5% of the Scudder Fund's total assets; or

  (n) purchase or sell real estate limited partnership interests.

  In addition to the foregoing restrictions, it is not the policy of the Scudder Fund to concentrate its investments in any particular industry and the Scudder Fund's management does not intend to make acquisitions in particular industries which would increase the percentage of the market value of the Scudder Fund's assets above 25% for any one industry. The Scudder Fund may not deviate from such policy without a vote of a majority of the outstanding shares as provided by the Investment Company Act of 1940.

  Any investment restrictions herein which involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Scudder Fund.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Additional Information ....................................................   2
General Information .......................................................   2
Definitions ...............................................................   3
The Plan ..................................................................   8
  General .................................................................   8
  Purpose .................................................................   8
  Administration ..........................................................   8
  Eligibility .............................................................  10
  Participation in the Plan ...............................................  10
  Contributions ...........................................................  11
  Rollover Contributions ..................................................  13
  Limitations on Contributions ............................................  13
  Change of Contributions .................................................  14
  Accounts ................................................................  14
  Investment of Contributions .............................................  15
  Description of Investment Options........................................  16
  Availability of Additional Information Concerning Investment Options.....  38
  Valuation of the Funds ..................................................  38
  Vesting .................................................................  38
  Withdrawals on Account of Hardship ......................................  39
  Withdrawals After Age 59 1/2 ............................................  40
  Diversification Election ................................................  40
  Benefits Under the Plan .................................................  40
  Voting and Other Rights .................................................  42
  Dividends ...............................................................  42
  Assignment; Liens .......................................................  42
  Amendment and Termination ...............................................  43
  Reference to the Plan ...................................................  43
Federal Tax Aspects .......................................................  43
Applicable Requirements of ERISA ..........................................  45
Amendments and Other Changes Affecting this Prospectus.....................  45
Reports of the Company ....................................................  46
Incorporation of Certain Documents By Reference............................  46
Legal Opinions ............................................................  46
Experts ...................................................................  46
Appendix A................................................................. A-1
Appendix B................................................................. B-1
Appendix C................................................................. C-1
Appendix D................................................................. D-1
Appendix E................................................................. E-1
Appendix F................................................................. F-1

                                ---------------

 NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UN-DER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE PLAN SINCE THE DATE HEREOF.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                            [LOGO OF CIRCUS CIRCUS]

                               ENTERPRISES, INC.

                                ---------------

          CIRCUS CIRCUS EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN

                                ---------------

                                   PROSPECTUS

                                ---------------


                               NOVEMBER 27, 1995


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

  Reference is made to the information appearing under the heading "Incorporation of Certain Documents by Reference" in the Prospectus constituting a part of this Registration Statement, which information is incorporated herein by this reference.

ITEM 4. DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 78.751 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

  In accordance with Nevada Revised Statutes 78.037, Article XI of the Company's Restated Articles of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

  Article X, Section 10.2 of the Company's Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

  The Company maintains a liability insurance policy under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of the Company all covered losses for which the Company grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy would generally cover, in addition to other liabilities, liabilities arising under the federal securities laws; however, the subject of loss may not include any claim or claims under federal or state law arising out of or relating to (i) the filing of a registration statement with the Securities and Exchange Commission or the offer or sale by means of a prospectus of any security with respect to which a registration statement has been filed, including, but not limited to, any claim asserting that such registration statement or prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any underwriting agreement for the offer or sale of any security, or (iii) any accounting of profits from the purchase or sale of securities of the Company under Section 16(b) of the Securities Exchange Act of 1934 or a similar state law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

  Not Applicable.

ITEM 8. EXHIBITS.

  3(i)(a) Restated Articles of Incorporation of the Company as of July 15, 1988
          and Certificate of Amendment thereto, dated June 29, 1989
          (Incorporated by reference to Exhibit 3(a) to the Company's Annual
          Report on Form 10-K for the fiscal year ended January 31, 1991).
  3(i)(b) Certificate of Division of Shares into Smaller Denominations, dated
          June 20, 1991 (Incorporated by reference to Exhibit 3(b) to the
          Company's Annual Report on Form 10-K for the fiscal year ended
          January 31, 1992).
  3(i)(c) Certificate of Division of Shares into Smaller Denominations, dated
          June 22, 1993 (Incorporated by reference to Exhibit 3(i) to the
          Company's Current Report on Form 8-K dated July 21, 1993).
 3(ii)(a) Restated Bylaws of the Company dated June 20, 1991 (Incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1992).
 3(ii)(b) Amendments, dated March 29, 1993, to the Restated Bylaws of the
          Company dated June 20, 1991 (Incorporated by reference to Exhibit
          3(d) to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1993).
     4(a) Rights Agreement, dated as of July 14, 1994, between the Company and
          First Chicago Trust Company of New York (Incorporated by reference to
          Exhibit 4 to the Company's Current Report on Form 8-K dated August
          15, 1994.
     4(b) Group Annuity Contract No. GA70867, effective as of November 1, 1985, between Bankers Life Company and Circus Circus Enterprises, Inc., and related letters dated November 15, 1985 and December 4, 1985--
          Incorporated by reference to Exhibit 4(c) to the Company's
          Registration Statement on Form S-8 (No. 33-1459).
     4(c) Eighth Amendment and Restatement of the Circus Circus Employees'
          Profit Sharing, Investment and Employee Stock Ownership Plan.*
     4(d) Ninth Amendment to the Circus Circus Employees' Profit Sharing,
          Investment and Employee Stock Ownership Plan.
     4(e) Tenth Amendment and Restatement of the Circus Circus Employees'
          Profit Sharing, Investment and Employee Stock Ownership Plan.
     4(f) Third Amendment and Restatement of the Circus Circus Employees'
          Profit Sharing, Investment and Employee Stock Ownership Trust.*
     4(g) Fourth Amendment to the Circus Circus Employees' Profit Sharing,
          Investment and Employee Stock Ownership Trust.
     4(h) Fifth Amendment and Restatement of the Circus Circus Employees'
          Profit Sharing, Investment and Employee Stock Ownership Trust.
     5(a) Opinion of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered,
          Las Vegas, Nevada.*
     5(b) Internal Revenue Service determination letter, dated April 28, 1987--
          Incorporated by reference to Exhibit 5(b) to the Company's
          Registration Statement on Form S-8 (No. 33-1459).
     5(c) Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis,
          Tampa, Florida.
     5(d) Internal Revenue Service determination letter, dated May 23, 1995.
    23(a) Consent of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered.
          Reference is made to Exhibit 5(a) hereto.
    23(b) Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis.
          Reference is made to Exhibit 5(c) hereto.
    23(c) Consent of Arthur Andersen LLP
    23(d) Consent of Coopers & Lybrand LLP
       24 Power of Attorney. Included on Page II-4 hereof.

--------
 * Previously filed as an exhibit to this Registration Statement.

ITEM 9. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LAS VEGAS, STATE OF NEVADA, ON THE 21ST DAY OF NOVEMBER, 1995.

                                         Circus Circus Enterprises, Inc.

                                                 /s/ Clyde T. Turner
                                         By__________________________________
                                            CLYDE T. TURNER, CHAIRMAN OF THE
                                           BOARD AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS CLYDE T. TURNER, MICHAEL S. ENSIGN OR WILLIAM A. RICHARDSON, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE


        /s/ Clyde T. Turner           Chairman of the        November 21, 1995
------------------------------------   Board and Chief
          CLYDE T. TURNER              Executive Officer
                                       (Principal
                                       Executive Officer)

       /s/ Michael S. Ensign          Vice Chairman of       November 21, 1995
------------------------------------   the Board and
         MICHAEL S. ENSIGN             Chief Operating
                                       Officer

       /s/ Glenn W. Schaeffer         President,             November 21, 1995
------------------------------------   Treasurer and
         GLENN W. SCHAEFFER            Chief Financial
                                       Officer (Principal
                                       Financial Officer)

     /s/ William A. Richardson        Executive Vice         November 21, 1995
------------------------------------   President--
       WILLIAM A. RICHARDSON           Construction and
                                       Director

              SIGNATURE                         TITLE                DATE

        /s/ Kurt D. Sullivan            Senior Vice            November 21, 1995
-------------------------------------    President--
          KURT D. SULLIVAN               Operations and
                                         Director

           /s/ Tony Coelho              Director               November 21, 1995
-------------------------------------
             TONY COELHO

          /s/ Carl F. Dodge             Director               November 21, 1995
-------------------------------------
            CARL F. DODGE

      /s/ William N. Pennington         Director               November 21, 1995
-------------------------------------
        WILLIAM N. PENNINGTON

          /s/ Fred W. Smith             Director               November 21, 1995
-------------------------------------
            FRED W. SMITH

         /s/ Arthur M. Smith            Director               November 21, 1995
-------------------------------------
           ARTHUR M. SMITH

  The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21st day of November, 1995.

                                          Circus Circus Employees' Profit
                                           Sharing And Investment Plan

                                          By Circus Circus Enterprises, Inc.
                                                 Plan Administrator

                                                   /s/ Clyde T. Turner
                                          By __________________________________
                                             Clyde T. Turner, Chairman of the
                                             Board and Chief Executive Officer